                                                                  EXHIBIT (b)(2)

                                                                    Confidential




                                 PROJECT HOUSE

                         PRESENTATION TO THE INDEPENDENT
                       COMMITTEE OF THE BOARD OF DIRECTORS

                                 AUGUST 24, 1996



                                                 [WASSERSTEIN PERELLA & CO LOGO]
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Table of Contents

            1.    EXECUTIVE SUMMARY

            2.    SILVER KING COMMUNICATIONS OVERVIEW AND VALUATION ANALYSIS

                  A.    BUSINESS OVERVIEW

                  B.    VALUATION ANALYSIS

                        - SILVER KING COMMUNICATIONS

                        - SAVOY

            3.    HOME SHOPPING NETWORK OVERVIEW AND VALUATION ANALYSIS

                  A.    BUSINESS OVERVIEW

                  B.    VALUATION ANALYSIS

           4.     MERGER CONSEQUENCES ANALYSIS

                                                       Wasserstein Perella & Co.
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                                EXECUTIVE SUMMARY


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-        THE FOLLOWING DESCRIPTION IS BASED IN SIGNIFICANT PART ON ORAL ADVICE
         THAT WASSERSTEIN PERELLA & CO., INC. ("WP&CO.") HAS RECEIVED FROM VARIOUS OF THE PARTIES AND THEIR COUNSEL CONCERNING THE PRESENT STATUS OF DISCUSSIONS AMONG THE PARTIES. SINCE THE PARTIES ARE CONTINUING THEIR DISCUSSIONS AND FURTHER NEGOTIATIONS ARE CONTEMPLATED, THE STRUCTURE AND TERMS DESCRIBED BELOW ARE LIKELY TO CHANGE. THIS DESCRIPTION REPRESENTS WP&CO.'S UNDERSTANDING OF THE PROPOSED TRANSACTION AT THE TIME OF PREPARATION OF THESE MATERIALS BASED ON THE INFORMATION PROVIDED TO WP&CO. WP&CO. DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF THE FOLLOWING DESCRIPTION




                                                       Wasserstein Perella & Co.
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Transaction Summary

     FORMATION OF BDTV

         - Vehicle for holding all of Liberty's SKTV stock, both before and after consummation of the proposed transactions

         -        Liberty owns 99.9% of the economics of BDTV

         -        Barry Diller has 100% of the vote of BDTV
                  -  Subject to Liberty's consent for certain transactions


      SAVOY - SKTV MERGER

         - All Savoy shares will be converted into a right to receive SKTV Common Stock at a ratio of 0.14 shares of SKTV Common Stock for each share of Savoy


     SKTV - HSN MERGER

         - All shares of HSN Common Stock held by the public and most of the Class B Stock previously held by Liberty will be converted into a right to receive SKTV Common Stock and SKTV Class B Stock, respectively

         - Liberty will continue to hold 24.4% of HSN's Common Stock and 3.7% of HSN's Class B Stock, and SKTV would hold the balance

                                                       Wasserstein Perella & Co.
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Transaction Background


- IN AUGUST 1995, SILVER KING COMMUNICATIONS, INC. ("SKTV") APPOINTED BARRY DILLER CHAIRMAN OF ITS BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER

         - SKTV and Mr. Diller entered into a binding term sheet pursuant to which SKTV agreed to sell to Mr. Diller (i) 220,994 shares of SKTV Common Stock (one vote per share) for $22.625 per share in cash, and (ii) at the same per share price, an additional 220,994 shares of SKTV Common Stock for a nominal cash payment and a $5.0 million interest free, non-recourse promissory note

         - In addition, SKTV granted Mr. Diller an option to acquire 1,895,847 shares of SKTV Common Stock at an exercise price of $22.625 per share

- IN AUGUST 1995, MR. DILLER WAS APPOINTED TO THE BOARD OF DIRECTORS OF HOME SHOPPING NETWORK, INC. ("HSN")

         - In November 1995, Mr. Diller was appointed Chairman of the Board of HSN and was authorized to recruit a management team for HSN

                  - Pursuant to this appointment, the HSN Compensation Committee granted Mr. Diller options to purchase 13,400,000 shares of HSN Common Stock. Mr. Diller subsequently returned 100,000 of these options for no consideration

                  - Certain members of Mr. Diller's new management team were granted options to purchase 2,600,000 shares of HSN Common Stock

                  - All of the above options, which represent approximately 14.6% of HSN's current fully diluted shares, have an exercise price of $8.50 per share, the closing market price per share of HSN Common Stock on November 22, 1995, the last full trading day prior to the date of the grants


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Transaction Background (Cont'd)


- ON AUGUST 24, 1995, MR. DILLER AND LIBERTY MEDIA CORPORATION ("LIBERTY") ENTERED INTO A STOCKHOLDERS AGREEMENT, WHICH WAS AMENDED ON NOVEMBER 27, 1995 (AS AMENDED, THE "DILLER-LIBERTY STOCKHOLDERS AGREEMENT") PURSUANT TO WHICH THE PARTIES TO THE AGREEMENT AND CERTAIN OF THEIR AFFILIATES FORMED BDTV INC. ("BDTV"). THE NOVEMBER 1995 AMENDMENTS WERE CONDITIONED ON THE EXCHANGE (AS DEFINED BELOW) AND WOULD, UNDER THE REVISED TRANSACTION STRUCTURE DISCUSSED BELOW, BE CONDITIONED UPON THE PROPOSED MERGER BETWEEN HSN AND SKTV

         - Liberty had previously been granted an option (the "RMS-Liberty Option") to purchase 2,000,000 shares of SKTV Class B Common Stock (10 votes per share, and representing approximately 82.8% of the 2,415,945 shares of SKTV Class B Stock then outstanding) pursuant to its February 11, 1993 agreement with RMS Limited Partnership ("RMSLP"), an entity controlled by Roy M. Speer

                  - Liberty was granted the RMS-Liberty Option in conjunction with its purchase of 20,000,000 shares of HSN Class B Stock from Mr. Speer for approximately $160 million

                  - The terms of the RMS-Liberty Option were amended on September 23, 1994, pursuant to which RMSLP agreed to extend the maturity of the RMS-Liberty Option to February 11, 1999, and to modify the option terms to provide for an initial exercise price of $1.25 per share through February 11, 1995, increasing in annual $0.25 increments through expiration

         - On August 12, 1996, Liberty assigned to BDTV the RMS-Liberty Option and contributed the $3.5 million in cash necessary to exercise such option

                  - BDTV exercised the RMS-Liberty Option on August 13, 1996 at a price of $1.75 per SKTV share and now owns 2,000,000 shares of SKTV Class B Common Stock

         - Mr. Diller also has a proxy on 61,630 shares of SKTV Common Stock owned by Liberty



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Transaction Background (Cont'd)


- Mr. Diller has, for a payment of $100 in cash, become owner of the only issued and outstanding share of BDTV Class A Common Stock (one vote per share), while Liberty will hold all 615,000 shares of BDTV Class B Common Stock (non-voting), giving Mr. Diller 100% of the voting power in BDTV and giving Liberty in excess of a 99.9% economic stake in BDTV

         - Although Mr. Diller has 100% of the vote of BDTV, his ability to vote the SKTV shares with respect to certain fundamental transactions involving SKTV requires the consent of Liberty

         - Under these voting arrangements, Liberty has agreed to vest in Mr. Diller the day-to-day control of SKTV

- Also under these arrangements, Liberty has agreed to transfer some or all of its HSN shares to BDTV under certain circumstances


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Current Corporate Structure After Formation of BDTV


                                  [FLOWCHART]

                                                                                                 LIBERTY
                                                                          > 99.9% Economics
                                                                                 0% Vote

                                                                                                        100%


     PUBLIC                        PUBLIC                              BDTV                        LIBERTY
                                                                                                     HSN

100% Economics                  62.7% Economics                 17.5% Economics                              31.6% Economics
100% Vote                       33.2 Vote                       59.8% Vote                                   72.8% Vote


                                                                                               HSN PUBLIC
                                                                                              SHAREHOLDERS

                                                                                              57.1% Economics
                                                                                              22.7% Vote


     SAVOY                         SKTV                                                             HSN

                               19.8% Economics                  <0.1% Economics               11.3% Economics
                                7.0% Vote                       100% Vote                      4.5% Vote


                                                                    BARRY DILLER






Note: Includes exercise of RMS - Liberty Option, which occurred on August 13, 1996. Ownership interests may be held indirectly through subsidiaries. All ownership interests are calculated based on fully diluted shares. Assumes conversion of HSN convertible subordinated debentures.
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Transaction Background (Cont'd)

- ON NOVEMBER 27, 1995, SKTV AND BDTV ENTERED INTO AN AGREEMENT (THE "EXCHANGE AGREEMENT") UNDER WHICH, THROUGH A SERIES OF TRANSACTIONS, BDTV WOULD HAVE EXCHANGED ALL OF THE SHARES OF HSN HELD BY IT (17,566,702 SHARES OF HSN COMMON STOCK AND 20,000,000 SHARES OF HSN CLASS B STOCK) FOR SHARES OF SKTV COMMON STOCK AND SKTV CLASS B STOCK (THE "EXCHANGE")

         - Upon consummation of the Exchange, Mr. Diller would still have controlled 100% of the BDTV vote, while Liberty would have continued to own in excess of a 99.9% economic stake in BDTV

         - The number of shares which would have been so exchanged was determined based on trading prices for SKTV Common Stock and HSN Common Stock at the time the parties agreed to the Exchange

                 - The exchange ratios offered no premium for HSN Common Stock and a 1O% premium for HSN Class B Stock

                 - The resulting exchange ratios implied a ratio of 0.277 shares of SKTV Common Stock for each share of HSN Common Stock, and a ratio of 0.304 shares of SKTV Class B Stock for each share of HSN Class B Stock

         - In the transaction currently under discussion, the Exchange would be replaced by the proposed merger of a wholly-owned subsidiary of SKTV and HSN (the "SKTV-HSN Merger") in which the public stockholders of HSN would become stockholders of SKTV, and HSN would be owned by SKTV and Liberty, which would continue to own 24.4% of HSN's Common Stock and 3.7% of HSN's Class B Stock directly, as described below

                 - The terms of the SKTV-HSN Merger are described on pages 8 through 11 below

- AT THE SAME TIME THAT THE EXCHANGE WAS AGREED UPON IN NOVEMBER 1995, SKTV, ITS NEWLY-FORMED, WHOLLY-OWNED SUBSIDIARY THAMES ACQUISITION CORP. ("SUB"), AND SAVOY PICTURES ENTERTAINMENT, INC. ("SAVOY") ENTERED INTO AN AGREEMENT (THE "SKTV-SAVOY MERGER AGREEMENT") PURSUANT TO
         WHICH SUB WILL BE MERGED WITH AND INTO SAVOY (THE "SAVOY MERGER"). IN THE SKTV-SAVOY MERGER, THE PUBLIC STOCKHOLDERS OF SAVOY WOULD RECEIVE SKTV COMMON STOCK IN EXCHANGE FOR THEIR SAVOY COMMON STOCK


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Transaction Background (Cont'd)


         - Pursuant to the terms of the Savoy Merger, SKTV will issue 4,205,870 shares of SKTV Common Stock to Savoy shareholders in exchange for all of the 30,041,932 outstanding shares of Savoy Common Stock based on a fixed exchange ratio of 0.14 shares of SKTV Common Stock for each share of Savoy Common Stock

                  - The exchange ratio reflected an amendment to the terms of the Savoy Merger announced on August 14, 1996, whereby such exchange ratio was reduced from
                           0.20 to 1 to 0. 14 to 1

         - All outstanding Savoy options and warrants will be rolled over into SKTV options and warrants

- UPON CONSUMMATION OF THE EXCHANGE AND THE SAVOY MERGER, MR. DILLER WOULD HAVE HAD, ON A FULLY DILUTED BASIS, AN INDIRECT CONTROLLING INTEREST IN SKTV AND HSN. MR. DILLER WOULD ALSO HAVE INDIRECT CONTROLLING INTERESTS IN SKTV AND HSN FOLLOWING THE CONSUMMATION OF THE PROPOSED TRANSACTIONS DESCRIBED BELOW

         - In the event that the Savoy Merger is consummated and the Exchange (or an alternative transaction) is not consummated, Mr. Diller will be granted options to purchase 221,625 shares of SKTV Common Stock; in the event that the Exchange (or an alternative transaction) is consummated and the Savoy Merger is not, Mr. Diller will be granted options to purchase 403,375 shares of SKTV Common Stock; and if both the Savoy Merger and the Exchange (or an alternative transaction) are consummated, Mr. Diller will be granted options to purchase 625,000 shares of SKTV Common Stock

                  - The exercise price of all of these options will be $30.75 per share



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Overview of Proposed SKTV-HSN Merger

- THE PROPOSED SKTV-HSN MERGER INVOLVES A MERGER OF HSN AND A WHOLLY-OWNED SUBSIDIARY OF SKTV. IN THE SKTV-HSN MERGER, THE PUBLIC STOCKHOLDERS OF HSN WOULD RECEIVE SKTV COMMON STOCK. BDTV WOULD RECEIVE 10,401,336 SHARES OF SKTV CLASS B STOCK (IN EXCHANGE FOR ITS HSN CLASS B STOCK)

         - Following the merger, the two stockholders of HSN would be SKTV and Liberty

         - In order for the transaction to be tax-free to HSN stockholders, SKTV must acquire at least 80.1 % of the voting power of HSN

                  - Liberty would retain 17,566,702 shares of HSN Common Stock and 738,265 shares of HSN Class B Stock (collectively representing a 19.9% primary economic stake in HSN and collectively referred to hereinafter as the "Retained HSN Shares")

         - However, the FCC's prohibition on Liberty owning in excess of 22.2% of the SKTV shares is in conflict with the relevant tax rules, leaving Liberty (through BDTV) with 25.7% of SKTV

                  - Based on the FCC's written order with respect to the Exchange, Liberty and SKTV have concluded that Liberty's economic stake in SKTV cannot exceed 21.37%

         - Thus, certain of the SKTV Class B shares which Liberty would otherwise own (through BDTV) would only be issued to BDTV pursuant to a contingent right (the "Contingent Right") to receive such additional shares at such time as the FCC's rules permit (e.g., either the FCC rules change or SKTV gets larger, thereby decreasing BDTV's, and thus Liberty's, ownership percentage)

                  - Under the terms of the proposed transaction, the SKTV Class B shares which would give Liberty in excess of a 21.37% economic stake in SKTV (such excess amount equals 2,645,311 SKTV Class B Shares) would be subject to the Contingent Right

         - For tax purposes, the Contingent Right cannot have a life of greater than [five] years, and Liberty would therefore be taking the risk (with respect to the shares of SKTV that are subject to the Contingent Right) of the non-occurrence of the FCC contingency within the [five]-year period

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Overview of Proposed SKTV-HSN Merger (Cont'd)

      - Under the terms of the proposed merger, the Retained HSN Shares would, following the SKTV-HSN Merger, be mandatorily exchanged into additional SKTV shares as and when FCC rules permit. That mandatory exchange would be allowed (for tax purposes) to continue indefinitely

      - The exchange ratio for the SKTV-HSN Merger would be 0.45 shares of SKTV Common Stock for each share of HSN Common Stock ("Common Stock Exchange Ratio") and 0.54 shares of SKTV Class B Stock for each share of HSN Class B Stock ("Class B Exchange Ratio")

            - The added premium paid for the HSN Class B Stock is at a 20.0% premium over what is being paid for the HSN Common Stock; when the Class B premium is applied to all of Liberty's HSN shares (including shares of HSN Common Stock), the weighted average premium spread over all such shares is 10.6% per share over what the public shareholders of HSN are receiving

      - As described above, BDTV would also have the right to receive the additional 2,645,311 shares of SKTV Class B Stock pursuant to the Contingent Right (plus any accretion thereon)

            -     This structure is necessary to comply with FCC regulations

            - FCC regulations do not permit an entity to have an "attributable" interest in a cable system and a "meaningful" interest in a television broadcasting station in the same market

                  * Liberty's parent, TCI, owns cable systems in all markets in which SKTV owns television stations

            - The FCC has mandated a "meaningful" economic interest in SKTV to be a 33.3% primary stake

            - Although BDTV -- which will control SKTV after the proposed transaction -- is 100% controlled by Mr. Diller due to his ownership of the only voting share of BDTV, it is 99.9% economically owned by Liberty

                  * The FCC has deemed this large economic interest in BDTV to be an "implied" controlling interest, and has further engaged in a "control premium" analysis with regard to Liberty's BDTV stake

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Overview of Proposed SKTV-HSN Merger (Cont'd)

            - Pursuant to the FCC's control premium analysis, it has deemed that Liberty's indirect economic interest in SKTV, as a result of the SKTV-HSN Merger, would be restricted to about 22.2% (applying a 50% control premium to this 22.2% interest would bring Liberty up to the 33.3% cable cap mentioned above)

            - As discussed above, however, based on the FCC's written order with respect to the Exchange, Liberty and SKTV have concluded that Liberty's economic stake in SKTV cannot exceed 21.37%

      - Assuming SKTV acquires at least 80.1% of the voting power of HSN, the SKTV-HSN Merger will be a tax-free transaction; any subsequent exchange with BDTV for additional SKTV shares will also not be taxable

      - HSN's results will be consolidated with those of SKTV for financial reporting and tax purposes, and the SKTV-HSN Merger will be accounted for under the purchase method of accounting

- UPON THE CONSUMMATION OF THE SKTV-HSN MERGER AND THE SAVOY MERGER, HSN PUBLIC SHAREHOLDERS WILL OWN APPROXIMATELY 46.0% OF THE FULLY DILUTED EQUITY OF SKTV AND 16.4% OF THE FULLY DILUTED VOTING INTEREST IN SKTV

- AS NOTED ABOVE, WITH RESPECT TO THE 17.7% OF THE FULLY DILUTED SHARES OF HSN COMMON STOCK AND 3.7% OF THE FULLY DILUTED SHARES OF HSN CLASS B STOCK CONTINUED TO BE OWNED BY LIBERTY (I.E., THE RETAINED HSN SHARES), SKTV AND LIBERTY WOULD ENTER INTO AN EXCHANGE AGREEMENT PROVIDING THAT LIBERTY'S SHARES OF HSN COMMON STOCK AND CLASS B STOCK WILL BE MANDATORILY EXCHANGEABLE (AFTER THE CONTINGENT RIGHT OBLIGATION IS FIRST SATISFIED) FOR SHARES OF SKTV COMMON STOCK AND SKTV CLASS B STOCK IF AND WHEN PERMITTED BY THE FCC OR IF LIBERTY HAS TRANSFERRED THESE SHARES TO A THIRD PARTY THAT IS PERMITTED TO HOLD SKTV STOCK. THAT EXCHANGE WOULD BE EFFECTED AT THE ORIGINALLY AGREED EXCHANGE RATIO OF 0.45 SHARES OF SKTV COMMON STOCK FOR EACH SHARE OF HSN COMMON STOCK AND 0.54 SHARES OF SKTV CLASS B COMMON STOCK FOR EACH SHARE OF HSN CLASS B COMMON STOCK

- THE SKTV-HSN MERGER WOULD BE SUBJECT TO REGULATORY APPROVALS, BOARD APPROVAL OF THE SKTV AND HSN BOARDS OF DIRECTORS, AND SKTV AND HSN SHAREHOLDER VOTES

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Corporate Structure Post Proposed SKTV-HSN Merger


                                    [CHART]



Barry            <0.1% Economics                                                            >99.0% Economics
Diller            100% Vote                                                                     0% Vote                   Liberty



  14.1% Economics                                       BDTV
   5.0% Vote


                                                             16.9% Economics
                                                             69.3% Vote

  20.3% Economics                                                                           84.6% Economics
   9.3% Vote                                                                                16.4% Vote

SKTV and Savoy                                                                                                    HSN Public
    Public                                              SKTV                                                     Shareholders
 Shareholders


                                               100%                           84.6% Economics
                                                                              91.7% Vote

                                                   Savoy                HSN

                                                                                             15.4% Economics
                                                                                              8.3% Vote



Note: All ownership interests are calculated based on fully diluted shares.



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Summary Background on Barry Diller

- IN PART, AN ANALYSIS OF THE VALUE OF SKTV IS A FUNCTION OF BARRY DILLER'S QUALIFICATIONS

- MR. DILLER IS CONSIDERED BY MANY TO BE ONE OF THE MOST INFLUENTIAL AND EFFECTIVE EXECUTIVES IN THE ENTERTAINMENT INDUSTRY

- MR. DILLER IS VIEWED BY MANY IN HOLLYWOOD AND ON WALL STREET AS AMONG THE MOST PRE-EMINENT MEDIA MINDS OF HIS GENERATION, THE MAN WHO BUILT THE FOX NETWORK AND WHO MENTORED BOTH MICHAEL EISNER AND JEFFREY KATZENBERG

      - Mr. Diller began his career in the entertainment industry at age 19 working in a mailroom at the William Morris Agency after dropping out of UCLA

      - Mr. Diller subsequently worked at ABC, where he became Vice President of Programming in 1971 at age 29

      - In 1974, at age 32, he was named CEO of Paramount Pictures, where he was instrumental in developing television programs such as Mork & Mindy, Cheers and Happy Days, and movies such as Raiders of the Lost Ark, Saturday Night Fever and Star Trek

      - In 1983, Mr. Diller became President of Gulf & Western Entertainment ("GWE"), but left in 1984 after losing a bid to become GWE's chairman

      - From 1984 to 1985, Mr. Diller was Chairman and CEO of Twentieth Century Fox, and from 1985 to 1992, he was Chairman and CEO of Fox, Inc.

            - At Fox, Mr. Diller is credited with creating the fourth television network and developing Married ... With Children, The Simpsons and Beverly Hills 90210

      - In 1992, Mr. Diller left Fox, stating that he wanted substantial ownership and control of any company that he would run


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Summary Background on Barry Diller (Cont'd)

      - In December 1992, Mr. Diller bought approximately 13% of QVC and became its Chairman and CEO

            - On December 11, 1992, the day following the announcement of Mr. Diller's appointment, QVC's stock rose 13.4%

            - In the winter of 1993-94, QVC was involved in a bidding war for Paramount, which it eventually lost to Viacom in a transaction valued at over $ 10 billion

            - On June 30, 1994, press articles reported that QVC was in merger talks with CBS

                  * CBS' stock price rose approximately 18.9% on the day of the reports of the rumor

                  * QVC's stock price rose approximately 17.4% on the same day

            - However, in order to pre-empt QVC's proposed merger with CBS, Comcast and TCI, who collectively owned approximately 35.5% of QVC, made an unsolicited offer to buy the remaining 65.5% of QVC. They subsequently acquired QVC

      - Mr. Diller left QVC upon consummation of the Comcast / TCI transaction

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Summary of Barry Diller's Business Plan for SKTV Post Savoy Merger and SKTV-HSN
Merger

- IN AUGUST 1995, MR. DILLER WAS APPOINTED CHAIRMAN AND CEO OF SKTV, AND IN NOVEMBER 1995, WAS APPOINTED CHAIRMAN OF HSN

- UPON CONSUMMATION OF THE SAVOY MERGER AND THE PROPOSED SKTV-HSN MERGER, MR. DILLER'S VISION FOR SKTV IS TO CREATE A NETWORK OF MAJOR MARKET TELEVISION STATIONS, EACH WITH A LOCAL EMPHASIS

      - Currently, all of SKTV's television stations broadcast primarily HSN programming (164 out of 168 hours per week). In 1996, SKTV will collect a fee of approximately $41.6 million in 1996 from HSN

            -     Such amount grows by a CPI adjustment each year (50% of CPI)

      - SKTV, with its twelve owned-and-operated stations in major markets, covers approximately 29% of U.S. television households and is one of the largest station groups in the country

            - Upon consummation of the Savoy Merger, SKTV will own four additional television stations, which will increase its coverage of U.S. television households to approximately 31 %

      - Mr. Diller's current plan is to convert the SKTV stations from being HSN "repeaters" to a group of television stations that will broadcast unique localized programming including

            -     News

            -     Sports

            -     Entertainment

      - Although it is currently anticipated that the Savoy stations will continue to broadcast Fox programming, such stations might potentially show SKTV programming during time periods where Fox does not provide programming to its affiliates


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Summary of Barry Diller's Business Plan for SKTV Post Savoy Merger and SKTV-HSN
Merger (Cont'd)

      -     Sources of programming for SKTV's television stations may include:

            -     On-site local programming

            -     Programming created in SKTV's own "greenfield" studio

                  * Mr. Diller and his management team have substantial experience in developing television programming

            - Programming created by developers who do not have access to distribution (e.g., Sony, MCA, other independents)

            -     Excess programming from the networks

                  * ABC and Fox, in particular, have substantial surplus inventory

- IF REGULATORY OR OTHER DEVELOPMENTS HAMPER DEVELOPMENT OF AN SKTV NETWORK, SKTV COULD POTENTIALLY PURSUE EITHER OF THE FOLLOWING STRATEGIC ALTERNATIVES

      -     Renew contracts with HSN and continue to broadcast HSN programming

      - Sell individual stations to third-party buyers, such as network owners or other broadcast groups who may want to establish themselves in major markets that they do not already operate in or who may already own stations in SKTV markets and want to pursue a Local Management Agreement ("LMA") strategy

            - LMAs allow larger operators to benefit from expanded coverage in a given market without a corresponding increase in costs

                  * Such savings are possible because of the ability to use the same management and programming for both stations

            - SKTV stations would become even more attractive if outright sale to station owners in SKTV markets were permitted upon relaxation of current duopoly ownership restrictions


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Valuation Analysis of HSN
($ Millions)

                                                       Indicative Reference Range
                                                       --------------------------
      Home Shopping Club(1)                          $900.0        -       $1,200.0

      Vela Research                                  $ 15.0        -       $   25.0
      Internet Shopping Network                      $ 35.0        -       $   85.0

      Mail Order / Lifeway Products                  $ 25.0        -       $   40.0

      TOTAL ENTERPRISE VALUE                         $975.0        -       $1,350.0
                                                     ------    ------      --------
          Plus: Net Cash(2)                                    $  1.4

          Plus: Present Value of NOLs(3)                       $ 10.2

      IMPLIED EQUITY VALUE                           $986.6        -       $1,361.6
                                                     ------    ------      --------
          Common Equivalent Shares(4)                           104.3

      IMPLIED VALUE PER SHARE                        $ 9.46        -       $  13.06
                                                     ------    ------      --------
          Premium to Market at 8/22/96 ($11.13)       (14.9%)      -           17.4%

--------------------
(1) Home Shopping Club includes Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corp., and Other Subsidiaries & Eliminations.

(2) Estimate as of 1/1/97. Assumes conversion of $100.00 million 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share into
    8.33 million shares.

(3) Equals an estimated $29.43 million in NOL's to be used in 1997, taxed at 38.0% and discounted to 1/1/97 at a 10.0% discount rate.

(4) Based on treasury method using 71.98 million outstanding common shares as per 7/31/96, 20.00 million outstanding Class B shares as per 6/30/96 10-Q,
    18.59 million outstanding Employee Options exerciseable at an average exercise price of $8.76 per share per management provided information on 7/26/96, including 13.30 million outstanding options held by Barry Diller (at an $8.50 exercise price) and 2.70 million outstanding options held by selected members of HSN management including new management (at an $8.50 exercise price), and an HSN stock price of $11.13 per share on 8/22/96. Includes 8.33 million shares issuable upon conversion of $100.00 million 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary Valuation of SKTV Pro Forma for Savoy Merger ($ Millions) (1)

       SKTV                                                                                            INDICATIVE REFERENCE RANGE
                                                                                                      ----------------------------
               100% - Owned Television Stations  (2)                                                  $300.0         -      $600.0
               Minority - Owned Television Stations                                                    $40.0         -       $60.0
               Telemation                                                                               $0.0         -        $0.0
       SAVOY
               Television Stations (3)                                                                $122.5         -      $157.5
               Film Operations                                                                         $34.0         -       $36.0
               McHale                                                                                   $5.0         -        $8.0
            Less: SKTV / Savoy Post-Merger Corporate Overhead (4)                                     ($37.5)        -      ($52.5)

                                                                                                      ----------------------------
       TOTAL ENTERPRISE VALUE PRO FORMA FOR SAVOY MERGER                                              $464.0         -      $809.0
                                                                                                      ----------------------------
            Less: SKTV Net Debt (5)                                                                              ($78.4)
            Less: Savoy Proportionate Net Debt (6)                                                               ($47.2)
            Plus: Present Value of Savoy NOLs (7)                                                      $20.4                 $25.4
                                                                                                      ----------------------------
       IMPLIED EQUITY VALUE PRO FORMA FOR SAVOY MERGER                                                $358.8         -      $708.8
                                                                                                      ----------------------------
            Common Equivalent Shares (8)                                                                          14.77
                                                                                                      ----------------------------
       IMPLIED VALUE PER SHARE PRO FORMA FOR SAVOY MERGER                                             $24.29         -      $47.99
                                                                                                      ----------------------------
            Premium to Market at 8/22/96 ($29.63)                                                      (18.0%)       -        62.0%
            Additional Common Equivalent Shares to be Issued Due to Liberty Exchange Premium (9)                    1.73
            Implied Total Common Equivalent Shares, Post Effect of Liberty Exchange Premium                        16.50
                                                                                                      ----------------------------
       IMPLIED VALUE PER SHARE POST LIBERTY EXCHANGE PREMIUM                                          $21.74         -      $42.95
                                                                                                      ----------------------------
            Premium to Market at 8/22/96 ($29.63)                                                     (26.6%)                 45.0%

--------------------
(1) Assumes Savoy shareholders receive 0. 14 shares of SKTV Common Stock per Savoy common share.

(2)  Includes value of 26 LPTV stations.

(3) Assumes exercise of FOX option to increase ownership of KHON - Honolulu, WALA - Mobile, and WVUE - New Orleans to 50.0%.

(4) Corporate overhead of $7.5 million estimated by Savoy / SKTV management is valued at a 5x - 7x pre-tax multiple.

(5) Estimate for 1/1/97. Includes $97.5 million in total debt, $19.1 million in cash.

(6) Estimate for 1/1/97. Includes $12.5 million in 12.0% convertible notes, $39.0 million in 7.0% convertible subordinated debentures, $65.8 million equal to 50% of total broadcast facility of $131.5 million, $46.2 million cash balance estimated at 1/1/97, and an additional $23.8 million in cash from exercise of FOX Option.

(7) Equals after-tax net present value of an estimated $130.5 million in NOLs, of which $8.1 million, or 6.5% of Savoy's equity purchase price of $124.6 million, can be used per year from 1996 to 2010, taxed at 38.0% and discounted to 1/1/97 at a range of discount rates of 8.0% to 12.0%.

(8) Based on treasury method using 9.49 million outstanding shares as per 6/30/96 10-Q and 2.30 million outstanding options exerciseable at an average price of $15.79 as per 8/31/95 1O-K. Also includes 4.21 million new shares issued in acquisition of Savoy, assuming 30.04 million Savoy common shares will be exchanged for shares of SKTV Common Stock on a
     0.14 : 1 exchange ratio basis.

(9) Based on 19.26 million of Liberty's HSN Class B shares exchanged at a 20.00% premium over the Common Stock Exchange Ratio of 0.4500, resulting in an implied 'exchange premium' of 1.73 million SKTV shares.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Implied HSN/SKTV Exchange Ratio Range Based on Valuation Analysis

      HSN Valuation Reference Range Per Share                        $ 9.46      -       $13.06

      SKTV Valuation Reference Range Per Share Post Effect           $21.74      -       $42.95
        of Liberty Exchange Premium

      IMPLIED HSN / SKTV EXCHANGE RATIO RANGE                         0.435      -        0.304

      MIDPOINT                                                                  0.370

      PROPOSED COMMON STOCK EXCHANGE RATIO                                      0.450

      HSN / SKTV STOCK PRICE RATIO BASED ON CURRENT STOCK PRICES(1)             0.381

      IMPLIED COMMON STOCK EXCHANGE RATIO PREMIUM TO MARKET                     18.00%

--------------------
(1) Based on 8/23/96 closing stock prices for HSN of $11.25 per share and for SKTV of $29.50 per share.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary Valuation of SKTV Excluding Savoy ($ in Millions)

                                                                                               INDICATIVE REFERENCE RANGE
                                                                                             ------------------------------
      100% - Owned Television Stations(1)                                                    $ 300.0          -     $ 600.0

      Minority - Owned Television Stations                                                   $  40.0          -     $  60.0

      Telemation                                                                             $   0.0          -     $   0.0

                                                                                             ------------------------------
      TOTAL ENTERPRISE VALUE OF SKTV EXCLUDING SAVOY                                         $ 340.0          -     $ 660.0
                                                                                             ------------------------------

          Less: SKTV Net Debt(2)                                                                          ($78.4)

                                                                                             ------------------------------
      IMPLIED EQUITY VALUE OF SKTV EXCLUDING SAVOY                                           $261.63                $581.63
                                                                                             ------------------------------

          Common Equivalent Shares(3)                                                                      10.56

                                                                                             ------------------------------
      IMPLIED VALUE PER SHARE OF SKTV EXCLUDING SAVOY                                        $ 24.77          -     $ 55.06
                                                                                             ------------------------------

          Premium to Market at 8/22/96 ($29.63)                                                (16.4%)        -        85.8%

      Additional Common Equivalent Shares to be Issued Due to Liberty Exchange Premium(4)                   1.73

      Implied Total Common Equivalent Shares Post Effect of Liberty Exchange Premium                       12.30

                                                                                             ------------------------------
      IMPLIED VALUE PER SHARE POST LIBERTY EXCHANGE PREMIUM                                  $ 21.27          -     $ 47.30
                                                                                             ------------------------------

          Premium to Market at 8/22/96 ($29.63)                                                (28.2%)        -        59.6%

----------------

(1) Includes value of 26 LPTV stations.

(2) Estimate for 1/1/97. Includes $97.5 million in total debt, $19.1 million in cash.

(3) Based on treasury method using 9.49 million outstanding shares as per 6/30/96 10-Q and 2.30 million outstanding options exerciseable at an average price of $15.79 as per 8/31/95 10-K. Treasury method calculations are based on a 8/22/96 stock price of $29.63 per share.

(4) Based on 19.26 million of Liberty's HSN Class B shares exchanged at a 20.00% premium over the Common Stock Exchange Ratio of 0.4500, resulting in an implied 'exchange premium'of 1.73 million SKTV shares.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Implied HSN / SKTV (Excluding Savoy) Exchange Ratio Range Based on Valuation
 Analysis

      HSN Valuation Reference Range Per Share                                     $ 9.46       -       $13.06

      SKTV (Excluding Savoy) Valuation Reference Range Per Share                  $21.27       -       $47.30
       Post Effect of Liberty Exchange Premium

      IMPLIED HSN / SKTV (EXCLUDING SAVOY) EXCHANGE RATIO RANGE                    0.445       -        0.276

      MIDPOINT                                                                                0.360

      PROPOSED COMMON STOCK EXCHANGE RATIO                                                    0.450

      HSN / SKTV STOCK PRICE RATIO BASED ON CURRENT STOCK PRICES (1)                          0.381

      IMPLIED COMMON STOCK EXCHANGE RATIO PREMIUM TO MARKET                                   18.00%

--------------------
(1) Based on 8/23/96 closing stock prices for HSN of $11.25 per share and for SKTV of $29.50 per share.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Home Shopping Network/Silver King Communications Stock Price Ratio History


                                  [Line Graph]


      The graph reflects the ratio of HSN stock price to SKTV stock price from July 3, 1995 to August 23, 1996. The graph shows a mean ratio of 0.36 during this period, with a low of 0.24 and a high of 0.56. The ratio as of August 23, 1996 is 0.381, based on HSN and SKTV stock prices of $11.25 and $29.50, respectively.





--------------------
(1) Stock prices per share as of 8/23/96 for Home Shopping Network and Silver King Communications are $11.25 and $29.50, respectively.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
            0.4500 COMMON STOCK EXCHANGE RATIO AND 0.5400 CLASS B EXCHANGE RATIO
================================================================================
Silver King Ownership Summary Pro Forma for Various Transactions (1)

                                PRIMARY OWNERSHIP

                                           PRE SAVOY MERGER &             POST SAVOY MERGER(2) &
                                         POST FORMATION OF BDTV              SKTV-HSN MERGER
                                       --------------------------       -------------------------
                                       % ECONOMIC        % VOTING       % ECONOMIC       % VOTING
                                        OWNERSHIP        INTEREST        OWNERSHIP       INTEREST
                                       ----------        --------       ----------       --------
Barry Diller                                4.7%            1.4%            1.0%            0.3%
BDTV                                       21.7%           64.2%           25.7%(3)        75.7%
Liberty                                     0.0%            0.0%            0.0%            0.0%
Other Corporate Insiders                    1.8%            0.6%            0.4%            0.1%
Roy M. Speer (4)                            4.4%           13.3%            0.9%            2.5%
HSN Public Shareholders                     0.0%            0.0%           50.3%           14.9%
SKTV/Savoy Public Shareholders             67.4%           20.5%           21.8%            6.5%
                                          -----           -----            -----          -----
   TOTAL                                  100.0%          100.0%          100.0%          100.0%

                             FULLY DILUTED OWNERSHIP

                                                 PRE SAVOY MERGER &            POST SAVOY MERGER(2) &
                                               POST FORMATION OF BDTV             SKTV-HSN MERGER
                                             --------------------------      --------------------------
                                             % ECONOMIC       % VOTING       % ECONOMIC        % VOTING
                                              OWNERSHIP        INTEREST       OWNERSHIP        INTEREST
                                             ----------       ---------      ----------        --------
      Barry Diller                               19.8%            7.0%           14.1%            5.0%
      BDTV                                       17.5%           59.8%           19.6%           69.3%
      Liberty                                     0.0%            0.0%            0.0%            0.0%
      Other Corporate Insiders                    1.6%            0.6%            2.4%            0.8%
      Roy M. Speer(4)                             3.5%           12.4%            0.7%            2.3%
      HSN Public Shareholders                     0.0%            0.0%           46.0%           16.4%
      SKTV/Savoy Public Shareholders             57.6%           20.2%           17.3%            6.1%
                                                -----           -----           -----           -----
         TOTAL                                  100.0%          100.0%          100.0%          100.0%

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 10 votes.

(1) Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV, Savoy, and HSN. Pro forma ownership for acquisition of Home Shopping Network is based on an exchange ratio of 0.4500 SKTV common share per HSN common share and 0.5400 SKTV common share per HSN Class B share. Assumes the 17.57 million HSN common shares and 0.74 million Class B shares held by Liberty are not exchanged for SKTV common shares.

(2) Assumes an exchange ratio of 0.14 Savoy shares per SKTV share.

(3) The FCC has mandated that Liberty's primary interest in SKTV (through BDTV) to be a maximum of 21.37%. Pursuant to the terms of the proposed SKTV-HSN Merger, BDTV will be granted SKTV shares such that its interest in SKTV is no more than 21.37% and will also he granted contingent rights pursuant to the terms of which additional shares will be issued to BDTV under certain conditions. For purposes of this analysis we have assumed that such additional shares are issued to BDTV.

(4) BDTV exercised its option to acquire Mr Speer's shares in SKTV on August 13, 1996.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
            0.4500 COMMON STOCK EXCHANGE RATIO AND 0.5400 CLASS B EXCHANGE RATIO
================================================================================
Summary of Preliminary Silver King - HSN Merger Consequences Analysis
(in millions, except per share values)

      HSN COMMON STOCK EXCHANGE RATIO                                 0.4500
      HSN Common Equivalent Shares                                     84.27(1)
      Common Equivalent Shares Purchased                               66.70(2)
      HSN IMPLIED PURCHASE PRICE PER COMMON SHARE(3)                $  13.33
      HSN CLASS B STOCK EXCHANGE RATIO                                0.5400
      HSN Class B Shares Outstanding                                   20.00
      Class B Shares Purchased                                         19.26
      HSN IMPLIED PURCHASE PRICE PER CLASS B SHARE(3)                 $16.00
      PURCHASE EQUITY VALUE                                         $1,197.3
         Plus: 1996E Total Net Debt (Includes Transaction Costs)    $    3.6
                                                                    --------
      AGGREGATE PURCHASE PRICE                                      $1,200.9
      IMPLIED TOTAL EQUITY VALUE BASED ON 100% PURCHASE             $1,443.3
         Plus: 1996E Total Net Debt (Includes Transaction Costs)    $    3.6
                                                                    --------
      IMPLIED TOTAL ENTERPRISE VALUE                                $1,446.9
      AGGREGATE PURCHASE PRICE MULTIPLE OF 1997E HSN EBITDA             14.2x

                                                                                                 HSN(4)
                                                                                            PRE-TRANSACTION
                                                                               --------------------------------------
DILUTION ANALYSIS                                                                1997E          1998E          1999E
-----------------                                                                -----          -----          -----
Weighted Average Common Equivalent Shares(5)                                      104.3          104.3          104.3
PROPORTIONATE EBITDA / COMMON EQUIVALENT SHARE(6)                                 $0.98          $1.27          $1.45
PROPORTIONATE EBITDA / HSN COMMON EQUIVALENT SHARE(6)(7)                          $0.98          $1.27          $1.45
 HSN Accretion / (Dilution)
 HSN % Accretion / (Dilution)
PROPORT. EBITDA - PROPORT. NET INTEREST / COMM. EQUIV. SHARE(6)                   $0.99          $1.30          $1.52
PROPORT. EBITDA - PROPORT. NET INTEREST  / HSN COMMON EQUIVALENT SHARE(6)(7)      $0.99          $1.30          $1.52
 HSN Accretion / (Dilution)
 HSN % Accretion / (Dilution)
Net Income                                                                        $41.5          $58.5          $70.6
EARNINGS PER SHARE                                                                $0.40          $0.56          $0.68
EARNINGS PER HSN COMMON EQUIVALENT SHARE(7)                                       $0.40          $0.56          $0.68
 HSN Accretion / (Dilution)
 HSN % Accretion / (Dilution)
TOTAL REVENUES                                                                 $1,202.1       $1,265.5       $1,332.5
TOTAL EBITDA(8)                                                                  $102.1         $132.0         $151.0
PROPORTIONATE EBITDA(6)(8)                                                       $102.1         $132.0         $151.0
ANNUAL TRANSACTION GOODWILL(9)(10)                                                 -              -              -
NET DEBT                                                                         ($44.3)        ($99.6)       ($186.5)
PROPORTIONATE NET DEBT(6)                                                        ($44.3)        ($99.6)       ($186.5)

                                                                                        SKTV POST SKTV-HSN
                                                                                      MERGER AND SAVOY MERGER
                                                                               ------------------------------------
DILUTION ANALYSIS                                                               1997E          1998E         1999E
-----------------                                                               -----          -----         -----
Weighted Average Common Equivalent Shares(5)                                      55.2           55.2          55.2
PROPORTIONATE EBITDA / COMMON EQUIVALENT SHARE(6)                                $2.47          $2.92         $2.91
PROPORTIONATE EBITDA / HSN COMMON EQUIVALENT SHARE(6)(7)                         $1.11          $1.31         $1.31
 HSN Accretion / (Dilution)                                                      $0.13          $0.05        ($0.14)
 HSN % Accretion / (Dilution)                                                    13.4%           3.9%         (9.6%)
PROPORT. EBITDA - PROPORT. NET INTEREST / COMM. EQUIV. SHARE(6)                  $2.29          $2.81         $2.89
PROPORT. EBITDA - PROPORT NET INTEREST  / HSN COMMON EQUIVALENT SHARE(6)(7)      $1.03          $1.27         $1.30
 HSN Accretion / (Dilution)                                                      $0.04         ($0.03)       ($0.22)
 HSN % Accretion / (Dilution)                                                     3.6%          (2.7%)       (14.2%)
Net Income                                                                       ($1.3)         $14.0         $15.0
EARNINGS PER SHARE                                                              ($0.02)         $0.25         $0.27
EARNINGS PER HSN COMMON EQUIVALENT SHARE(7)                                     ($0.01)         $0.11         $0.12
 HSN Accretion / (Dilution)                                                     ($0.41)        ($0.45)        ($0.55)
 HSN % Accretion / (Dilution)                                                  (102.6%)        (79.7%)        (81.9%)
TOTAL REVENUES                                                                 $1,412.4      $1,494.6      $1,476.9
TOTAL EBITDA(8)                                                                  $166.1        $199.4        $203.6
PROPORTIONATE EBITDA(6)(8)                                                       $136.2        $161.2        $160.6
ANNUAL TRANSACTION GOODWILL(9)(10)                                                $49.1         $49.1         $49.1
NET DEBT                                                                         $127.2         $36.5        ($79.2)
PROPORTIONATE NET DEBT(6)                                                         $70.2         ($7.1)      ($102.3)

--------------------
Note: All projections from management provided information and WP&Co.
      estimates.

(1) Includes 18.58 million HSN Employee options exerciseable at an average exercise price of $8.76 on 12/31/95 Assumes HSN options are rolled over to SKTV options. Includes 3.75 million SKTV common shares, equivalent to 8.33 million HSN common shares issuable upon conversion of $100.0 million 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share.

(2) Assumes SKTV does not acquire 17.57 million HSN common shares and 0.74 million HSN Class B shares to be owned by Liberty.

(3) HSN purchase price per share is based on a SKTV share price of $29.63 at 8/22/96

(4) Based on Base Case projections

(5) HSN pre-transaction common equivalent shares includes 18.58 million HSN Employee options exerciseable at an average exercise price of $8.76 on 12/31/95. Assumes that the common retained shares will be exchanged at the common stock exchange ratio and the Class B shares will be exchanged at the Class B exchange ratio. Assumes that BDTV owns 21.37% of the primary shares of SKTV.

(6) Reflects a 50.0% interest in Savoy's Broadcasting segment and an 82.44% post-transaction ownership interest in HSN based on common equivalent shares and accreted shares.

(7) Calculated as SKTV pro forma post-transaction values per share multiplied by the HSN Common Stock Exchange Ratio of 0.4500.

(8) SKTV includes corporate overhead of $7.50 million in 1997E, with a 4.0% growth each year thereafter.

(9) Assuming SKTV-HSN Merger closes on 1/1/97, goodwill equals $1,077.4 million amortized over 20.0 years, or an amortization of $53.9 million per year, based on estimated 1/1/97 HSN proportionate equity basis of $119.9 million based on an 82.44% purchase.

(10) Assuming Savoy Merger closes on 1/1/97, goodwill equals ($95.2) million amortized over 20.0 years, or an amortization of ($4.8) million per year, based on estimated 1/1/97 Savoy equity basis of $219.8 million.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
            0.4500 COMMON STOCK EXCHANGE RATIO AND 0.5400 CLASS B EXCHANGE RATIO
================================================================================
Implied Value Per Share Post-Savoy and HSN Acquisitions Based on a Range of Valuation Multiples
(In millions, except per share values)

----------------------------------------------    ------------------------------------------
            HSN PRE-TRANSACTION                         SKTV PRO FORMA FOR SAVOY MERGER
----------------------------------------------    ------------------------------------------
HSN Share Price (8/22/96)             $  11.13    SKTV Share Price (8/22/96)          $29.63
HSN Common Equiv. Shares Outst.          104.3    SKTV Common Equiv. Shares             14.8
Equity Value                          $1,160.0    Pro Forma Equity Value              $437.6
HSN Net Debt Outstanding (6/30/96)    $  101.1    SKTV PF Prop. Net Debt (6/30/96)(1) $216.7
                                      --------                                        ------
ENTERPRISE VALUE                      $1,261.1    ENTERPRISE VALUE                    $654.2
                                                    Less: Est. Value for SKTV's
                                                    Minority Owned Stations           ($50.0)
                                                                                      ------
                                                  ADJUSTED ENTERPRISE VALUE           $604.2

1997E EBITDA                          $  102.1    1997E Proportionate EBITDA(2)       $ 59.5
ENTERPRISE VALUE/1997E EBITDA            12.3X    ENTERPRISE VALUE/1997E               10.2X
                                                    PROPORTIONATE EBITDA

                    BLENDED 1997E TRADING MULTIPLE:(3) 11.4X

                         SKTV PRO FORMA POST TRANSACTION

                                                                                MULTIPLE OF 1997E EBITDA
                                                       ---------------------------------------------------------------------
                                                          8.Ox          9.Ox          10.0X           11.0x          12.Ox
                                                       ---------      ---------      ---------      ---------      ---------
1997E Proportionate EBITDA(4)(5)                         $136.18        $136.18        $136.18        $136.18        $136.18

IMPLIED SKTV PF ENTERPRISE VALUE                       $1,089.43      $1,225.61      $1,361.79      $1,497.97      $1,634.15
  Less: Proportionate Net Debt(6)                       ($134.45)      ($134.45)      ($134.45)      ($134.45)      ($134.45)
  Plus: Est. Value of SKTV's Min. Owned Stations          $50.00         $50.00         $50.00         $50.00         $50.00
                                                       ---------      ---------      ---------      ---------      ---------
IMPLIED SKTV PF EQUITY VALUE                           $1,004.99      $1,141.17      $1,277.34      $1,413.52      $1,549.70

SKTV PF Common Equivalent Shares at 1/1/97                 55.19          55.19          55.19          55.19          55.19

IMPLIED VALUE PER SKTV SHARE                              $18.21         $20.68         $23.15         $25.61         $28.08
  SKTV Value Accretion/(Dilution)                         (38.5%)        (30.2%)        (21.9%)        (13.5%)         (5.2%)

HSN Common Stock Exchange Ratio                             0.4500         0.4500         0.4500         0.4500         0.4500

IMPLIED VALUE PER HSN SHARE                                $8.19          $9.31         $10.42         $11.53         $12.64
  HSN Value Accretion/(Dilution)                          (26.3%)        (16.4%)         (6.4%)          3.6%          13.6%


                                                       -------------------------
                                                          13.Ox          14.0x
                                                        ---------      ---------
1997E Proportionate EBITDA(4)(5)                          $136.18        $136.18

IMPLIED SKTV PF ENTERPRISE VALUE                        $1,770.33      $1,906.51
  Less: Proportionate Net Debt(6)                        ($134.45)      ($134.45)
  Plus: Est. Value of SKTV's Min. Owned Stations           $50.00         $50.00
                                                        ---------      ---------
IMPLIED SKTV PF EQUITY VALUE                            $1,685.88      $1,822.06

SKTV PF Common Equivalent Shares at 1/1/97                  55.19          55.19

IMPLIED VALUE PER SKTV SHARE                               $30.55         $33.02
  SKTV Value Accretion/(Dilution)                            3.1%          11.4%

HSN Common Stock Exchange Ratio                              0.4500         0.4500

IMPLIED VALUE PER HSN SHARE                                $13.75         $14.86
  HSN Value Accretion/(Dilution)                            23.6%          33.6%

--------------------
(1) Reflects actual 6/30/96 net debt debt of $306.2 million, less a 50% interest in $131.5 million in Savoy's Broadcast Facility, plus $23.8 million in cash payment for FOX option assuming the exercise of its option to increase ownership in Savoy's stations to 50%.

(2) Reflects a 50.0% interest in Savoy's Broadcasting segment.

(3) Calculated as the sum of the enterprise value of SKTV and 82.44% of the enterprise value of HSN divided by the sum of the EBITDA of SKTV and 82.44% of the EBITDA of HSN.

(4) Pro forma for full year 1997 assurning transaction closes on 1/1/97. Reflects a 50% interest in Savoy's Broadcasting segment and an 82.44% interest in HSN post transaction.

(5) SKTV pro forma post transaction proportionate EBITDA includes corporate overhead of $7.50 million in 1997E, with a 4.0% growth each year thereafter.

(6) Assumes transaction closes on 1/1/97. Based on net debt as of 1/1/97 assuming $201.4 million in SKTV net debt including $5.0 million in transaction costs each for the Savoy Merger and the SKTV-HSN Merger), less 50% interest in Broadcast facility equivalent to $65.8 million, plus $1.4 million in HSN net cash assuming conversion of convertible debentures, less 17.56% interest in HSN net cash equivalent to $0.2 million.

                                                       Wasserstein Perella & Co.
                                      -24-
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                         -----------------------------

                                   SILVER KING
                             COMMUNICATIONS OVERVIEW
                             AND VALUATION ANALYSIS

                         -----------------------------




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                         -----------------------------


                                BUSINESS OVERVIEW


                         -----------------------------




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Silver King Communications Business Overview

                       SILVER KING COMMUNICATIONS ("SKTV")

- Formed in 1986 as part of a strategy to broaden the viewership of the retail sales programming produced by Home Shopping Club

- On December 28, 1992, HSN distributed the capital stock of SKTV to HSN's stockholders in the form of a pro-rata stock dividend, whereby each HSN shareholder will receive one SKTV Common Share for every 10 HSN Common Shares

                                HSN BROADCASTING

- Owns and operates 12 independent full-power UHF television stations including one television satellite station, which are affiliated with HSN and primarily broadcast HSC retail sales programming

                  Station     Metro Area                  DMA Rank
                  -------     ----------                  --------
                  WHSE        New York, NY                     1
                  WHSI        New York, NY (Sat.)              1
                  KHSC        Los Angeles, CA                  2
                  WEHS        Chicago, IL                      3
                  WHSP        Philadelphia, PA                 4
                  WHSH        Boston, MA                       6
                  KHSX        Dallas, TX                       8
                  KHSH        Houston, TX                     11
                  WQHS        Cleveland, OH                   13
                  WBHS        Tampa, FL                       15
                  WYHS        Miami, FL                       16
                  WHSW        Baltimore, MD                   23

- In addition, SKTV owns 26 low power television ("LPTV") stations that broadcast HSC retail sales programming

- Each of the full power SKTV stations has an affiliation agreement with HSC to carry HSC's programming through December 28, 1997 providing for an hourly fee, and upon reaching certain sales levels, commissions on net sales

      - These agreements are automatically renewable at SKTV's option for a five-year term, unless written notice is given by SKTV by December 28, 1996

                          SAVOY PICTURES ENTERTAINMENT

- Entered into merger agreement with SKTV on November 27, 1995, which was amended in August 1996, whereby stockholders of Savoy will receive 0.14 shares of SKTV Common Stock for each share of Savoy Common Stock

-     TELEVISION BROADCASTING

      -     Savoy owns the following Fox affiliated UHF stations:

            Station     Metro Area               DMA Rank
            -------     ----------               --------
            WVUE        New Orleans, LA              41
            WALA        Mobile, AL                   61
            KHON        Honolulu, HI                 70
            WLUK        Green Bay, WI                71

      - In March 1994, Savoy and Fox Television formed SF Broadcasting ("SFB") to acquire TV stations

      - SFB consists of SF Multistations ("SFM") which owns KHON, WALA and WVUE, and SF Wisconsin ("SFW") which owns WLUK

      - Savoy owns 75% of the common equity and 100% of the voting stock of SFM and SFW

      - Fox Television owns a 25% non-voting interest in SFM and SFW, an option to acquire up to an additional 25% non-voting interest in SFM and SFW, and an option to convert its non-voting interest in SFM or SFW into voting interests

            * On April 24, 1996 Fox Television gave Savoy written notice of the exercise of its option to acquire up to an additional 25% non-voting interest in SFW

      - The stations have long-term (10-year) affiliation agreements with Fox which expire in 2005

            * Fox has a right to terminate the agreements under certain circumstances, including upon certain transfers of control of any of the FCC licenses relating to the SFB stations

-     FILMED ENTERTAINMENT

      - Savoy, has in the past financed, developed, produced, marketed and distributed motion pictures, but is currently in the process of phasing out these activities

-     MCHALE

      -     Post-production operations

                                   TELEMATION

-     Transferred as a capital contribution to SKTV by HSN in December 1992

- Provides a full range of communication services to corporations and advertising agencies

- In addition, produces television shows and videos for the entertainment industry

                                 OTHER HOLDINGS

BLACKSTAR COMMUNICATIONS

- SKTV owns 45% non-voting common stock interest and 100% of the issued and outstanding preferred stock

      Station     Metro Area                Affl.            DMA Rank
      -------     ----------                -----            --------
      WBSX        Detroit, MI               IND                   9
      WBSF        Orlando, FL               IND                  22
      KBSP        Portland, OR              HSN                  24
      WHGI(1)     Lincoln, NE               ABC                 101
      WSNB(1)     Lincoln, NE               Sat.                101
      WEVN(1)     Rapid City, SD            NBC                 173
      KIVV(1)     Rapid City, SD            Sat.                173
      KWNB(1)     North Platt, NE           ABC                 210

ROBERTS BROADCASTING COMPANY

-     SKTV owns 45% non-voting common stock interest

      Station     Metro Area                Affl.            DMA Rank
      -------     ----------                -----            --------
      WHSL        St. Louis, MO             HSN                 20
      WRMY        Raleigh, NC               HSN                 30
      KZAR(2)     Salt Lake City, UT        HSN                 36
      KTVJ        Denver, CO                HSN                 18

URBAN BROADCASTING CORP.

-     SKTV owns 45% non-voting common stock interest

      Station     Metro Area                Affl.            DMA Rank
      -------     ----------                -----            --------
      WTMW        Washington, DC            HSN                  7
      WZJL(2)     Houston, TX               N/A                 11

OWNERSHIP IN OTHER STATIONS

      Station     Metro Area                Affl.            DMA Rank
      -------     ----------                -----            --------
      WJYS (3)    Chicago, IL               IND                  3
      KPST(4)     San Francisco, CA         IND                  5

--------------------

(1)   Acquired in Jan. 1996.

(2)   Currently under construction.

(3) On Oct. 21, 1994 SKTV exercised its option to purchase a 45% non-voting common stock interest in WJYS; however, the purchase has not been consummated due to a pending legal dispute.

(4)   SKTV owns 49% of KPST.


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Silver King Financial Summary Pro Forma for Savoy Merger ($MM)

  SUMMARY                     FISCAL YEAR ENDED AUGUST 31,         YEAR                                          SKTV/SAVOY
FINANCIALS(1)              ---------------------------------      ENDED         LTM         1996E       1996E     PRO FORMA
-------------                1993         1994         1995     12/31/95      6/30/96       SKTV        SAVOY       1996E
                           -------      -------      -------     -------      -------      ------      -------     -------
Total Revenues              $46.14       $46.56       $47.92      $47.93       $47.14       $44.25      $142.27     $186.52
   Growth                       NA         0.9%         2.9%          --           --       (7.7%)          --          --

EBITDA                      $23.55       $24.32       $22.91      $21.90       $20.49       $22.46       $26.40      $48.86
   Margin                    51.1%        52.2%        47.8%       45.7%        43.5%        50.8%        18.6%       26.2%

EBIT(2)                      $5.71        $9.32        $8.24       $7.41        $6.51        $8.61       $21.91      $34.79
   Margin                    12.4%        20.0%        17.2%       15.5%        13.8%        19.5%        15.4%       18.6%

Net Income(2)(3)           ($6.39)      ($0.10)        $0.12     ($1.09)      ($3.12)      ($1.51)        $4.81       $7.56
   Margin                  (13.8%)       (0.2%)         0.2%      (2.3%)       (6.6%)       (3.4%)         3.4%        4.1%

D&A(2)(3)                   $17.85       $15.00       $14.67      $14.48       $13.98       $13.85        $4.48      $14.07
   % of Sales                38.7%        32.2%        30.6%       30.2%         29.7%       31.3%         3.2%        7.5%

Capital Expenditures         $2.78        $1.92        $1.70       $1.30         $0.78       $0.90        $4.00       $4.90
   % of Sales                 6.0%         4.1%         3.6%        2.7%          1.6%        2.0%         2.8%        2.6%

Pretax Cash Flow(4)         $20.78       $22.39       $21.21      $20.60        $19.72      $21.56       $22.40      $43.96
   Margin                    45.0%        48.1%        44.3%       43.0%         41.8%       48.7%        15.7%       23.6%

Dividends Paid               $0.00        $0.00        $0.00       $0.00         $0.00       $0.00        $0.00       $0.00
   Payout Ratio               0.0%         0.0%         0.0%        0.0%          0.0%        0.0%         0.0%        0.0%

Free Cash Flow(5)            $8.69       $12.97       $13.09      $12.10        $10.09      $11.44        $5.30      $16.74
   Margin                    18.8%        27.9%        27.3%       25.2%         21.4%       25.8%         3.7%          NA

Total Assets               $153.70      $145.49      $142.92     $136.67       $131.45          NA           NA          NA

Primary EPS                ($0.72)      ($0.01)        $0.01     ($0.12)       ($0.34)     ($0.14)        $0.16       $0.51

BOOK CAPITALIZATION               LTM          SAVOY          LTM           % OF
(6/30/96)                       AMOUNT       ADDITIONS     PRO FORMA        TOTAL
-------------------             ------       ---------     ---------        -----
Cash and Equivalents            $19.8        $30.6         $50.4                -

Short-Term Debt                 $12.8        $12.5         $25.3             5.2%
Long-Term Debt                  $89.5       $170.5        $260.0            53.1%
Minority Interest                $0.0        $71.3         $71.3            14.6%
Shareholders'Equity(6)           $8.2       $124.6        $132.8            27.1%
                               ------       ------        ------           ------
Total Capitalization           $110.5       $378.9        $489.4           100.0%

MARKET CAPITALIZATION
    Stock Price (8/22/96)                                   $29.625
    Common Share Equivalents (MM)(7)                          14.77
                                                            -------
    Market Equity Value                                      $437.6
       Plus Debt                                    +         356.7
       Minus Cash                                   -          50.4
                                                            -------
    Adjusted Market Value                                     743.8

ADJUSTED MARKET VALUE                 1996E
AS A MULTIPLE OF:                   PRO FORMA
---------------------               ---------
    Sales                              4.0x
    EBITDA                            15.2x
    EBIT                              21.4x

MARKET EQUITY VALUE                   1996E
AS A MULTIPLE OF:                   PRO FORMA
-------------------                 ---------
    Net Income                        57.8x
    Book Value                           NM

(1)   EBITDA, EBIT and Net Income figures do not include nonrecurring charges.

(2)   Includes goodwill for Savoy Merger.

(3) Pro forma 1996E assumes goodwill amortization of ($4.76) million per year, assuming total goodwill of ($95.18) million, based on $124.60 million equity purchase price and $219.78 million estimated Savoy book value as of 12/31/96, amortized over 20.0 years.

(4)   Pretax Cash Flow = EBITDA - Capital Expenditures-Dividends Paid.

(5)   Free Cash Flow = Net Income + D&A - Capital Expenditures - Dividends Paid.

(6) Shareholders' equity for Savoy equals equity purchase price of $124.60 million based on 30.04 million Savoy shares and 0.14:1 exchange ratio at a $29.63 SKTV share price as of 8/22/96.

(7) Based on treasury method using 9.49 million outstanding shares as per 6/30/96 10-Q and 2.30 million outstanding options exerciseable at an average price of $15.79 as per 8/31/95 10-K. Also includes 4.21 million new shares issued in acquisition of Savoy Pictures, assuming 30.04 million Savoy common shares will be exchanged for shares of SKTV Common Stock on a 0.14:1 exchange ratio basis. Options include 1.90 million options granted to Mr. Diller at $22.63.


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Silver King Valuation Multiples At Various Stock Prices
(In $ millions, except per share figures)

STOCK PRICE                                       $26.00       $27.00       $28.00       $29.00       $30.00      $31.00
Premium to Market ($29.63 on 8/22/96)              (12.2%)       (8.9%)       (5.5%)       (2.1%)        1.3%        4.6%
     Common Share Equivalents(1)                   14.60        14.65        14.70        14.74        14.79       14.82
EQUITY VALUE                                      $  380       $  396       $  412       $  428       $  444      $  460
     Proportionate Net Debt (6/30/96)(2)          $  217       $  217       $  217       $  217       $  217      $  217
                                                  ------       ------       ------       ------       ------      ------
ENTERPRISE VALUE                                  $  596       $  612       $  628       $  644       $  660      $  676
     Less: Estimated Value for SKTV's
              Minority Owned Stations             $  (50)      $  (50)      $  (50)      $  (50)      $  (50)     $  (50)
                                                  ------       ------       ------       ------       ------      ------
ADJUSTED ENTERPRISE VALUE                         $  546       $  562       $  578       $  594       $  610      $  626

ADJUSTED ENTERPRISE VALUE AS A MULTIPLE OF:(3)

     1996E Proportionate Revenues $158.2            3.5x          3.6x         3.7x        3.8x         3.9x        4.Ox
     1997E Proportionate Revenues $174.4            3.1           3.2          3.3         3.4          3.5         3.6

     1996E Proportionate EBITDA    $39.8           13.7x         14.lx        14.5x       14.9x        15.3x       15.7x
     1997E Proportionate EBITDA    $59.5            9.2           9.5          9.7        10.0         10.3        10.5

STOCK PRICE                                       $32.00      $33.00
Premium to Market ($29.63 on 8/22/96)                8.0%       11.4%
     Common Share Equivalents(1)                   14.86       14.90
EQUITY VALUE                                      $  476      $  492
     Proportionate Net Debt (6/30/96)(2)          $  217      $  217
                                                  ------      ------
ENTERPRISE VALUE                                  $  692      $  708
     Less: Estimated Value for SKTV's
              Minority Owned Stations             $  (50)     $  (50)
                                                  ------      ------
Adjusted Enterprise Value                         $  642      $  658

ADJUSTED ENTERPRISE VALUE AS A MULTIPLE OF:(3)

     1996E Proportionate Revenues $158.2             4.1x        4.2x
     1997E Proportionate Revenues $174.4             3.7         3.8

     1996E Proportionate EBITDA    $39.8            16.1x       16.5x
     1997E Proportionate EBITDA    $59.5            10.8        11.1

--------------------
(1) Based on treasury method using 9.49 million outstanding shares as per 6/30/96 10-Q and 2.30 million outstanding options exerciseable at an average price of $15.79 as per 8/31/95 10-K. Also includes 4.21 million new shares issued in acquisition of Savoy Pictures, assuming 30.04 million Savoy common shares will be exchanged for shares of SKTV Common Stock on a
      0.14 : 1 exchange ratio basis. Options include 1.90 million options granted to Mr. Diller at $22.63.

(2) Based on total pro forma debt of $306.2 million as of 6/30/96 less 50% of $131.5 million in Savoy's Broadcast Facility, plus $23.8 million in cash from exercise of FOX option.

(3) Projections based on management provided information and WP&Co. estimates. Reflects a 50% interest in Savoy's Broadcasting segment, assuming FOX exercises its option to increase its ownership in Savoy's stations to 50%.


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Silver King Primary Ownership Summary - Pre All Transactions(1)

                                           COMMON STOCK      % OF TOTAL     CLASS B     % OF TOTAL     % ECONOMIC    % VOTING
                                              SHARES           CLASS A      SHARES        CLASS B       OWNERSHIP    INTEREST
                                           -------------     ----------    ---------    -----------    ----------    --------
CORPORATE INSIDERS:
         Roy M. Speer                              -              0.0%     2,415,945       100.0%          25.5%        77.3%
         Barry Diller(2)                       441,988            6.2%           -           0.0%           4.7%         1.4%
         Other Corporate Insiders              174,471            2.5%           -           0.0%           1.8%         0.6%
                                             ---------          -----      ---------       -----          -----        -----
            TOTAL CORPORATE INSIDERS           616,459            8.7%     2,415,945       100.0%          31.9%        79.3%

STRATEGIC INVESTORS
         Liberty                                61,630            0.9%           -           0.0%           0.6%         0.2%
                                             ---------          -----      ---------       -----          -----        -----
            TOTAL STRATEGIC INVESTORS           61,630            0.9%           -           0.0%           0.6%         0.2%

MAJOR INSTITUTIONS:
         Transamerica Corp.                    692,000            9.8%           -           0.0%           7.3%         2.2%
         Snyder Capital Mgmt.                  645,900            9.1%           -           0.0%           6.8%         2.1%
         Montgomery Asset Mgmt.                634,300            9.0%           -           0.0%           6.7%         2.0%
         Capital Research & Mgmt.              345,000            4.9%           -           0.0%           3.6%         1.1%
         Wanger Asset Mgmt L.P.                300,000            4.2%           -           0.0%           3.2%         1.0%
         BZW Barclays Global Invt.             265,541            3.8%           -           0.0%           2.8%         0.9%
         State Street Research & Mgmt.         247,700            3.5%           -           0.0%           2.6%         0.8%
         Franklin Resources Inc.               219,000            3.1%           -           0.0%           2.3%         0.7%
         Bankers Trust NY                      133,010            1.9%           -           0.0%           1.4%         0.4%
         Other Major Institutions              920,271           13.0%           -           0.0%           9.7%         2.9%
                                             ---------          -----      ---------       -----          -----        -----
            TOTAL MAJOR INSTITUTIONS         4,402,722           62.2%           -           0.0%          46.4%        14.1%

         OTHERS                              1,994,521           28.2%           -           0.0%          21.0%         6.4%
                                             ---------          -----      ---------       -----          -----        -----
             PRIMARY SHARES OUTSTANDING      7,075,332(3)       100.0%     2,415,945       100.0%         100.0%       100.0%
                                             =========          =====      =========       =====          =====        =====

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 1O votes.

(1)   Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV.

(2) Excludes 1.90 million options exerciseable at $22.63 per share and includes 0.44 million common shares.

(3) Excludes 2.30 million employee options, of which 1.90 million options are granted to Mr. Diller. Excludes 0.63 million options to be granted to Mr. Diller upon consummation of the Savoy Merger and the Exchange.


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Silver King Primary Ownership Summary - Post Formation of BDTV and Pre Savoy
Merger(1)

                                               COMMON STOCK       % OF TOTAL   CLASS B    % OF TOTAL    % ECONOMIC    % VOTING
                                                  SHARES           CLASS A      SHARES      CLASS B     OWNERSHIP     INTEREST
                                                  ------           -------      ------      -------     ----------    --------
CORPORATE INSIDERS:
           Roy M. Speer(2)                            -              0.0%       415,945       17.2%         4.4%        13.3%
           Barry Diller(3)                        441,988            6.2%           -          0.0%         4.7%         1.4%
           Other Corporate Insiders               174,471            2.5%           -          0.0%         1.8%         0.6%
                                                ---------          -----      ---------      -----        -----        -----
               TOTAL CORPORATE INSIDERS           616,459            8.7%       415,945       17.2%        10.9%        15.3%

STRATEGIC INVESTORS
           BDTV                                    61,630            0.9%     2,000,000(4)    82.8%        21.7%        64.2%
                                                ---------          -----      ---------      -----        -----        -----
              TOTAL STRATEGIC INVESTORS            61,630            0.9%     2,000,000       82.8%        21.7%        64.2%

MAJOR INSTITUTIONS:
           Transamerica Corp.                     692,000            9.8%           -          0.0%         7.3%         2.2%
           Snyder Capital Mgmt                    645,900            9.1%           -          0.0%         6.8%         2.1%
           Montgomery Asset Mgmt                  634,300            9.0%           -          0.0%         6.7%         2.0%
           Capital Research & Mgmt                345,000            4.9%           -          0.0%         3.6%         1.1%
           Wanger Asset Mgmt L.P.                 300,000            4.2%           -          0.0%         3.2%         1.0%
           BZW Barclays Global Invt               265,541            3.8%           -          0.0%         2.8%         0.9%
           State Street Research & Mgmt           247,700            3.5%           -          0.0%         2.6%         0.8%
           Franklin Resources Inc.                219,000            3.1%           -          0.0%         2.3%         0.7%
           Bankers Trust NY                       133,010            1.9%           -          0.0%         1.4%         0.4%
           Other Major Institutions               920,271           13.0%           -          0.0%         9.7%         2.9%
                                                ---------          -----      ---------      -----        -----        -----
              TOTAL MAJOR INSTITUTIONS          4,402,722           62.2%           -          0.0%        46.4%        14.1%

           OTHERS                               1,994,521           28.2%           -          0.0%        21.0%         6.4%
                                                ---------          -----      ---------      -----        -----        -----
                PRIMARY SHARES OUTSTANDING      7,075,332(5)       100.0%     2,415,945      100.0%       100.0%       100.0%
                                                =========          =====      =========      =====        =====        =====

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 10 votes.

(1)  Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV.

(2) Reflects reduction of 2.00 million Class B shares upon exercise of RMS-Liberty Option.

(3)  Excludes 1.90 million options exerciseable at $22.63 per share and includes
     0.44 million common shares.

(4) Includes exercise of RMS-Liberty Option pursuant to agreement between Liberty and RMS Limited Partnership and formation of BDTV.

(5) Excludes 2.30 million employee options, of which 1.90 million options are granted to Mr. Diller. Excludes 0.63 million options to be granted to Mr. Diller upon consummation of the Savoy Merger and the Exchange.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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================================================================================
Silver King Primary Ownership Summary - Post Formation of BDTV and Post Savoy Merger (1)

                                           COMMON STOCK       % OF TOTAL    CLASS B        % OF TOTAL    % ECONOMIC  % VOTING
                                              SHARES           CLASS A      SHARES          CLASS B       OWNERSHIP   INTEREST
                                              ------           -------      ------          -------       ---------   --------
CORPORATE INSIDERS:
         Roy M. Speer   (2)                        -              0.0%       415,945          17.2%          3.0%       11.7%
         Barry Diller  (3)                     441,988            3.9%            -            0.0%          3.2%        1.2%
         Other Corporate Insiders              174,471            1.5%            -            0.0%          1.3%        0.5%
                                            ----------          -----      ---------         -----         -----       -----
            TOTAL CORPORATE INSIDERS           616,459            5.5%       415,945          17.2%          7.5%       13.5%
STRATEGIC INVESTORS
         BDTV                                   61,630            0.5%     2,000,000 (4)      82.8%         15.1%       56.6%
                                            ----------          -----      ---------         -----         -----       -----
            TOTAL STRATEGIC INVESTORS           61,630            0.5%     2,000,000          82.8%         15.1%       56.6%
MAJOR INSTITUTIONS:
         Transamerica Corp.                    692,000            6.1%            -            0.0%          5.1%        2.0%
         Snyder Capital Mgmt.                  645,900            5.7%            -            0.0%          4.7%        1.8%
         Capital Research & Mgmt.              648,702            5.8%            -            0.0%          4.7%        1.8%
         Montgomery Asset Mgmt.                634,300            5.6%            -            0.0%          4.6%        1.8%
         BZW Barclays Global Invt.             350,536            3.1%            -            0.0%          2.6%        1.0%
         Wanger Asset Mgmt L.P.                300,000            2.7%            -            0.0%          2.2%        0.8%
         State Street Research & Mgmt.         247,700            2.2%            -            0.0%          1.8%        0.7%
         Franklin Resources Inc.               219,000            1.9%            -            0.0%          1.6%        0.6%
         Bankers Trust NY                      184,292            1.6%            -            0.0%          1.3%        0.5%
         Allen Holding Inc.                    168,000            1.5%            -            0.0%          1.2%        0.5%
         JP Morgan                             143,416            1.3%            -            0.0%          1.0%        0.4%
         Other Major Institutions            1,892,482           16.8%            -            0.0%         13.8%        5.3%
                                            ----------          -----      ---------         -----         -----       -----
            TOTAL MAJOR INSTITUTIONS         6,126,328           54.3%            -            0.0%         44.7%       17.3%
         OTHER SHARES ISSUED FOR             2,482,265           22.0%            -            0.0%         18.1%        7.0%
            SAVOY ACQUISITION
         OTHERS                              1,994,521           17.7%            -            0.0%         14.6%        5.6%
                                            ----------          -----      ---------         -----         -----       -----
             PRIMARY SHARES OUTSTANDING     11,281,202  (5)     100.0%     2,415,945         100.0%        100.0%      100.0%
                                            ==========          =====      =========         =====         =====       =====

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 10 votes.

(1) Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV and Savoy. Savoy shares are included based on an exchange ratio of 0.14 SKTV common share per Savoy common share.

(2) Reflects reduction of 2.00 million Class B shares upon exercise of RMS-Liberty Option.

(3)  Excludes 1.90 million options exerciseable at $22.63 per share and includes
     0.44 million common shares.

(4) Includes exercise of RMS-Liberty Option pursuant to agreement between Liberty and RMS Limited Partnership and formation of BDTV.

(5) Excludes 2.30 million employee options, of which 1.90 million options are granted to Mr. Diller. Excludes 0.63 million options to be granted to Mr. Diller upon consummation of the Savoy Merger and the Exchange.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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================================================================================
Silver King Fully Diluted Ownership Summary - Pre All Transactions(1)

                                            COMMON STOCK       % OF TOTAL    CLASS B    % OF TOTAL   % ECONOMIC   % VOTING
                                         SHARES AND OPTIONS      CLASS A     SHARES      CLASS B      OWNERSHIP   INTEREST
                                         ------------------    ----------    ------     ----------   ----------   --------
CORPORATE INSIDERS:
         Roy M. Speer                               -              0.0%     2,415,945     100.0%         20.5%      72.0%
         Barry Diller(2)                      2,337,835           24.9%           -         0.0%         19.8%       7.0%
         Other Corporate Insiders               184,471            2.0%           -         0.0%          1.6%       0.6%
                                              ---------          -----      ---------     -----         -----      -----
            TOTAL CORPORATE INSIDERS          2,522,306           26.9%     2,415,945     100.0%         41.9%      79.6%

STRATEGIC INVESTORS
         Liberty                                 61,630            0.7%           -         0.0%          0.5%       0.2%
                                              ---------          -----      ---------     -----         -----      -----
            TOTAL STRATEGIC INVESTORS            61,630            0.7%           -         0.0%          0.5%       0.2%

MAJOR INSTITUTIONS:
         Transamerica Corp.                     692,000            7.4%           -         0.0%          5.9%       2.1%
         Snyder Capital Mgmt.                   645,900            6.9%           -         0.0%          5.5%       1.9%
         Montgomery Asset Mgmt.                 634,300            6.8%           -         0.0%          5.4%       1.9%
         Capital Research & Mgmt.               345,000            3.7%           -         0.0%          2.9%       1.0%
         Wanger Asset Mgmt L.P.                 300,000            3.2%           -         0.0%          2.5%       0.9%
         BZW Barclays Global Invt.              265,541            2.8%           -         0.0%          2.3%       0.8%
         State Street Research & Mgmt.          247,700            2.6%           -         0.0%          2.1%       0.7%
         Franklin Resources Inc.                219,000            2.3%           -         0.0%          1.9%       0.7%
         Bankers Trust NY                       133,010            1.4%           -         0.0%          1.1%       0.4%
         Other Major Institutions               920,271            9.8%           -         0.0%          7.8%       2.7%
                                              ---------          -----      ---------     -----         -----      -----
           TOTAL MAJOR INSTITUTIONS           4,402,722           47.0%           -         0.0%         37.3%      13.1%

         OTHERS                               2,385,674           25.5%           -         0.0%         20.2%       7.1%
                                              ---------          -----      ---------     -----         -----      -----
             FULLY DILUTED SHARES             9,372,332(3)       100.0%     2,415,945     100.0%        100.0%     100.0%
                                              =========          =====      =========     =====         =====      =====

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 10 votes.

(1) Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV.

(2) Reflects 1.90 million options exerciseable at $22.63 per share and 0.44 million common shares,

(3) Fully diluted shares includes 2.30 million employee options, including 1.90 million options granted to Mr. Diller. Excludes 0.63 million options to be granted to Mr. Diller upon consummation of the Savoy Merger and the Exchange.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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================================================================================
Silver King Fully Diluted Ownership Summary - Post Formation of BDTV and Pre Savoy Merger(1)

                                             COMMON STOCK       % OF TOTAL    CLASS B        % OF TOTAL    % ECONOMIC    % VOTING
                                           SHARES AND OPTIONS     CLASS A      SHARES          CLASS B      OWNERSHIP    INTEREST
                                           ------------------   ----------    -------        ----------    ----------    --------
CORPORATE INSIDERS:
          Roy M. Speer(2)                             -             0.0%       415,945          17.2%          3.5%        12.4%
          Barry Diller(3)                       2,337,835          24.9%           -             0.0%         19.8%         7.0%
          Other Corporate Insiders                184,471           2.0%           -             0.0%          1.6%         0.6%
                                                ---------         -----      ---------         -----         -----        -----
             TOTAL CORPORATE INSIDERS           2,522,306          26.9%       415,945          17.2%         24.9%        19.9%

STRATEGIC INVESTORS
          BDTV                                     61,630           0.7%     2,000,000(4)       82.8%         17.5%        59.8%
                                                ---------         -----      ---------         -----         -----        -----
             TOTAL STRATEGIC INVESTORS             61,630           0.7%     2,000,000          82.8%         17.5%        59.8%

MAJOR INSTITUTIONS:
          Transamerica Corp.                      692,000           7.4%           -             0.0%          5.9%         2.1%
          Snyder Capital Mgmt.                    645,900           6.9%           -             0.0%          5.5%         1.9%
          Montgomery Asset Mgmt.                  634,300           6.8%           -             0.0%          5.4%         1.9%
          Capital Research & Mgmt.                345,000           3.7%           -             0.0%          2.9%         1.0%
          Wanger Asset Mgmt L.P.                  300,000           3.2%           -             0.0%          2.5%         0.9%
          BZW Barclays Global Invt.               265,541           2.8%           -             0.0%          2.3%         0.8%
          State Street Research & Mgmt.           247,700           2.6%           -             0.0%          2.1%         0.7%
          Franklin Resources Inc.                 219,000           2.3%           -             0.0%          1.9%         0.7%
          Bankers Trust NY                        133,010           1.4%           -             0.0%          1.1%         0.4%
          Other Major Institutions                920,271           9.8%           -             0.0%          7.8%         2.7%
                                                ---------         -----      ---------         -----         -----        -----
             TOTAL MAJOR INSTITUTIONS           4,402,722          47.0%           -             0.0%         37.3%        13.1%

          OTHERS                                2,385,674          25.5%           -             0.0%         20.2%         7.1%
                                                ---------         -----      ---------         -----         -----        -----
              FULLY DILUTED SHARES              9,372,332(5)      100.0%     2,415,945         100.0%        100.0%       100.0%
                                                =========         =====      =========         =====         =====        =====

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 10 votes.

(1)  Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV.

(2) Reflects reduction of 2.00 million Class B shares upon exercise of RMS-Liberty Option.

(3) Reflects 1.90 million options exerciseable at $22.63 per share and 0.44 million common shares.

(4) Includes exercise of RMS-Liberty Option pursuant to agreement between Liberty and RMS Limited Partnership and formation of BDTV.

(5) Fully diluted shares includes 2.30 million employee options, including 1.90 million options granted to Mr, Diller. Excludes 0.63 million options to be granted to Mr. Diller upon consummation of the Savoy Merger and the Exchange.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------
                                    - 34 -
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================================================================================
Silver King Fully Diluted Ownership Summary - Post Formation of BDTV and Post Savoy Merger (1)

                                               COMMON STOCK       % OF TOTAL    CLASS B       % OF TOTAL   % ECONOMIC   % VOTING
                                            SHARES AND OPTIONS      CLASS A     SHARES          CLASS B     OWNERSHIP   INTEREST
                                            ------------------    ----------    -------       ----------   ----------   --------
CORPORATE INSIDERS:
           Roy M. Speer (2)                            -              0.0%       415,945        17.2%         2.6%        11.0%
           Barry Diller (3)                     2,337,835            17.2%             -         0.0%        14.6%         6.2%
           Other Corporate Insiders               184,471             1.4%             -         0.0%         1.2%         0.5%
                                               ----------           -----      ---------       -----        -----        -----
               TOTAL CORPORATE INSIDERS         2,522,306            18.6%       415,945        17.2%        18.4%        17.7%

STRATEGIC INVESTORS
           BDTV                                    61,630             0.5%     2,000,000 (4)    82.8%        12.9%        53.2%
                                               ----------           -----      ---------       -----        -----        -----
               TOTAL STRATEGIC INVESTORS           61,630             0.5%     2,000,000        82.8%        12.9%        53.2%

MAJOR INSTITUTIONS:
           Transamerica Corp.                     692,000             5.1%             -         0.0%         4.3%         1.8%
           Snyder Capital Mgmt.                   645,900             4.8%             -         0.0%         4.0%         1.7%
           Capital Research & Mgmt.               648,702             4.8%             -         0.0%         4.1%         1.7%
           Montgomery Asset Mgmt.                 634,300             4.7%             -         0.0%         4.0%         1.7%
           BZW Barclays Global Invt.              350,536             2.6%             -         0.0%         2.2%         0.9%
           Wanger Asset Mgmt L.P.                 300,000             2.2%             -         0.0%         1.9%         0.8%
           State Street Research & Mgmt.          247,700             1.8%             -         0.0%         1.5%         0.7%
           Franklin Resources Inc.                219,000             1.6%             -         0.0%         1.4%         0.6%
           Bankers Trust NY                       184,292             1.4%             -         0.0%         1.2%         0.5%
           Allen Holding Inc.                     168,000             1.2%             -         0.0%         1.1%         0.4%
           JP Morgan                              143,416             1.1%             -         0.0%         0.9%         0.4%
           Other Major Institutions             1,892,482            13.9%             -         0.0%        11.8%         5.0%
                                               ----------           -----      ---------       -----        -----        -----
               TOTAL MAJOR INSTITUTIONS         6,126,328            45.1%             -         0.0%        38.3%        16.2%

           OTHER SHARES ISSUED FOR              2,482,265            18.3%             -         0.0%        15.5%         6.6%
               SAVOY ACQUISITION

           OTHERS                               2,385,674            17.6%             -         0.0%        14.9%         6.3%
                                               ----------           -----      ---------       -----        -----        -----
                FULLY DILUTED SHARES           13,578,202 (5)       100.0%     2,415,945       100.0%       100.0%       100.0%
                                               ==========           =====      =========       =====        =====        ======

--------------------
Note: Common Stock shares have 1 vote and Class B Stock shares have 10 votes.

(1) Source: Company preliminary proxy and CDA Spectrum dated 7/26/96 for SKTV and Savoy. Savoy shares are included based on an exchange ratio of 0.14 SKTV common share per Savoy common share.

(2) Reflects reduction of 2.00 million Class B shares upon exercise of RMS-Liberty Option.

(3) Reflects 1.90 million options exerciseable at $22.63 per share and 0.44 million common shares.

(4) Includes exercise of RMS-Liberty Option pursuant to agreement between Liberty and RMS Limited Partnership and formation of BDTV.

(5) Fully diluted shares includes 2.30 million employee options, including 1.90 million options granted to Mr. Diller. Excludes 0.63 million options to be granted to Mr. Diller upon consummation of the Savoy Merger and the Exchange.

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--------------------------------------------------------------------------------

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================================================================================
Savoy Pictures Primary Ownership Summary (1)

                                                   COMMON SHARES      % ECONOMIC OWNERSHIP
                                                   -------------      --------------------
CORPORATE INSIDERS:
              Victor A. Kaufman                        750,000                 2.5%
              Lewis J. Korman                          556,000                 1.9%
              Frank Price                              300,000                 1.0%
              Other Corporate Insiders                      -                  0.0%
                                                    ----------               -----
                  TOTAL CORPORATE INSIDERS (2)       1,606,000                 5.3%

BENEFICIAL OWNERS:
              GKH Partners (3)                       6,136,364                20.4%
              SC Fundamental Inc.                    2,403,500                 8.0%
              Capital Research & Mgmt.               2,169,300                 7.2%
                                                    ----------               -----
                  TOTAL BENEFICIAL HOLDERS          10,709,164                35.6%

MAJOR INSTITUTIONS:
              Allen & Co.                            1,200,000                 4.0%
              JP Morgan & Co.                        1,000,000                 3.3%
              Travelers Inc.                           774,020                 2.6%
              BZW Barclays Global Invt.                607,104                 2.0%
              Citicorp.                                595,800                 2.0%
              Dimensional Fund Advisors                575,800                 1.9%
              American Intl. Group                     540,000                 1.8%
              Delaware Management Co.                  518,700                 1.7%
              Tweedy Browne Co.                        482,000                 1.6%
              Kellner Dileo & Co.                      428,000                 1.4%
              Bankers Trust NY                         366,300                 1.2%
              Gannett Welsh & Kotler                   265,950                 0.9%
              Other Major Institutions               4,957,796                16.5%
                                                    ----------               -----
                  TOTAL MAJOR INSTITUTIONS          12,311,470                41.0%

                  OTHERS                             5,415,298                18.0%
                                                    ----------               -----
                  PRIMARY SHARES OUTSTANDING        30,041,932 (4)           100.0%
                                                    ==========               =====

--------------------

(1) Source: Company Form 10-K/A dated 12/31/95 and CDA Spectrum dated 7/26/96.

(2) Excludes 0.561 million options. Remainder of options and warrants described in footnote (4) are owned by non-corporate insiders.

(3) Excludes 0.962 million shares issuable upon conversion of 12.0% Senior Subordinated Note. Also excludes 0.370 million shares issuable upon exercise of common stock warrants.

(4) Includes 30.04 million common shares as per 6/30/96 Form 10-Q. Excludes 1.19 million options exerciseable at $15.38 per share, and 0.55 million warrants exerciseable at $18.50 per share.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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================================================================================
Stock Price and Volume History for Silver King Communications


                                  [Line Graph]


      The graph reflects the stock price and volume history for SKTV on a weekly basis from July 1, 1995 to August 22, 1996, with three events highlighted. The first is on August 24, 1995, when Barry Diller was appointed Chairman and CEO of SKTV. The second is on November 27, 1995, when SKTV announced the merger with Savoy and the acquisition of controlling interest in HSN from Liberty. Finally, on August 14, 1996 SKTV announced the amended terms of the Savoy Merger.



                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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================================================================================
Stock Price and Volume History for Silver King Communications


                                  [Line Graph]


      The graph reflects the stock price and volume history for SKTV on a monthly basis from August 2, 1993 to August 22, 1996, with no events or dates highlighted.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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================================================================================
Silver King Communications - Distribution of Volume at Various Prices


                                  [Line Graph]


      The graph reflects the distribution of volume at various prices for SKTV on a weekly basis from August 1, 1995 to August 16, 1996.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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PROJECT HOUSE
================================================================================



                     -------------------------------------


                               VALUATION ANALYSIS


                     -------------------------------------



                                                       Wasserstein Perella & Co.
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                                     - 40 -
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================================================================================
Summary Valuation of SKTV Pro Forma for Savoy Merger ($ Millions) (1)

        SKTV -                                                                                          INDICATIVE REFERENCE RANGE
                                                                                                        --------------------------
                    100% - Owned Television Stations (2)                                                $300.0        -     $600.0
                    Minority - Owned Television Stations                                                $ 40.0        -     $ 60.0
                    Telemation                                                                          $  0.0        -     $  0.0
        SAVOY
                    Television Stations (3)                                                             $122.5        -     $157.5
                    Film Operations                                                                     $ 34.0        -     $ 36.0
                    McHale                                                                              $  5.0        -     $  8.0
             Less: SKTV / Savoy Post-Merger Corporate Overhead (4)                                     $(37.5)       -     $(52.5)
                                                                                                        --------------------------
        TOTAL ENTERPRISE VALUE PRO FORMA FOR SAVOY MERGER                                               $464.0        -     $809.0
                                                                                                        --------------------------
             Less: SKTV Net Debt (5)                                                                              $(78.4)
             Less: Savoy Proportionate Net Debt (6)                                                               $(47.2)
             Plus: Present Value of Savoy NOLs (7)                                                      $ 20.4        -     $ 25.4
                                                                                                        --------------------------
        IMPLIED EQUITY VALUE PRO FORMA FOR SAVOY MERGER                                                 $358.8        -     $708.8
                                                                                                        --------------------------
             Common Equivalent Shares (8)                                                                           14.77
                                                                                                        $24.29        -     $47.99
                                                                                                        --------------------------
        IMPLIED VALUE PER SHARE PRO FORMA FOR SAVOY MERGER
                                                                                                        --------------------------
             Premium to Market at 8/22/96 ($29.63)                                                       (18.0%)      -       62.0%
             Additional Common Equivalent Shares to be Issued Due to Liberty Exchange Premium (9)                    1.73
             Implied Total Common Equivalent Shares, Post Effect of Liberty Exchange Premium                        16.50
                                                                                                        --------------------------
        IMPLIED VALUE PER SHARE POST LIBERTY EXCHANGE PREMIUM                                           $21.74        -     $42.95
                                                                                                        --------------------------
             Premium to Market at 8/22/96 ($29.63)                                                       (26.6%)      -       45.0%

(1) Assumes Savoy shareholders receive 0.14 shares of SKTV Common Stock per Savoy common share.

(2)  Includes value of 26 LPTV stations.

(3) Assumes exercise of FOX option to increase ownership of KHON - Honolulu, WALA - Mobile, and WVUE - New Orleans to 50.0%.

(4) Corporate overhead of $7.5 million estimated by Savoy / SKTV management is valued at a 5x - 7x pre-tax multiple.

(5) Estimate for 1/1/97. Includes $97.5 million in total debt, $19.1 million in cash.

(6) Estimate for 1/1/97. Includes $12.5 million in 12.0% convertible notes, $39.0 million in 7.0% convertible subordinated debentures, $65.8 million equal to 50% of total broadcast facility of $131.5 million, $46.2 million cash balance estimated at 1/1/97, and an additional $23.8 million in cash from exercise of FOX Option.

(7) Equals after-tax net present value of an estimated $130.5 million in NOLs, of which $8.1 million, or 6.5% of Savoy's equity purchase price of $124.6 million, can be used per year from 1996 to 2010, taxed at 38.0% and discounted to 1/1/97 at a range of discount rates of 8.0% to 12.0%.

(8) Based on treasury method using 9.49 million outstanding shares as per 6/30/96 10-Q and 2.30 million outstanding options exerciseable at an average price of $15.79 as per 8/31/95 10-K. Also includes 4.21 million new shares issued in acquisition of Savoy, assuming 30.04 million Savoy common shares will be exchanged for shares of SKTV Common Stock on a 0.14:1 exchange ratio basis.

(9) Based on 19.26 million of Liberty's HSN Class B shares exchanged at a 20.00% premium over the Common Stock Exchange Ratio of 0.4500, resulting in an implied "exchange premium" of 1.73 million SKTV shares.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

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PROJECT HOUSE
================================================================================




                         -----------------------------


                                   SILVER KING
                                 COMMUNICATIONS


                         -----------------------------



                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary Valuation of SKTV Excluding Savoy ($in Millions)

                                                                                                  INDICATIVE REFERENCE RANGE
                                                                                                 ----------------------------
        100% - Owned Television Stations (1)                                                      $300.0               $600.0
        Minority - Owned Television Stations                                                       $40.0                $60.0
        Telemation                                                                                  $0.0                 $0.0
                                                                                                 ----------------------------
        TOTAL ENTERPRISE VALUE OF SKTV EXCLUDING SAVOY                                            $340.0               $660.0
                                                                                                 ----------------------------
            Less: SKTV Net Debt (2)                                                                          ($78.4)
                                                                                                 ----------------------------
        IMPLIED EQUITY VALUE OF SKTV EXCLUDING SAVOY                                             $261.63              $581.63
                                                                                                 ----------------------------
            Common Equivalent Shares (3)                                                                      10.56
                                                                                                 ----------------------------
        IMPLIED VALUE PER SHARE OF SKTV EXCLUDING SAVOY                                           $24.77         -     $55.06
                                                                                                 ----------------------------
            Premium to Market at 8/22/96 ($29.63)                                                (16.4%)         -      85.8%

        Additional Common Equivalent Shares to be Issued Due to Liberty Exchange Premium (4)                   1.73
        Implied Total Common Equivalent Shares Post Effect of Liberty Exchange Premium                        12.30
                                                                                                 ----------------------------
        IMPLIED VALUE PER SHARE POST LIBERTY EXCHANGE PREMIUM                                     $21.27         -     $47.30
                                                                                                 ----------------------------
            Premium to Market at 8/22/96 ($29.63)                                                (28.2%)                59.6%

--------------------
(1)  Includes value of 26 LPTV stations.

(2) Estimate for 1/1/97. Includes $97.5 million in total debt, $19.1 million in cash.

(3) Based on treasury method using 9.49 million outstanding shares as per 6/30/96 10-Q and 2.30 million outstanding options exerciseable at an average price of $15.79 as per 8/31/95 10-K. Treasury method calculations are based on a 8/22/96 stock price of $29.63 per share.

(4) Based on 19.26 million of Liberty's HSN Class B shares exchanged at a 20.00% premium over the Common Stock Exchange Ratio of 0.4500, resulting in an implied 'exchange premium' of 1.73 million SKTV shares.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Valuation of SKTV's 100% - Owned Television Stations
($ Millions)

                                                                                IMPLIED ENTERPRISE VALUE
                                                                                ------------------------
HSN CASE(1)
     DISCOUNTED CASH FLOW ANALYSIS:(2)
            Discount Rate                                       10.0% -  9.0%        $220.5 - $266.7
            Exit Multiple of Year 2001E BCF                      8.Ox - 10.0x

INDEPENDENT STATIONS CASE
     DISCOUNTED CASH FLOW ANALYSIS:(2)
            Discount Rate                                       16.0% - 14.0%        $504.6 - $643.2
            Exit Multiple of Year 2006E BCF                     10.0x - 11.0x
            "Stick" Value of LPTV Stations                                             $5.0 -  $10.0
            TOTAL                                                                    $509.6 - $653.2

DUOPOLY / LMA CASE
     DISCOUNTED CASH FLOW ANALYSIS:(2)
            Discount Rate                                       14.0% - 12.0%        $564.3 - $671.0
            Exit Multiple of Year 2006E BCF                     10.0x - 11.0x
            "Stick" Value of LPTV Stations                                             $5.0 -  $10.0
            TOTAL                                                                    $569.3 - $681.0
     COMPARABLE ACQUISITIONS ANALYSIS:(1)
            After-Tax "Stick" Values for Individual Stations                         $390.4 - $629.1

--------------------
(1) Includes value of LPTV stations.

(2) Present values as of 1/1/97.


                                                       Wasserstein Perella & Co.
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                                     - 44 -
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PROJECT HOUSE
================================================================================
Indicative Valuation of SKTV's Minority - Owned Television Stations
($ Millions)

                                                                                IMPLIED
                                            1997E       MULTIPLE RANGE OF      ENTERPRISE
                                          EBITDA (1)     1997E EBITDA (2)     VALUE RANGE
                                          ----------    -----------------    -------------
BLACKSTAR COMMUNICATIONS

  WBSX - Detroit, MI                         $1.2         10.0x - 12.0x      $12.0 - $14.4
  WBSF - Orlando, FL                         $1.0         10.0x - 12.0x      $10.0 - $12.0
  KBSP - Portland, OR                        $1.4         10.0x - 12.0x      $14.0 - $16.8
  WHGI/WSNB - Lincoln, NE (3)(4)               NA               NA            $2.5 -  $5.0
  WEVN/KIVV - Rapid City, SD (3)(5)            NA               NA            $2.5 -  $5.0
  KWNB - North Platt, NE                       NA               NA            $2.5 -  $5.0

ROBERTS BROADCASTING COMPANY (6)

  WHSL - St. Louis, MO                       $1.2         10.0x - 12.0x      $12.0 - $14.4
  KTVJ - Denver, CO                          $2.4         10.0x - 12.0x      $24.0 - $28.8
  WRMY - Raleigh, NC                           NA               NA            $5.0 - $10.0

URBAN BROADCASTING CORP. (7)

  WTMW - Washington, DC                      $1.7         10.0x - 12.0x      $17.0 - $20.4

JOVON BROADCASTING (8)

  WJYS - Chicago - IL                          NM               NM           $10.0 - $20.0

PAN PACIFIC

  KPST - San Francisco, CA (3)                 NA               NA           $10.0 - $20.0





                                                                                  MINORITY AND     IMPLIED SKTV
                                                   SKTV            SKTV            LIQUIDITY      PROPORTIONATE
                                                 OWNERSHIP  PROPORTIONATE VALUE     DISCOUNT       VALUE RANGE
                                                 ---------  -------------------   ------------    -------------
BLACKSTAR COMMUNICATIONS

  WBSX - Detroit, MI                               45.0%       $5.4 -  $6.5          25.0%        $4.1 -  $4.9
  WBSF - Orlando, FL                               45.0%       $4.5 -  $5.4          25.0%        $3.4 -  $4.1
  KBSP - Portland, OR                              45.0%       $6.3 -  $7.6          25.0%        $4.7 -  $5.7
  WHGI/WSNB - Lincoln, NE (3)(4)                   45.0%       $1.1 -  $2.3          25.0%        $0.8 -  $1.7
  WEVN/KIVV - Rapid City, SD (3)(5)                45.0%       $1.1 -  $2.3          25.0%        $0.8 -  $1.7
  KWNB - North Platt, NE                           45.0%       $1.1 -  $2.3          25.0%        $0.8 -  $1.7

ROBERTS BROADCASTING COMPANY (6)

  WHSL - St. Louis, MO                             45.0%       $5.4 -  $6.5          25.0%        $4.1 -  $4.9
  KTVJ - Denver, CO                                45.0%      $10.8 - $13.0          25.0%        $8.1 -  $9.7
  WRMY - Raleigh, NC                               45.0%       $2.3 -  $4.5          25.0%        $1.7 -  $3.4

URBAN BROADCASTING CORP. (7)

  WTMW - Washington, DC                            45.0%       $7.7 -  $9.2          25.0%        $5.7 -  $6.9

JOVON BROADCASTING (8)

  WJYS - Chicago - IL                              45.0%       $4.5 -  $9.0          25.0%        $3.4 -  $6.8

PAN PACIFIC

  KPST - San Francisco, CA (3)                     49.0%       $4.9 -  $9.8          25.0%        $3.7 -  $7.4

                                             -----------------------------------------------------------------
                                             IMPLIED SKTV PROPORTIONATE INTEREST                 $41.3 - $58.6
                                             -----------------------------------------------------------------

--------------------
(1) Based on management provided information as part of an appraisal report prepared by an independent consultant in 1995.

(2) Multiples are based on comparable publicly-traded companies and comparable acquisitions analysis.

(3)  "Stick" values based on WP&Co. estimates.

(4)  WSNB is a satellite station of WHGI.

(5)  KIVV is a satellite station of WEVN.

(6) Excludes any value for KZAR - Salt Lake City, UT, which is currently under construction.

(7) Excludes any value for WZJL - Houston, TX, which is currently under construction.

(8)  Pending transaction.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

                                     - 45 -
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PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of SKTV



- WP&CO. PERFORMED AN INDICATIVE VALUATION OF SKTV BY SEGMENT

    - The segments are as follows:

       - 100%-Owned Television Stations (excluding Savoy)

       - Minority-Owned Television Stations

    - SKTV management believes that there is no material value attributable to SKTV's Telemation division and therefore we did not assign it any value

- WP&CO. PERFORMED AN INDICATIVE VALUATION OF SKTV'S 100%-OWNED TELEVISION STATIONS (INCLUDING 26 LPTV STATIONS) UNDER THE FOLLOWING SCENARIOS:

    - SKTV renews its contracts with HSN and continues to broadcast HSN programming after 1997 ("HSN Case")

       - Although SKTV and HSN management have indicated that this scenario is not the plan of either company, it is possible that SKTV might need to renew its contract with HSN if regulatory or other factors prevent SKTV from launching its own network

          * It should be noted that such contract is renewable solely at the option of SKTV

    - SKTV develops into a network of independent local television stations per Mr. Diller's business plan ("Independent Stations Case")

    - SKTV's stations are sold individually to third-party buyers pursuing an LMA strategy pursuant to which they would subsequently buy the stations upon relaxation of the current duopoly ownership restrictions ("LMA/Duopoly Case")


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                                     - 46 -

PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of SKTV (Cont'd)

HSN CASE

    - Under the HSN Case we have assumed that SKTV will continue to broadcast HSN programming on all its 100%-owned television stations and collect a fee of approximately $41.6 million in 1996 from HSN.

        -  Such fee grows by 50% of the CPI each year

           * CPI is estimated to be 3.75% in 1996 and thereafter, resulting in the above fee growth to be 1.88% per year

        - Per its contract with HSN, each year SKTV is to receive a commission of 5% of incremental HSN merchandise sales in SKTV's markets over 1992 sales in these markets

           *  No such commission was paid to SKTV in 1995

        - SKTV also generates additional revenues (estimated by SKTV management to be approximately $2.7 million in 1996 from programming, royalty payments, etc.) for which we have assumed a 4.0% growth rate from 1996 through 2001

    - The most appropriate valuation methodology for the HSN Case is discounted cash flow analysis since there are not any publicly-traded companies comparable to SKTV as it operates under the HSN contract, nor are there any comparable acquisitions of such companies

        - The fact that SKTV has very predictable revenues almost exclusively from one source under the HSN contract makes discounted cash flow analysis particularly appropriate in valuing SKTV

    - We used the 1996 budget for SKTV's 100%-owned stations provided by SKTV management to develop projections for such stations from 1997 to 2001

        - A summary of projections for SKTV's 100%-owned stations for the HSN Case appears on page 52

    - We used a discount rate range of 9.0% - 10.0% and an exit multiple range of terminal year broadcast cash flow ("BCF", defined as EBITDA plus corporate overhead less cash film payments) of 8.0x - 10.0x to arrive at an enterprise value range for SKTV's 100%-owned stations

        - The relatively low discount rate range used in valuing SKTV reflects the relative certainty of revenues in this contracted-for scenario

    -   All present values are as of January 1, 1997


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--------------------------------------------------------------------------------

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PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of SKTV (Cont'd)

INDEPENDENT STATIONS CASE

   - We valued SKTV's 100%-owned stations under the Independent Stations Case using discounted cash flow analysis

       - Comparable public company trading analysis and comparable acquisitions analysis are not relevant since SKTV's current and past operations do not reflect its business plan under this scenario

   - For purposes of this analysis, we have assumed that SKTV continues to operate pursuant to the terms of its contract with HSN through year-end 1997 and that Mr. Diller's business plan for independent local stations becomes fully effective beginning in January 1998

   - We have developed projections for SKTV's 100%-owned stations for 1998 through 2006 based on discussions with SKTV management

   - We have estimated revenues for each of SKTV's 100%-owned stations from 1998 through 2006 based on an estimate of the share of total market revenues which might be achieved by each station in its respective market

       -  A build-up of net revenues by market for the stations appears on page
          53

   - We have estimated the stations' combined broadcast cash flow ("BCF") margin to be approximately 25.0% in 1998, increasing to 40.0% by 2002, and remaining flat through 2006

   - Per our discussions with SKTV management, we have assumed start-up capital expenditures of $198 million (approximately $16.5 million per station) equally distributed over a period of three years beginning in 1998

      - Such capital expenditures would be necessary for the infrastructure required to develop the stations into a network of local broadcasting stations per Mr. Diller's business plan

      - We have assumed capital expenditures of $ 1.0 million per station per year thereafter

   - We have assumed cash film payments to be $ 1.0 million per station per year from 1998 through 2006

      - Amortization of film rights is assumed to be equal to the cash film payments from 1998 through 2006


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--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of SKTV (Cont'd)

   - A summary of projections for SKTV's 100%-owned stations for the Independent Stations Case appears on page 54

   - We used a discount rate range of 14.0%-16.0% and an exit multiple range of terminal year BCF of 10.0x-11.0x to arrive at an enterprise value range for SKTV's 100%-owned stations

       - The high range of discount rates is intended to reflect the relatively high level of uncertainty surrounding the creation of a new network (even though some offsetting degree of comfort may be derived from Mr. Diller's track record with Fox and QVC)

   -  All present values are as of January 1, 1997

   -  The above analysis excludes any value for 26 LPTV stations owned by SKTV

      - We have assigned a combined "stick" value range of $5.0-$10.0 million for such LPTV stations

LMA/DUOPOLY CASE

   - We performed an indicative valuation of SKTV's 100%-owned stations assuming that each station is sold individually to third-party buyers

   - We performed valuation analysis of these stations assuming that each potential partner already owns a station in the SKTV market and enters into an LMA with an SKTV-owned station in the same market

      - The LMA partner would subsequently buy the SKTV station upon relaxation of current duopoly ownership restrictions

   - SKTV stations would present attractive "second-station" opportunities in major markets for strategic buyers including network owners and broadcast station groups with a large-market focus

   - Attractive values should be realized upon the sale of these stations to such buyers because of significant cost savings available through the use of the same programming and management at both stations

   - We performed an indicative valuation of SKTV's 100%-owned stations under such a scenario based on (i) discounted cash flow analysis and (ii) comparable acquisitions analysis


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--------------------------------------------------------------------------------

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PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of SKTV (Cont'd)


DISCOUNTED CASH FLOW ANALYSIS

    - We performed a discounted cash flow valuation of SKTV's 100%-owned stations under the LMA/Duopoly Case using projections developed under the Independent Stations Case with certain modifications

    - As in the Independent Stations Case, we have assumed that SKTV continues to broadcast HSN programming through year-end 1997

    - For each year after 1997, we have assumed that revenues for SKTV's 100%-owned stations are 25% lower than corresponding revenues under the Independent Stations Case

       - This reflects the effect of the same entity operating two competing stations in the same market

    - Operating expenses, including payments for film rights, are assumed to be reduced by 30% each year after 1997 compared to the Independent Stations Case

       - This reflects operating synergies including lower costs for programming, engineering and administration

    - Additionally, this case assumes capital expenditures of $1.0 million per station per year, compared with the $198 million start-up capital required over a period of three years beginning in 1998 in the Independent Stations Case

       - We have also assumed additional start-up promotional capital of $25 million in 1998 to create a new identity for the SKTV stations

    - A summary of projections for SKTV's 100%-owned stations for the LMA/Duopoly Case appears on page 55

    - We used a discount rate range of 12.0% - 14.0% and an exit multiple range of terminal year BCF of 10.0x - 11.0x to arrive at an enterprise value range for SKTV's 100%-owned stations

    -  All present values are as of January 1, 1997

    -  The above analysis excludes any value for 26 LPTV stations owned by SKTV

       - We have assigned a combined "stick" value range of $5.0-$10.0 million for such LPTV stations


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                                     - 50 -
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PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of SKTV (Cont'd)

COMPARABLE ACQUISITIONS ANALYSIS

    - We analyzed recent acquisitions of independent UHF television stations in major markets to arrive at a range of pre-tax "stick" values for each SKTV station

        - A notable example is the August 1995 sale of WNYC-TV (a UHF channel and former public television station) to Dow Jones/ITT for approximately $207 million

    - We assigned pre-tax "stick" values to stations in other markets based on market rank and size

    - We assigned a combined pre-tax "stick" value range of $5.0 - $10.0 million for 26 LPTV stations owned by SKTV

    - We arrived at an after-tax enterprise value range for SKTV's 100%-owned stations using tax basis information provided by SKTV management and a 38.0% tax rate

    -  A summary of this valuation appears on page 56

- WE VALUED SKTV'S MINORITY-OWNED TELEVISION STATIONS TO ARRIVE AT PROPORTIONATE VALUES FOR SKTV'S INTERESTS IN THESE STATIONS

    - Each station was valued using a range of multiples of 1997E BCF based on multiples for comparable publicly-traded companies and for comparable acquisitions in the television broadcasting industry

       - 1997E BCF figures were provided by SKTV management as part of an appraisal report prepared by an independent consultant in 1995

       - The appraisal report did not contain 1997E BCF figures for recently acquired stations, for which we have estimated "stick" values based on market rank and size

    - A discount of 25%, reflecting minority interests and lack of liquidity for ownership interests in privately held entities, was ascribed to SKTV's proportionate stakes to arrive at implied value ranges for SKTV's interests in these stations

    -  A summary of this valuation appears on page 45


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--------------------------------------------------------------------------------

PROJECT HOUSE                                                           HSN CASE
================================================================================
Summary of Projections for Silver King's 100%-Owned Stations for the HSN Case (000's) (1)


                               -------------------------------------------------------      --------
                                            FISCAL YEAR ENDING DECEMBER 31,                 '96 -'01
                               -------------------------------------------------------      --------

INCOME STATEMENT PROJECTIONS    1997E       1998E       1999E        2000E      2001E         CAGR
                                -----       -----       -----        -----      -----         ----
NET SALES
       HSC FEES                $42,340     $43,134     $43,943      $44,767    $45,607        1.9%
       HSC COMMISSIONS (2)      $4,281      $5,106      $5,957       $6,868     $7,842          NM
       OTHER REVENUE            $2,799      $2,911      $3,027       $3,148     $3,274        4.0%
       TOTAL NET SALES         $49,419     $51,150     $52,927      $54,784    $56,723        5.1%
       % Growth                  11.7%        3.5%        3.5%         3.5%       3.5%

BROADCAST CASH FLOW ("BCF")    $25,081     $25,960     $26,862      $27,804    $28,788        5.1%
       % Growth                  11.7%        3.5%        3.5%         3.5%       3.5%
       % Margin                  50.8%       50.8%       50.8%        50.8%      50.8%

CAPEX                           $1,005      $1,040      $1,076       $1,114     $1,154        5.1%
       % of Net Sales             2.0%        2.0%        2.0%        2.0%        2.0%

--------------------
(1)  Projections from SKTV management provided information and WP&Co. estimates.

(2) Per its contract with HSN, each year SKTV is to receive a commission of 5.0% of incremental HSN merchandise sales in SKTV's markets over such sales in 1992 in these markets. 1992 merchandise sales in SKTV's markets were $252.1 million. We have assumed that the proportion of HSN merchandise sales in SKTV's markets to total HSN merchandise sales to be 35.0% each year per discussions with HSN management. We have used the Base Case for HSN to calculate these figures.


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--------------------------------------------------------------------------------

PROJECT HOUSE                                          INDEPENDENT STATIONS CASE
================================================================================
Operating Assumptions and Projections for Silver King's 100%-Owned Stations for the Independent Stations Case (Figures in $000)(1)

                                ---------------------------------------------------------------------------------------------------
                                                                     FISCAL YEAR ENDING DECEMBER 31,
                                ---------------------------------------------------------------------------------------------------
INCOME STATEMENT PROJECTIONS     1997E        1998E         1999E          2000E          2001E         2002E          2003E
                                ---------------------------------------------------------------------------------------------------
MARKET REVENUES
      New York City                  NA     $1,502,600    $1,581,800     $1,708,344     $1,776,678    $1,918,812     $1,995,564
      Los Angeles                    NA     $1,563,800    $1,636,600     $1,767,528     $1,838,229    $1,985,287     $2,064,699
      Chicago                        NA       $943,000      $989,800     $1,068,984     $1,111,743    $1,200,683     $1,248,710
      Philadelphia                   NA       $592,600      $622,900       $672,732       $699,641      $755,613       $785,837
      Boston                         NA       $565,700      $592,200       $639,576       $665,159      $718,372       $747,107
      Dallas                         NA       $531,400      $558,000       $602,640       $626,746      $676,885       $703,961
      Houston                        NA       $457,800      $481,300       $519,804       $540,596      $583,844       $607,198
      Cleveland                      NA       $267,700      $281,100       $303,588       $315,732      $340,990       $354,630
      Miami                          NA       $460,900      $487,100       $526,068       $547,111      $590,880       $614,515
      Tampa                          NA       $270,000      $283,000       $305,640       $317,866      $343,295       $357,027
      Baltimore                      NA       $205,600      $215,800       $233,064       $242,387      $261,777       $272,249

MARKET SHARE
      New York City                  NA            2.0%          2.9%           3.8%           4.0%          4.0%           4.0%
      Los Angeles                    NA            1.1%          1.6%           2.0%           2.2%          2.2%           2.2%
      Chicago                        NA            1.5%          2.1%           2.7%           3.3%          3.3%           3.3%
      Philadelphia                   NA            2.0%          2.5%           3.3%           4.0%          4.0%           4.0%
      Boston                         NA            2.0%          3.0%           3.5%           3.5%          3.5%           3.5%
      Dallas                         NA            1.5%          2.0%           2.5%           3.0%          3.0%           3.0%
      Houston                        NA            2.0%          2.8%           3.5%           4.5%          4.5%           4.5%
      Cleveland                      NA            2.5%          3.3%           4.2%           5.0%          5.0%           5.0%
      Miami                          NA            2.0%          3.0%           4.0%           4.0%          4.0%           4.0%
      Tampa                          NA            2.3%          3.4%           4.5%           4.5%          4.5%           4.5%
      Baltimore                      NA            3.0%          4.5%           6.0%           6.0%          6.0%           6.0%

NET REVENUES
      New York City                  NA        $29,301       $45,081        $64,063        $71,067       $76,752        $79,823
      Los Angeles                    NA        $17,202       $26,186        $35,351        $40,441       $43,676        $45,423
      Chicago                        NA        $14,145       $20,786        $28,863        $36,688       $39,623        $41,207
      Philadelphia                   NA        $11,852       $15,573        $22,200        $27,986       $30,225        $31,433
      Boston                         NA        $11,314       $17,766        $22,385        $23,281       $25,143        $26,149
      Dallas                         NA         $7,971       $11,160        $15,066        $18,802       $20,307        $21,119
      Houston                        NA         $9,156       $13,236        $18,193        $24,327       $26,273        $27,324
      Cleveland                      NA         $6,693        $9,276        $12,751        $15,787       $17,050        $17,731
      Miami                          NA         $9,218       $14,613        $21,043        $21,884       $23,635        $24,581
      Tampa                          NA         $6,075        $9,622        $13,754        $14,304       $15,448        $16,066
      Baltimore                      NA         $6,168        $9,711        $13,984        $14,543       $15,707        $16,335
                                -------       --------      --------       --------       --------      --------       --------
TOTAL NET REVENUES              $51,457       $129,094      $193,009       $267,652       $309,109      $333,838       $347,192
      % GROWTH                       NA          150.9%         49.5%          38.7%          15.5%          8.0%           4.0%

                                 -----------------------------------------
                                      FISCAL YEAR ENDING DECEMBER 31,
                                 -----------------------------------------
INCOME STATEMENT PROJECTIONS       2004E           2005E          2006E
                                 -----------------------------------------
MARKET REVENUES
      New York City              $2,155,210      $2,241,418     $2,420,731
      Los Angeles                $2,229,875      $2,319,070     $2,504,595
      Chicago                    $1,348,607      $1,402,551     $1,514,755
      Philadelphia                 $848,704        $882,652       $953,264
      Boston                       $806,875        $839,150       $906,282
      Dallas                       $760,278        $790,689       $853,944
      Houston                      $655,773        $682,004       $736,565
      Cleveland                    $383,000        $398,320       $430,186
      Miami                        $663,676        $690,223       $745,441
      Tampa                        $385,589        $401,012       $433,093
      Baltimore                    $294,028        $305,790       $330,253

MARKET SHARE
      New York City                     4.0%            4.0%           4.0%
      Los Angeles                       2.2%            2.2%           2.2%
      Chicago                           3.3%            3.3%           3.3%
      Philadelphia                      4.0%            4.0%           4.0%
      Boston                            3.5%            3.5%           3.5%
      Dallas                            3.0%            3.0%           3.0%
      Houston                           4.5%            4.5%           4.5%
      Cleveland                         5.0%            5.0%           5.0%
      Miami                             4.0%            4.0%           4.0%
      Tampa                             4.5%            4.5%           4.5%
      Baltimore                         6.0%            6.0%           6.0%

NET REVENUES
      New York City                 $86,208         $89,657        $96,829
      Los Angeles                   $49,057         $51,020        $55,101
      Chicago                       $44,504         $46,284        $49,987
      Philadelphia                  $33,948         $35,306        $38,131
      Boston                        $28,241         $29,370        $31,720
      Dallas                        $22,808         $23,721        $25,618
      Houston                       $29,510         $30,690        $33,145
      Cleveland                     $19,150         $19,916        $21,509
      Miami                         $26,547         $27,609        $29,818
      Tampa                         $17,351         $18,046        $19,489
      Baltimore                     $17,642         $18,347        $19,815
                                   --------        --------       --------
TOTAL NET REVENUES                 $374,967        $389,965       $421,163
      % GROWTH                          8.0%            4.0%           8.0%

--------------------
(1)  Projections from SKTV management provided information and WP&Co. estimates.

(2) Market revenue estimates for 1998 and 1999 per BIA's 1996 Television Market Report. From 2000 onwards, market revenues are projected to grow at 8.0% per year during even years and 4.0% per year during odd years.

(3) Market share estimates as per management provided information based on an independent consultant's report. Estimates for 1998, 1999, 2000 and 2001 reflect independent consultant's estimate for 1995, 1996, 1997 and 1998, respectively. Market shares are assumed to remain flat thereafter.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE                                          INDEPENDENT STATIONS CASE
================================================================================
Summary of Projections for Silver King's 100% - Owned Stations for the Independent Stations Case (000's)(1)


                                  --------------------------------------------------------------------------
                                                          FISCAL YEAR ENDING DECEMBER 31,
                                  --------------------------------------------------------------------------
INCOME STATEMENT PROJECTIONS       1997E      1998E      1999E     2000E       2001E      2002E       2003E
                                   -----      -----      -----     -----       -----      -----       -----
NET REVENUES                      $49,419   $129,094   $193,009   $267,652   $309,109    $333,838   $347,192

 % Growth                              NA         NM      49.5%      38.7%      15.5%        8.0%       4.0%

EBITDA                            $25,081    $44,274    $69,903   $103,002   $129,462    $145,535   $150,877

 % Growth                              NA         NM      57.9%      47.3%      25.7%       12.4%       3.7%
 % Margin                           50.8%      34.3%       362%      38.5%      41.9%       43.6%      43.5%

BROADCAST CASH FLOW ("BCF") (2)   $25,081    $32,274    $57,903    $91,002   $117,462    $133,535   $138,877

 % Growth                              NA         NM      79.4%      57.2%      29.1%       13.7%       4.0%
 % Margin                           50.8%      25.0%      30.0%      34.0%      38.0%       40.0%      40.0%

CAPEX                              $1,005    $66,000    $66,000    $66,000    $12,000     $12,000    $12,000

 % of Net Sales                      2.0%      51.1%      34.2%      24.7%       3.9%        3.6%       3.5%

                                  -------------------------------------------------
                                  FISCAL YEAR ENDING DECEMBER 31,  '97-'06  '98-'06
                                  -------------------------------
INCOME STATEMENT PROJECTIONS        2004E      2005E      2006E      CAGR     CAGR
                                    -----      -----      -----      ----     ----
NET REVENUES                      $374,967   $389,965    $421,163    26.9%    15.9%

 % Growth                             8.0%       4.0%        8.0%

EBITDA                            $161,987   $167,986    $180,465    24.5%    19.2%

 % Growth                             7.4%       3.7%        7.4%
 % Margin                            43.2%      43.1%       42.8%

BROADCAST CASH FLOW ("BCF") (2)   $149,987   $155,986    $168,465    23.6%    22.9%
 % Growth                             8.0%       4.0%        8.0%
 % Margin                            40.0%      40.0%       40.0%

CAPEX                              $12,000    $12,000     $12,000

 % of Net Sales                       3.2%       3.1%        2.8%

--------------------
(1) Projections from SKTV management provided information and WP&Co. estimates. 1997E figures for the Independent Stations Case are assumed to be equal to the figures in the HSN Case.

(2) Defined as EBITDA less cash film payments plus corporate overhead. Amortization of film rights is assumed to be equal to cash film payments. Corporate overhead is excluded from this analysis since it is valued separately.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE                                                 LMA / DUOPOLY CASE
================================================================================

Summary of Projections for Silver King's 100%-Owned Stations for the LAMA/Duopoly Case (000's) (1)


                                   -------------------------------------------------------------------------------
                                                                          FISCAL YEAR ENDING DECEMBER 31,
                                   -------------------------------------------------------------------------------
INCOME STATEMENT PROJECTIONS        1997E       1998E       1999E       2000E       2001E       2002E       2003E
                                    -----       -----       -----       -----       -----       -----       -----
NET REVENUES                       $49,419     $96,821    $144,757    $200,739    $231,832    $250,378    $260,394

 % Growth                               NA          NM       49.5%       38.7%       15.5%        8.0%        4.0%

EBITDA                             $25,081     $37,446     $58,582     $85,484    $106,079    $118,567    $122,973

 % Growth                               NA          NM       56.4%       45.9%       24.1%       11.8%        3.7%
 % Margin                            50.8%       38.7%       40.5%       42.6%       45.8%       47.4%       47.2%

BROADCAST CASH FLOW ("BCF") (2)    $25,081     $29,046     $50,182     $77,084     $97,679    $110,167    $114,573

 % Growth                               NA          NM       72.8%       53.6%       26.7%       12.8%        4.0%
 % Margin                            50.8%       30.0%       34.7%       38.4%        421%       44.0%       44.0%

CAPEX                               $1,005     $37,000     $12,000     $12,000     $12,000     $12,000     $12,000

 % of Net Sales                       2.0%       38.2%        8.3%        6.0%        5.2%        4.8%        4.6%

                                       ----------------------------------------------------
                                        FISCAL YEAR ENDING DECEMBER 31,   '97-'06   '98-'06
                                       --------------------------------
INCOME STATEMENT PROJECTIONS             2004E       2005E      2006E       CAGR      CAGR
                                         -----       -----      -----       ----      ----
NET REVENUES                            $281,225    $292,474    $315,872     22.9%     15.9%

 % Growth                                   8.0%        4.0%        8.0%

EBITDA                                  $132,139    $137,089    $147,384     21.7%     18.7%

 % Growth                                   7.5%        3.7%        7.5%
 % Margin                                  47.0%       46.9%       46.7%

BROADCAST CASH FLOW ("BCF") (2)         $123,739    $128,689    $138,984     21.0%     21.6%

 % Growth                                   8.0%        4.0%        8.0%
 % Margin                                  44.0%       44.0%       44.0%

CAPEX                                    $12,000     $12,000     $12,000

 % of Net Sales                             4.3%        4.1%        3.8%


--------------------
(1) Projections from SKTV management provided information and WP&Co. estimates. 1997E figures for the LMA / Duopoly Case are assumed to be equal to the figures in the HSN Case.

(2) Defined as EBITDA less cash film payments plus corporate overhead. Amortization of film rights is assumed to be equal to cash film payments. Corporate overhead is excluded from this analysis since it is valued separately.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Indicative "Private Market" Valuation of SKTV By Station Based on Comparable UHF Independent Station Acquisitions In Major Markets

($MM)

                             CALL        MARKET RANK          PRE-TAX
CITY, STATE                 LETTERS          (DMA)     ENTERPRISE VALUE RANGE
-----------                 -------      -----------   ----------------------
 New York, NY             WHSE/WHSI(1)         1       $125       -     $175

 Los Angeles, CA               KHSC            2       $100       -     $150

 Chicago, IL                   WEHS            3        $75       -     $125

 Philadelphia, PA              WHSP            4        $50       -     $100

 Boston, MA                    WHSH            6        $50       -      $75

 Dallas, TX                    KHSX            8        $50       -      $75

 Houston, TX                   KHSH           11        $35       -      $65

 Cleveland, OH                 WQHS           13        $25       -      $50

 Tampa, FL                     WBHS           15        $25       -      $50

 Miami, FL                     WYHS           16        $25       -      $50

 Baltimore, MD                 WHSW           23        $15       -      $40

 Value of 26 LPTVs                                       $5       -      $10

TOTAL ENTERPRISE VALUE FOR SKTV'S 100%-OWNED STATIONS $580       -      $965

     TAX BASIS IN ASSETS OF SKTV'S 100% - OWNED STATIONS      $81(2)

         IMPLIED AFTER-TAX ENTERPRISE VALUE (3)        $390             $629

------------------------------------
(1) WHSI is a satellite station of WHSE. WHSE and WHSI are considered one station for FCC multiple ownership purposes.
(2) Tax basis in the assets of SKTV's 100% - owned stations as provided by SKTV management. Assumes the sale of assets of SKTV's 100% - owned stations.
(3)      Assumes a 38.0% tax rate.
                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Selected Acquisitions of Independent UHF Television Stations(1)

                                                                                                        Estimated
                                                                                         Aggregate     Broadcasting    Year of
               Acquiring Company/    Station(s)                                        Consideration    Cash Flow     Cash Flow
Date            Selling Company      Acquired       Market        Affiliation  DMA(2)  ($ in millions)    Multiple    Multiple
----   --------------------------    ---------  ----------------  -----------  ------  --------------  -----------   ----------
4/96   Paxson/Television             WAAP-TV    Greensboro, NC     Religious    47          5.0             N.A.          N.A.
          Communications

12/95  Sinclair/WSTR-KSMO            WSTR-TV    Cincinnati, OH       IND        30         35.5             N.A.          N.A.
                                     KSMO-TV    Kansas City, MO      IND        31

9/95   Tribune/Gaylord               KHTV-TV    Houston, TX          IND        11         95.0             9.0          1995(E)
                                                                                                            8.0          1996(E)

8/95   Dow Jones-ITT/                WNYC-TV    New York, NY         PBS         1        207.0             N.A.          N.A.
          New York City

3/95   Viacom/New World              WSBK-TV    Boston, MA           IND         6        100.0            12.6          1994

1/95   Malrite Comm./Cannell         WUAB-TV    Cleveland, OH        IND        12        155.5             N.A           N.A.

10/94  Viacom/Combined Broadcasting  WGBS-TV    Philadelphia, PA     IND         4         72.0             9.5          1994(E)
                                     WBFS-TV    Miami, FL            IND        16         75.0             9.5          1994(E)

---------------
(1) Source: Analysts' estimates, Kagan Broadcast Investor, and press releases.
(2) Designated Market Area as defined by A.C. Nielsen Company.

                                                      Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================


                           -------------------------

                                     Savoy

                           -------------------------

                                                      Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================

Summary of Valuation of Savoy
($ Millions)

                                                                       INDICATIVE PROPORTIONATE VALUE RANGE ASSUMING:
                                                                   ----------------------------------------------------
                                             TOTAL STATION           FOX EXERCISES OPTION FOX DOES NOT EXERCISE OPTION
                                              VALUE RANGE          TO INCREASE OWNERSHIP           TO INCREASE OWNERSHIP
Television Stations                        ----------------        ---------------------           ---------------------
   KHON - Honolulu(1)                      $70.0    - $90.0         $35.0     -   $45.0             $52.5     -   $67.5
   WALA - Mobile(1)                        $60.0    - $80.0         $30.0     -   $40.0             $45.0     -   $60.0
   WLUK - Green Bay(2)                     $40.0    - $50.0         $20.0     -   $25.0             $20.0     -   $25.0
   WVUE - New Orleans(1)                   $75.0    - $95.0         $37.5     -   $47.5             $56.3     -   $71.3
                                                                   ------        ------            ------        ------
          SUBTOTAL                                                 $122.5    -   $157.5            $173.8     -  $223.8

Film Operations                                                     $34.0    -    $36.0             $34.0     -   $36.0

McHale                                                               $5.0    -     $8.0              $5.0     -    $8.0
                                                                   --------------------            --------------------
TOTAL ENTERPRISE VALUE                                             $161.5    -   $201.5            $212.8     -  $267.8
                                                                   --------------------            --------------------
  Less: GKH 12.0% Convertible Note(3)                                     ($12.5)                          ($12.5)
  Less: 7.0% Convertible Sub. Debentures(3)                               ($39.0)                          ($39.0)
  Less: Proportionate Broadcast Facility(3)                               ($65.8)                          ($93.3)
  Plus: Cash from Exercise of FOX Option                                   $23.8                             $0.0
  Plus: Cash (1/1/97E)(4)                                                  $46.2                            $46.2
                                                                   ---------------------            --------------------
IMPLIED EQUITY VALUE                                                $114.3   -    $154.3            $114.2     -  $169.2
                                                                   ---------------------            --------------------

----------------
(1) FOX has an option to increase its ownership in KHON - Honolulu, WALA - Mobile, and WVUE - New Orleans from 25.0% to 50.0% by paying Savoy an aggregate of $23.8 million.
(2)      Savoy has a 50.0% interest in WLUK - Green Bay.
(3) As of 6/30/96 and assumed to remain outstanding on 1/1/97. Reflects 50.0% of total Broadcast Facility of $131.50 million if FOX exercises option, and a 71.0% of total Broadcast Facility if FOX does not exercise option. 71.0% reflects weighted average ownership based on 1997E BCF for the 4 independently owned stations.
(4) Based on Savoy management provided estimated cash balance as of 1/1/97 of $70.0 million (excluding $5.65 million in cash anticipated in 1996 to be realized in 1997 and 1998), less cash from exercise of FOX option of $23.8 million.
                                                      Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Valuation of Savoy's Individual Television Stations
($ Millions)

COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS(1)(2)
              1997E BCF Multiple                                         TOTAL IMPLIED ENTERPRISE VALUE

                  KHON - Honolulu                   10.5x  -  11.5x            $68.3  -   $74.8
                  WALA - Mobile                     10.5x  -  11.5x            $61.3  -   $67.2
                  WLUK - Green Bay                  10.5x  -  11.5x            $39.1  -   $42.8
                  WVUE - New Orleans                10.5x  -  11.5x            $72.7  -   $79.7

COMPARABLE ACQUISITIONS ANALYSIS(2)

              1997E BCF Multiple

                  KHON - Honolulu                   11.0x  -  13.0x            $71.6  -   $84.6
                  WALA - Mobile                     11.0x  -  13.0x            $64.3  -   $75.9
                  WLUK - Green Bay                  11.0x  -  13.0x            $41.0  -   $48.4
                  WVUE - New Orleans                11.0x  -  13.0x            $76.2  -   $90.1

DISCOUNTED CASH FLOW ANALYSIS(3)
              Discount Rate                         12.0%  -  10.0%
              Exit Multiple of Year 2001E BCF       10.0x  -  11.0x
                  KHON - Honolulu                                              $77.6  -   $91.4
                  WALA - Mobile                                                $71.3  -   $83.8
                  WLUK - Green Bay                                             $44.0  -   $52.0
                  WVUE - New Orleans                                           $85.4  -  $100.3

-------------------------------------------------------
(1)      Does not include any acquisition premium.
(2) Based on projections for each of Savoy's television stations developed by WP&Co.
(3)      Present values as of 1/1/97.
                                                      Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of Savoy

-   WP&CO. PERFORMED AN INDICATIVE VALUATION OF SAVOY BY SEGMENT

    - The segments are as follows:

      -     Television Stations
            * The stations are as follows:

                  CITY, STATE           CALL LETTERS     SAVOY OWNERSHIP        AFFILIATION
                 ---------------        ------------     ---------------        -----------
                 New Orleans, LA           WVUE                75%                 Fox
                 Mobile, AL                WALA                75%                 Fox
                 Honolulu, HI              KHON                75%                 Fox
                 Green Bay, WI             WLUK                50%                 Fox

            * Fox has an option to increase its ownership in WVUE, WALA and KHON to 50% for a total cash payment to Savoy of approximately $23.8 million

            * Fox has indicated to Savoy that it intends to exercise this option if the FCC determines that Fox will not violate the 35% U.S. television households coverage limit upon (i) consummation of its pending acquisition of New World Communications Group and (ii) exercise of its option to increase its ownership in the three Savoy stations to 50%

            * Savoy management has stated that under FCC rules Fox is currently able to exercise its option because its interest in the stations is non-voting and such interests are currently considered to be non-attributable to the 35% rule

            * However, within six to nine months the FCC is expected to revisit the issue of whether a non-voting stake is attributable to the 35% rule. If the FCC reverses its current stance, Fox will most likely need to sell back some or all of its stake in the Savoy stations

            * We performed valuation of Savoy's stations assuming (i) Fox exercises its option to increase its ownership in the three Savoy stations to 50% and pays Savoy $23.8 million in cash, and (ii) Fox is not permitted by the FCC to exercise such option

- Film Operations

- McHale

            *        Post-production operations

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of Savoy (Cont'd)

TELEVISION STATIONS

-        WE PERFORMED AN INDICATIVE VALUATION OF TELEVISION STATIONS BASED ON
         (i) DISCOUNTED CASH FLOW ANALYSIS, (ii) COMPARABLE PUBLIC COMPANY TRADING ANALYSIS, AND (iii) COMPARABLE ACQUISITIONS ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS

         -        We performed a discounted cash flow valuation of Television
                  Stations

         - We developed projections for each of Savoy's television stations based on the average of the "Estimated Case" and "Downside Case" created by Savoy management for individual station BCF estimates for the second half of 1996

                  - Total BCF for the four stations in the first half of 1996 was approximately $5.7 million and has been allocated pro rata to each station based on the relative allocation of BCF estimates for the second half of 1996

         - We reduced management projections slightly to arrive at our 1997 and 1998 BCF estimates

         - BCF margins improve by about 2 percentage points per year from 1999 through 2001

         - Capital expenditure projections are based on management-provided information and WP&Co. estimates

         - A summary of projections for Television Stations appears on page 65

         - We used a discount rate range of 10.0% - 12.0% and an exit multiple range of terminal year BCF of 10.0x - 11.0x to arrive at an enterprise value range for each of Savoy's television stations

         -        All present values are as of January 1, 1997

                                                      Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================

Summary of Assumptions for Valuation of Savoy (Cont'd)

COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

- We analyzed multiples of selected publicly-traded television broadcasting companies and used a range of 10.5x - 11.5x 1997E BCF to arrive at an enterprise value range for each of Savoy's television stations

COMPARABLE ACQUISITIONS ANALYSIS

- We analyzed recent acquisitions in the television broadcasting industry and used a range of 11.0x - 13.Ox 1997E BCF to arrive at an enterprise value range for each of Savoy's television stations

     FILM OPERATIONS

- We performed a discounted cash flow valuation of Film Operations based on after-tax cash flow projections for 1997 and 1998 provided by Savoy management

- We have given no value to the $10 - $20 million of cash flow Savoy management expects to receive after 1998 because of the high degree of uncertainty of receiving such payments

- We used a discount rate range of 8.0% - 12.0% to arrive at an enterprise value range for Film Operations

         - Such range is relatively low because a large part of such payments is guaranteed

-        All present values are as of January 1, 1997

- A summary of the cash flow projections and the valuation appears on page 66

                                                      Wasserstein Perella & Co.

--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions for Valuation of Savoy (Cont'd)

MCHALE

- We performed an indicative valuation of McHale based on discounted cash flow analysis

         - There are few, if any, publicly-traded companies, or acquisitions of companies, that are truly comparable to McHale

-        We developed projections for McHale for 1997 through 2001 as follows:

         - We used EBITDA for McHale provided by Savoy management for the second half of 1996 to arrive at an estimated EBITDA figure for 1996, and subsequently developed projections for 1997 through 2001 by using a 4.0% EBITDA growth rate per year from 1996 through 2001

         - For purposes of this analysis, we have assumed that McHale does not require any capital expenditures or working capital

- We used a discount rate range of 10.0% - 12.0% and a perpetuity growth rate range of terminal year free cash flow of 1.0% - 4.0% to arrive at an enterprise value range for McHale

-        All present values are as of January 1, 1997

                                                      Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE                                              TELEVISION STATIONS
================================================================================
Summary of Projections for Savoy's Television Stations (000's) (1)

                               -------------------------------------------------      ---------
                                         FISCAL YEAR ENDING DECEMBER 31,              '96 -'01
                               -------------------------------------------------      ---------
INCOME STATEMENT PROJECTIONS   1996E    1997E    1998E    1999E   2000E    2001E        CAGR
                               -----    -----    -----    -----   -----    -----      ---------
NET REVENUES
         KHON - Honolulu      $16,028  $20,329  $24,125  $25,090  $27,097  $28,181       11.9%
         WALA - Mobile        $14,393  $18,256  $21,664  $22,530  $24,333  $25,306       11.9%
         WLUK - Green Bay     $ 9,179  $11,643  $13,817  $14,370  $15,519  $16,140       11.9%
         WVUE - New Orleans   $17,067  $21,647  $25,689  $26,716  $28,854  $30,008       11.9%
                              -------  -------  -------  -------  -------  -------
TOTAL NET REVENUES            $56,667  $71,875  $85,294  $88,706  $95,802  $99,634       11.9%
         % Growth                 -       26.8%    18.7%     4.0%     8.0%     4.0%

EBITDA

         KHON - Honolulu      $ 5,111  $ 6,809  $ 8,506  $ 9,335  $10,600  $11,575       17.8%
         WALA - Mobile        $ 4,590  $ 6,114  $ 7,638  $ 8,383  $ 9,519  $10,395       17.8%
         WLUK - Green Bay     $ 2,927  $ 3,899  $ 4,871  $ 5,347  $ 6,071  $ 6,630       17.8%
         WVUE - New Orleans   $ 5,443  $ 7,250  $ 9,057  $ 9,941  $11,287  $12,326       17.8%
TOTAL EBITDA                  $18,072  $24,072  $30,072  $33,006  $37,477  $40,926       17.8%
                              -------  -------  -------  -------  -------  -------
         % Growth                -        33.2%    24.9%     9.8%    13.5%     9.2%
         % Margin                31.9%    33.5%    35.3%    37.2%    39.1%    41.1%

BROADCAST CASH FLOW (2)

         KHON - Honolulu      $ 4,808  $ 6,505  $ 8,202  $ 9,032  $10,297  $11,272       18.6%
         WALA - Mobile        $ 4,318  $ 5,842  $ 7,366  $ 8,111  $ 9,246  $10,122       18.6%
         WLUK - Green Bay     $ 2,754  $ 3,726  $ 4,698  $ 5,173  $ 5,897  $ 6,456       18.6%
         WVUE - New Orleans   $ 5,120  $ 6,927  $ 8,734  $ 9,618  $10,964  $12,003       18.6%
                              -------  -------  -------  -------  -------  -------
TOTAL BROADCAST CASH FLOW     $17,000  $23,000  $29,000  $31,934  $36,405  $39,854       18.6%
         % Growth                -        35.3%    26.1%    10.1%    14.0%     9.5%
         % Margin                30.0%    32.0%    34.0%    36.0%    38.0%    40.0%

CAPEX
         KHON - Honolulu      $ 1,000  $ 1,000  $ 1,000  $ 1,000  $ 6,500  $ 1,000
         WALA - Mobile        $ 1,000  $ 1,500  $ 1,500  $ 1,500  $ 1,000  $ 1,000
         WLUK - Green Bay     $ 1,000  $ 2,000  $ 1,000  $ 1,000  $ 1,000  $ 1,000
         WVUE - New Orleans   $ 1,000  $ 1,500  $ 1,500  $ 1,500  $ 1,000  $ 1,000
                              -------  -------  -------  -------  -------  -------
TOTAL CAPEX                   $ 4,000  $ 6,000  $ 5,000  $ 5,000  $ 9,500  $ 4,000
         % of Net Revenues        7.1%     8.3%     5.9%     5.6%     9.9%     4.0%

(1)      Projections from Savoy management provided information and WP&Co.
         estimates.
(2) BCF is defined as EBITDA plus corporate overhead less cash film payments. Corporate overhead is excluded from this analysis, but is valued separately above. Cash film payments are assumed to be equal to amortization of film rights.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE                                                   FILM OPERATIONS
================================================================================
Valuation of Savoy's Film Operations (Figures in $000) (1)

                                                              FISCAL YEAR ENDED DECEMBER 31,
                                                    -------------------------------------------------
 CASH FLOW                                           1997E     1998E      1999E    2000E      2001E
                                                    --------  --------  --------  --------  ---------
           Already Released Films - Guar. Portion   $  6,760  $      0  $      0  $      0  $       0
           Already Released Films                   $  5,500  $  5,500  $      0  $      0  $       0
           Projects in Development                  $  2,380  $  2,380  $      0  $      0  $       0
           Andy Davis Deal                          $  3,000  $  2,000  $      0  $      0  $       0
           Producer Fees                            $  2,500  $  2,500  $      0  $      0  $       0
           Remaining Participations / Receipts      $      0  $  3,110  $      0  $      0  $       0
           Participations on Unreleased Films (2)   $  2,825  $  2,825  $      0  $      0  $       0
           Other                                    $      0  $     90  $      0  $      0  $       0
           Less: Pinnochio Adjustment               $ (1,390) $      0  $      0  $      0  $       0
                                                    --------  --------  --------  --------  ---------
 TOTAL CASH FLOW                                    $ 21,575  $ 18,405  $      0  $      0  $       0

                                                                       DISCOUNT RATE
                                                    -------------------------------------------------
                                                        8.0%      9.0%     10.0%     11.0%      12.0%
                                                    -------------------------------------------------
 TOTAL VALUE OF FILM OPERATIONS                     $ 35,756  $ 35,285  $ 34,824  $ 34,375  $  33,936

---------------

(1) Net present values as of 1/1/97. Projections from management provided information. Gives no value to an additional $10 - $20 million of cash expected by management after 1998 due to the high degree of uncertainty of receiving such payments.

(2) Cash originally anticipated in 1996, that will be realized in 1997 and 1998.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================

                             Home Shopping Network
                                  Overview and
                               Valuation Analysis

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================

                                Business Overview

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Home Shopping Network Business Overview

                          HOME SHOPPING NETWORK ("HSN")
-----------------------------   ----------------------  ------------------------
         HOME SHOPPING                 HSN MAIL            INTERNET SHOPPING
          CLUB ("HSC")                  ORDER                NETWORK ("ISN")
-----------------------------   ----------------------  ------------------------
- Sells a variety of consumer   - Markets a variety of  - Launched in mid-1993,
  goods and services by means     merchandise through     ISN operates an
  of live, customer-interactive   five mail order         interactive shopping
  retail sales programming,       catalogs                service on the Internet
  which is received on a                                  specializing in small
  full-time or part-time basis                            office and computer
  by broadcast television                                 related products
  stations, cable television
  systems and satellite dish                            - Purchased by HSN in
  receivers                                               September 1994

- HSN: Original HSC                                     - Currently, has over
  network; carried by both                                25,000 products and
  cable television systems and                            100,000 customers
  broadcast television stations

- Spree!: Carries more casual
  and less structured retail
  sales programming available
  on a part-time basis

- Market reach as of June 30,
  1996:

-  HSN: Approximately
  69MM homes throughout
  the U.S.

-  Spree!: 11.7MM cable
  television households of
  which 4.8MM households
  receive programming on a
  part-time basis

  Of total, 10.2MM are dual
  households, i.e., receive
  both HSN and Spree!
  programming



                          HOME SHOPPING NETWORK ("HSN")
 ---------------------  ----------------------    ---------------------------
                              NATIONAL CALL
      VELA RESEARCH               CENTER                  OTHER HOLDINGS
 ---------------------  ----------------------    ---------------------------
- Develops and markets  - Provides third-party     BODY BY JAKE ENTERPRISES
  high technology audio   services for phone and
  and video products to   fulfillment             - Sells exercise equipment
  the cable, broadcast,                             and fitness-related
  computer and                                      videos and books; also
  telecommunications                                produces fitness-related
  industries                                        infomercials, videos and
                                                    TV programs

                                                  - In July 1995, HSN
                                                    acquired a 20% interest
                                                    in Body by Jake for
                                                    $4.0MM

                                                   NATIONAL REGISTRY

                                                  - Develops and markets
                                                    electronic identification
                                                    systems and services using
                                                    finger image identification
                                                    and technology

                                                    HSN invested $ 10.0MM
                                                    for I 00,000 shares of
                                                    Series-A non-voting
                                                    convertible preferred stock

                                                  HSN Direct Joint Venture

                                                  - Develops, produces,
                                                    and markets
                                                    infomercials and
                                                    short form direct
                                                    response spots on a
                                                    national and
                                                    international basis

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
==============================================================================
Home Shopping Network Financial Summary ($MM)

 SUMMARY FINANCIALS (1)          FISCAL YEAR ENDED DECEMBER 31,                            LTM
 ----------------------          ---------------------------------------------             ---
                                    1993               1994             1995             6/30/96           1996E
Net Sales                         $1,046.58         $1,126.51        $1,018.63         $1,076.95         $1,127.69
    Growth                               NA               7.6%           (9.60%)            --                10.7%

EBITDA                            $   17.22         $   55.95        $  (25.42)        $   14.88         $   70.18
    Margin                              1.6%              5.0%            (2.5%)             1.4%              6.2%

EBIT                              $   (6.95)        $   26.88        $  (64.27)        $  (22.49)        $   36.54
    Margin                             (0.7%)             2.4%            (6.3%)            (2.1%)             3.2%


Net Income                        $   (5.22)        $   17.70        $  (47.33)        $  (22.85)        $   20.41
    Margin                             (0.5%)             1.6%            (4.6%)           (2.10%)             1.8%


Depreciation & Amortization       $   24.17         $   29.07        $   38.85         $   37.37         $   33.63
    % of Sales                          2.3%              2.6%             3.8%              3.5%              3.0%

Capital Expenditures              $   15.49         $   18.60        $   13.00         $    7.05         $   10.79
    % of Sales                          1.5%              1.7%             1.3%              0.7%            1. 0%

Pretax Cash Flow(2)               $    1.73         $   37.34        $  (38.42)        $    7.83         $   59.39
    Margin                              0.2%              3.3%            (3.8%)             0.7%              5.3%


Dividends Paid                    $    0.00         $    0.00        $    0.00         $    0.00         $    0.00
    Payout Ratio                        0.0%              0.0%             0.0%              0.0%              0.0%

Free Cash Flow(3)                 $    3.46         $   28.17        $  (21.48)        $    7.47         $   43.25
    Margin                              0.3%              2.5%            (2.1%)             0.7%              3.8%


Total Assets                      $  501.10         $  446.50        $  436.30         $  417.91                NA


Primary Earnings per Share        $   (0.06)        $    0.19        $   (0.53)        $   (0.25)        $    0.21


                                                       % OF
BOOK CAPITALIZATION (6/30/96)           AMOUNT         TOTAL
-----------------------------           ------         -----
   Cash and Equivalents                 $ 17.4           --

   Short-Term Debt                      $  0.4          0.2%
   Long-Term Debt(4)                    $118.1         44.3%
   Minority Interest                    $  0.0          0.0%
   Shareholders' Equity                 $148.1         55.5%
                                        ------        -----
   Total Capitalization                 $266.6        100.0%


MARKET CAPITALIZATION
---------------------
      Stock Price (8/22/96)             $ 11.125
      Common Share Equivalents (MM)(5)     95.93
                                        --------
      Market Equity Value               $1,067.2

          Plus Debt                 +      118.5
          Minus Cash                -       17.4
                                        --------
      Adjusted Market Value              1,168.4


ADJUSTED MARKET VALUE      LTM          1996E
AS A MULTIPLE OF:          ---          -----
-----------------
Sales                     1.1x          1.0x
EBITDA                      NM         16.6x
EBIT                        NM         32.0x


MARKET EQUITY VALUE       LTM          1996E
AS A MULTIPLE OF:         ---          -----
-----------------
Net Income                 NM          52.3x
Book Value               7.2x             NM


(1) Source: 1995 10-K. Other Charges and Restructuring Charges are excluded from EBIT in 1995. Other Charges, Restructuring Charges, and Litigation Settlements are excluded from Net Income in 1993 and 1995, tax effected at 20.6% for 1993 and at 35.0% for 1995, respectively. 1993 and 1995 include adjustments for nonrecurring inventory reserves, and 1995 includes write-off for amortization of customer lists.

(2)      Pretax Cash Flow = EBITDA - Capital Expenditures-Dividends Paid.

(3)      Free Cash Flow = Net Income + D&A - Capital Expenditures - Dividends
         Paid.

(4) Does not assume conversion of $100.00 million of 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share.

(5) Based on treasury method using 71.98 million outstanding common shares as per 7/31/96, 20.00 million outstanding Class B shares as per 6/30/96 10-Q, 18.58 million outstanding Employee Options exerciseable at an average exercise price of $8.76 per share per management provided information on 7/26/96, including 13.30 million outstanding options held by Barry Diller and 2.70 million outstanding options granted to selected members of HSN management including Mr. Diller's management team.

                                                         Wasserstein Perella Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Home Shopping Network Valuation Multiples At Various Stock Prices
(In $ millions, except per share figures)

STOCK PRICE                                            $11.00         $11.13       $12.00       $13.00      $14.00       $15.00
--------------------------------------------------------------------------------------------------------------------------------
Premium to Market ($11.13 on 8/22/96)                     (1.1%)          0.0%         7.9%        16.9%       25.8%        34.8%
      Common Share Equivalents(1)(2)                     95.77          95.93       105.33       106.38      107.27       108.05
EQUITY VALUE                                         $   1,053      $   1,067    $   1,264    $   1,383   $   1,502    $   1,621
      Net Debt (6/30/96)(2)                          $     101      $     101    $       1    $       1   $       1    $       1
                                                     ---------      ---------    ---------    ---------   ---------    ---------
ENTERPRISE VALUE                                     $   1,155      $   1,168    $   1,265    $   1,384   $   1,503    $   1,622


ENTERPRISE VALUE AS A MULTIPLE
OF:(3)(4)
----------------------------------------
      LTM Total Net Sales               $ 1,077.0          1.1x           1.1x         1.2x         1.3x        1.4x         1.5x
      1996E Total Net Sales             $ 1,127.7          1.0            1.0          1.1          1.2         1.3          1.4
      1997E Total Net Sales             $ 1,202.1          1.0            1.0          1.1          1.2         1.3          1.3

      LTM EBITDA                        $    14.9           NM             NM           NM           NM          NM           NM
      1996E EBITDA                      $    70.2         16.5           16.6         18.0         19.7        21.4         23.1
      1997E EBITDA                      $   102.1         11.3           11.4         12.4         13.5        14.7         15.9

      LTM EBIT                          $(   22.5)          NM             NM           NM           NM          NM           NM
      1996E EBIT                        $    36.5         31.6           32.0         34.6         37.9        41.1         44.4
      1997E EBIT                        $    65.3         17.7           17.9         19.4         21.2        23.0         24.8

EQUITY VALUE AS A MULTIPLE OF:(3)
---------------------------------
      LTM Net Income                    $(   22.9)          NM             NM           NM           NM          NM           NM
      1996E Net income                  $   20.41         51.6           52.3         61.9         67.8        73.6         79.4
      1997E Net Income                  $   41.5          25.4           25.7         30.5         33.3        36.2         39.1

---------------------------------

(1) Based on treasury method using 71.98 million outstanding common shares as per 7/31/96, 20.00 million outstanding Class B shares as per 6/30/96 10-Q, 18.58 million outstanding Employee Options exerciseable at an average exercise price of $8.76 per share per management provided information on 7/26/96, including 13.30 million outstanding options held by Barry Diller and 2.70 million outstanding options granted to selected members of HSN management including Mr. Diller's management team.

         Includes 0.11 million outstanding Outside Director Options exerciscable at $ 14.20 per share as per management provided information dated 7/26/95, when 'in the money.'

(2) Includes conversion of $100.00 million - 5.875% Convertible Subordinated Debentures convertible at $12.00 per share, when 'at-' or 'in-the-money.'

(3)      LTM as of 6/30/96.

(4)      Based on Base Case projections.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Home Shopping Network Primary Ownership Summary (1)

                                          COMMON STOCK       % OF TOTAL      CLASS B       % OF TOTAL   % ECONOMIC    % VOTING
                                             SHARES           CLASS A        SHARES         CLASS B     OWNERSHIP     INTEREST
                                             ------           -------        ------         -------     ---------     --------
CORPORATE INSIDERS:
     Barry Diller(2)                         100,000            0.1%             --           0.0%         0.1%         0.0%
                                          ----------          -----        ----------       -----        -----        -----
        TOTAL CORPORATE INSIDERS(3)          100,000            0.1%             --           0.0%         0.1%         0.0%
STRATEGIC INVESTORS:(4)
     Liberty (5)                          17,566,702           24.4%       20,000,000       100.0%        40.8%        80.0%
     Continental Cablevision                 489,000            0.7%             --           0.0%         0.5%         0.2%
     ScrippsCo                               125,980            0.2%             --           0.0%         0.1%         0.0%
     Cox Communication Inc.                   91,938            0.1%             --           0.0%         0.1%         0.0%
     Cablevision Industries                   29,298            0.0%             --           0.0%         0.0%         0.0%
                                          ----------          -----        ----------       -----        -----        -----
        TOTAL BENEFICIAL HOLDERS          18,302,918           25.4%       20,000,000       100.0%        41.6%        80.3%
MAJOR INSTITUTIONS.(4)
     Denver Investment Advisors            5,152,880            7.2%             --           0.0%         5.6%         1.9%
     Capital Research & Mgmt.              4,930,000            6.8%             --           0.0%         5.4%         1.8%
     Dietche & Field Advisors              3,853,730            5.4%             --           0.0%         4.2%         1.4%
     Fidelity Mgmt. & Res.                 3,458,500            4.8%             --           0.0%         3.8%         1.3%
     Legg Mason Fund Advisors              3,025,000            4.2%             --           0.0%         3.3%         1.1%
     Snyder Capital Mgmt.                  2,175,700            3.0%             --           0.0%         2.4%         0.8%
     American Express Financial            2,090,000            2.9%             --           0.0%         2.3%         0.8%
     Equitable Companies                   1,676,800            2.3%             --           0.0%         1.8%         0.6%
     Columbia Mgmt. Co.                    1,568,900            2.2%             --           0.0%         1.7%         0.6%
     BZW Barclays Global Invt              1,411,531            2.0%             --           0.0%         1.5%         0.5%
     Alliance Capital Mgmt.                1,348,100            1.9%             --           0.0%         1.5%         0.5%
     Wells Fargo Inst.                     1,277,281            1.8%             --           0.0%         1.4%         0.5%
     Wellington Mgmt. Corp.                1,197,540            1.7%             --           0.0%         1.3%         0.4%
     Heine Securities corp.                1,020,000            1.4%             --           0.0%         1.1%         0.4%
     Other Major Institutions             16,690,426           23.2%             --           0.0%        18.1%         6.1%
                                          ----------          -----        ----------       -----        -----        -----
        TOTAL MAJOR INSTITUTIONS          50,876,388           70.7%             --           0.0%        55.3%        18.7%
        OTHERS                             2,705,453            3.8%             --           0.0%         2.9%         1.0%
                                          ----------          -----        ----------       -----        -----        -----
        PRIMARY SHARES OUTSTANDING        71,984,759(6)       100.0%       20,000,000       100.0%       100.0%       100.0%
                                          ==========          =====        ==========       =====        =====        =====


Note: Common Stock shares have 1 vote per share and Class B Stock shares have 10 votes per share.

(1) Source: Company proxy dated 3/28/96 and management provided information.

(2) Excludes options to purchase 13,300,000 shares of HSN Common Stock at an exercise price of $8.50 per share pursuant to Mr. Diller's appointment as Chairman of the Board of HSN.

(3) Excludes options to purchase 2.70 million shares of HSN Common Stock owned by Jim Held, Ellen Pollin, Carmie Mehrlander, Bob Kramer and Paul Guyardo.

(4)      Based on management provided information.

(5) Pre the previously proposed for Liberty HSN - BDTV Merger, pursuant to which Liberty's interest in HSN would have been merged into BDTV. Liberty's shares in HSN will not be merged into BDTV under the current proposal.

(6) Includes 71.98 million common shares as per 7/31/96. Excludes 18.58 million Employee Options as per management provided information dated 7/26/96 and 0.1 I million Outside Directors Options as per management provided information dated 7/26/96, of which 13.3 million options are granted to Barry Diller and 2.7 million options are granted to selected members of HSN management including Mr. Diller's management team.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Home Shopping Network Fully Diluted Ownership Summary (1)

                                                    COMMON STOCK       % OF TOTAL     CLASS B     % OF TOTAL   % ECONOMIC  % VOTING
                                                 SHARES AND OPTIONS     CLASS A       SHARES        CLASS B     OWNERSHIP  INTEREST
                                                 ------------------     -------       ------        -------     ---------  --------
CORPORATE INSIDERS:

                   Barry Diller(2)                   13,400,000           13.5%          --           0.0%        11.3%      4.5%
                   Jim Held                           2,500,000            2.5%          --           0.0%         2.1%      0.8%
                   David F. Dyer                        550,000            0.6%          --           0.0%         0.5%      0.2%
                   Barry S Augenbraun                   102,119            0.1%          --           0.0%         0.1%      0.0%
                   Kevin J. McKeon                      100,500            0.1%          --           0.0%         0.1%      0.0%
                   Nory LeBrun                          100,121            0.1%          --           0.0%         0.1%      0.0%
                   Carmie Mehrlander                    100,000            0.1%          --           0.0%         0.1%      0.0%
                   Peter M. Kern                        100,000            0.1%          --           0.0%         0.1%      0.0%
                   Leo J. Hindery, Jr.                   95,000            0.1%          --           0.0%         O.1%      0.0%
                   Ellen Pollin                          50,000            0.1%          --           0.0%         0.0%      0.0%
                   Paul Guyardo                          25,000            0.0%          --           0.0%         0.0%      0.0%
                   Bob Kramer                            25,000            0.0%          --           0.0%         0.0%      0.0%
                   Other Corporate Insiders(3)        1,681,490            1.7%          --           0.0%         1.4%      0.6%
                                                     ----------          -----     ----------       -----        -----     -----
                      TOTAL CORPORATE INSIDERS       18,829,230           19.0%          --           0.0%        15.8%      6.3%
STRATEGIC INVESTORS: (4)

                   Liberty (5)                       17,566,702           17.7%    20,000,000       100.0%        31.6%     72.8%
                   Continental Cablevision              489,000            0.5%          --           0.0%         0.4%      0.2%
                   ScrippsCo                            125,980            0.1%          --           0.0%         0.1%      0.0%
                   Cox Communication Inc.                91,938            0.1%          --           0.0%         0.1%      0.0%
                   Cablevision Industries                29,298            0.0%          --           0.0%         0.0%      0.0%
                                                     ----------          -----     ----------       -----        -----     -----
                      TOTAL BENEFICIAL HOLDERS       18,302,918           18.5%    20,000,000       100.0%        32.2%     73.0%
MAJOR INSTITUTIONS: (4)

                   Denver Investment Advisors         5,152,880            5.2%          --           0.0%         4.3%      1.7%
                   Capital Research & Mgmt.           4,930,000            5.0%          --           0.0%         4.1%      1.6%
                   Dietche & Field Advisors           3,853,730            3.9%          --           0.0%         3.2%      1.3%
                   Fidelity Mgmt. & Res.              3,458,500            3.5%          --           0.0%         2.9%      1.2%
                   Legg Mason Fund Advisors           3,025,000            3.1%          --           0.0%         2.5%      1.0%
                   Snyder Capital Mgmt.               2,175,700            2.2%          --           0.0%         1.8%      0.7%
                   American Express Financial         2,090,000            2.1%          --           0.0%         1.8%      0.7%
                   Equitable Companies                1,676,800            1.7%          --           0.0%         1.4%      0.6%
                   Columbia Mgmt. Co.                 1,568,900            1.6%          --           0.0%         1.3%      0.5%
                   BZW Barclays Global Invt.          1,411,531            1.4%          --           0.0%         1.2%      0.5%
                   Alliance Capital Mgmt.             1,348,100            1.4%          --           0.0%         1.1%      0.5%
                   Wells Fargo Inst.                  1,277,281            1.3%          --           0.0%         1.1%      0.4%
                   Wellington Mgmt. Corp.             1,197,540            1.2%          --           0.0%         1.0%      O.4%
                   Heine Securities corp.             1,020,000            1.0%          --           0.0%         0.9%      0.3%
                   Other Major Institutions          16,690,426           16.9%          --           0.0%        14.0%      5.6%
                                                     ----------          -----     ----------       -----        -----     -----
                      TOTAL MAJOR INSTITUTIONS       50,876,388           51.4%          --           0.0%        42.8%     17.0%
                      OTHERS                         10,994,586           11.1%          --           0.0%         9.2%      3.7%
                                                     ----------          -----     ----------       -----        -----     -----
                      FULLY DILUTED SHARES           99,003,122(6)       100.0%    20,000,000       100.0%       100.0%    100.0%
                                                     ==========          =====     ==========       =====        =====     =====

------------------------------
Note: Common Stock, shares have 1 vote per share and Class B Stock shares have 10 votes per share.

(1) Source: Company proxy dated 3/28/96 and management provided information.

(2) Ownership of options to purchase 13,300,000 shares of HSN Common Stock at an exercise price of $8.50 per share is pursuant to Mr. Diller's appointment as Chairman of the Board of HSN.

(3) Reflects options to purchase 2.70 million shares of HSN Common Stock owned by Jim Held, Ellen Pollin, Carmie Mehrlander, Bob Kramer, and Paul Guyardo.

(4)      Based on management provided information.

(5) Pre the previously proposed Liberty HSN - BDTV Merger, pursuant to which Liberty's interest in HSN would have been merged into BDTV. Liberty's shares in HSN will not be merged into BDTV under the current proposal.

(6) Ful1y diluted shares includes 71.98 million common shares as per 7/31/96, 18.58 million Employee Options as per management provided information dated 7/26/96, 0.11 million Outside Directors Options as per management provided info dated 7/26/96. including 13.3 million options granted to Barry Diller and 2.7 million options granted to selected members of HSN management including Mr. Diller's management team. Also includes 8.33 million common shares issuable upon conversion of $100.0 million 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share.

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PROJECT HOUSE
================================================================================
Stock Price and Volume History for Home Shopping Network

                                  [LINE GRAPH]

         The graph reflects the stock price and volume history for HSN on a weekly basis from July 1, 1995 to August 22, 1996, with three events highlighted. The first is on August 24, 1995, when Barry Diller was appointed Director of HSN. The second is on November 24, 1995, when Barry Diller was appointed Chairman of HSN. Finally, on November 27, 1995 SKTV announced the acquisition of controlling interest in HSN from Liberty.


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================================================================================
Stock Price and Volume History for Home Shopping Network

                                  [LINE GRAPH]

         The graph reflects the stock price and volume history of HSN on a monthly basis from August 2, 1993 to August 22, 1996, with no events or dates highlighted.



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Home Shopping Network - Distribution of Volume at Various Prices



                              [LINE GRAPH OMITTED]

         The graph reflects the distribution of volume at various prices for HSN on a weekly basis from July 1, 1995 to August 16, 1996.



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================================================================================



                               VALUATION ANALYSIS


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Summary of Valuation Analysis of HSN
($ Millions)

                                                INDICATIVE REFERENCE RANGE
                                                ---------------------------
Home Shopping Club(1)                           $900.0       -     $1,200.0

Vela Research                                   $ 15.0       -     $   25.0

Internet Shopping Network                       $ 35.0       -     $   85.0

Mail Order / Lifeway Products                   $ 25.0       -     $   40.0
                                                ---------------------------
TOTAL ENTERPRISE VALUE                          $975.0       -     $1,350.0
                                                ===========================

    Plus: Net Cash(2)                                      $ 1.4

    Plus: Present Value of NOLs(3)                         $10.2
                                                ---------------------------
IMPLIED EQUITY VALUE                            $986.6       -      $1361.6
                                                ===========================

    Common Equivalent Shares(4)                            104.3

                                                ---------------------------
IMPLIED VALUE PER SHARE                         $ 9.46       -     $  13.06
                                                ===========================
    Premium to Market at 8/22/96 ($11.13)      (14.9%)                 17.4%

-------------------------
(1) Home Shopping Club includes Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corp., and Other Subsidiaries & Eliminations.

(2) Estimate as of 1/1/97. Assumes conversion of $100.00 million 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share into
    8.33 million shares.

(3) Equals an estimated $29.43 million in NOL's to be used in 1997, taxed at 38.0% and discounted to 1/1/97 at a 10.0% discount rate.

(4) Based on treasury method using 71.98 million outstanding common shares as per 7/31/96, 20.00 million outstanding Class B shares as per 6/30/96 10-Q,
    18.58 million outstanding Employee Options exerciseable at an average exercise price of $8.76 per share per management provided information on 7/26/96, including 13.30 million outstanding options held by Barry Diller (at an $8.50 exercise price) and 2.70 million outstanding options held by selected members of HSN management including new management (at an $8.50 exercise price), and an HSN stock price of $11.13 per share on 8/22/96. Includes 8.33 million shares issuable upon conversion of $100.00 million 5.875% Convertible Subordinated Debentures, convertible at $12.00 per share.


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PROJECT HOUSE                                                          BASE CASE
================================================================================
Summary of Valuation Analysis of Home Shopping Club(1)
($ Millions)


COMPARABLE COMPANY TRADING ANALYSIS(2)(3)

   1997E EBITDA MULTIPLE:                                                                                 IMPLIED ENTERPRISE VALUE
                                                                                                          ------------------------
      Historical Trading Multiples Range for QVC                                 6.0x    -    8.0x        $603.7     -      $804.9
      Selected Informercial Companies                                            7.0x    -    8.0x        $704.3     -      $804.9

COMPARABLE ACQUISITIONS ANALYSIS(3)

   1997E EBITDA MULTIPLE:

      Based on QVC 1995E EBITDA Multiple                                                9.5x                       $955.9

DISCOUNTED CASH FLOW ANALYSIS(4)
                                                                              Perpetuity Growth Rate
                                                           Discount Rate         of Year 2001E FCF
                                                           -------------         -----------------
      Base Case                                        14.0%     -     13.0%    0.0%     -     3.0%          $648.6    -    $  864.6
      Plus: Incremental Value Due to Non-Renewal
               of Broadcast Contracts                  14.0%     -     13.0%    0.0%     -     3.0%          $131.2    -    $  179.6
                                                                                                             ------         --------
         Total                                                                                               $779.8    -    $1,044.1


-------------------------
(1) Home Shopping Club includes Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corp., and Other Subsidiaries & Elimination.

(2) Does not include any acquisition premium.

(3) Based on Base Case EBITDA estimates.

(4) Present values as of 1/1/97.


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PROJECT HOUSE                                                HSN MANAGEMENT CASE
================================================================================
Summary of Valuation Analysis of Home Shopping Club(1)
($ Millions)

COMPARABLE COMPANY TRADING ANALYSIS(2)(3)

   1997E EBITDA MULTIPLE:                                                                             IMPLIED ENTERPRISE VALUE
                                                                                                      ------------------------
      Historical Trading Multiples Range for QVC                                  6.0x    -    8.0x    $758.4       -     $1,011.2
      Selected Informercial Companies                                             7.0x    -    8.0x    $884.8       -     $1,011.2

COMPARABLE ACQUISITIONS ANALYSIS(3)

   1997E EBITDA MULTIPLE:

      Based on QVC 1995E EBITDA Multiple                                                 9.5x                    $1,200.8

DISCOUNTED CASH FLOW ANALYSIS(4)
                                                                            Perpetuity Growth Rate
                                                           Discount Rate      of Year 2001E FCF
                                                           -------------      -----------------

      HSN Management Case                                14.0%   -   13.0%     0.0%   -   3.0%        $  893.4    -   $1,188.4
      Plus: Incremental Value Due to Non-Renewal
            of Broadcast Contracts                       14.0%   -   13.0%     0.0%   -   3.0%        $  129.7    -   $  177.2
                                                                                                      --------        --------
         Total                                                                                        $1,023.1    -   $1,365.6

----------------------------
(1) Home Shopping Club includes Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corp., and Other Subsidiaries & Elimination.

(2) Does not include any acquisition premium.

(3) Based on HSN Management Case EBITDA estimates.

(4) Present values as of 1/1/97.


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Summary of Valuation of Other HSN Subsidiaries
($ Millions)

                                                                                               IMPLIED ENTERPRISE VALUE
                                                                                               ------------------------
VELA RESEARCH

      DISCOUNTED CASH FLOW ANALYSIS(1)
            Discount Rate                                 14.0%      -        12.0%             $15.5    -      $24.4
            Perpetuity Growth Rate of Year 2001E FCF       1.0%      -         4.0%

INTERNET SHOPPING NETWORK

      DISCOUNTED CASH FLOW ANALYSIS(1)
            Discount Rate                                 17.0%      -        15.0%             $33.4    -      $85.6
            Exit Multiple of Year 2001E Revenues           2.0x      -         4.0x

MAIL ORDER/LIFEWAY PRODUCTS

      DISCOUNTED CASH FLOW ANALYSIS(1)
            Discount Rate:                                13.0%      -        12.0%             $28.5    -      $39.1
            Perpetuity Growth Rate of Year 2001E FCF       1.0%      -         4.0%

      COMPARABLE COMPANY TRADING ANALYSIS(2)
            1997E EBITDA Multiple                           5.0x     -         7.0x             $25.2    -      $35.3

------------------------------------------------
(1) Present values as of 1/1/97.

(2) Does not include any acquisition premium.


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--------------------------------------------------------------------------------
Summary of Assumptions for Valuation of HSN

- WP&Co. PERFORMED AN INDICATIVE VALUATION ANALYSIS OF HSN BY SEGMENT BASED ON THE FOLLOWING ASSUMPTIONS

   - The segments are as follows:

        - Home Shopping Club ("HSC")(1)

        - Vela Research

        - Internet Shopping Network

        - Mail Order/Lifeway Products

HSC

- WE PERFORMED VALUATION ANALYSIS OF HSC BASED ON (i) DISCOUNTED CASH FLOW ANALYSIS, (ii) COMPARABLE PUBLIC COMPANY TRADING ANALYSIS, AND (iii) COMPARABLE ACQUISITIONS ANALYSIS

DISCOUNTED CASH FLOW ANALYSIS

   - We performed a discounted cash flow valuation analysis for HSC based on two cases

        - "HSN Management Case" based on projections provided by HSN management

          * A summary of projections for HSC under the HSN Management Case appears on page 89

-----------------------
(1) Includes Network, Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corporation and 0ther Subsidiaries & Eliminations.


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--------------------------------------------------------------------------------
Summary of Assumptions for Valuation of HSN (Cont'd)

      - "Base Case" developed by WP&Co. reflecting lower revenue growth rates and EBITDA margins than the HSN Management Case

        * A summary of projections for HSC under the Base Case appears on page
          88

  - We reviewed with HSN management the prospects and risks associated with HSC to arrive at appropriate discount rates and terminal year free cash flow perpetuity growth rates

      - We used a discount rate range of 13.0% - 14.0% and a perpetuity growth rate range of terminal year free cash flow of 0.0% - 3.0% to arrive at an enterprise value range for HSC for each case

  -   All present values are as of January 1, 1997

  - We analyzed a scenario whereby HSN's television broadcasting contracts with SKTV and other broadcasters are not renewed after 1997

       - This is a likely scenario since HSN management believes that there would be a significant sustainable increase in HSC's cash flow if its programs are not distributed over broadcast television stations because the cost savings through elimination of contractual payments to SKTV exceeds the cash flow lost through foregone sales

           * However, it is still possible that SKTV and other broadcasters will renew their contracts with HSN and continue to broadcast HSN programming, a decision over which HSN has no control

       - Projections for HSC for this scenario were developed by WP&Co. based on discussions with HSN management

           * If the broadcast contracts are not renewed, HSC will not pay the approximately $60 million in fees per year it currently pays to SKTV and other broadcasters, as well as the commission on merchandise sales it currently pays to SKTV

           * HSC will pay fees of $25 million in each of 1997 and 1998 to cable MSOs to ensure carriage for its programming

           * HSC will lose revenues at a 1997 run-rate of approximately $100 million per year under such a scenario

              - Such a loss in revenue would result in a reduction in costs of goods sold and variable costs



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--------------------------------------------------------------------------------
Summary of Assumptions for Valuation of HSN (Cont'd)

           * HSN management believes that one-third of such a transition would be effective by year-end 1997, two-thirds by year-end 1998, and that all of the transition will be completed by year-end 1999

         - A summary of the incremental effect on operating figures under this scenario for the Base Case and the HSN Management Case appears on pages 90 and 91, respectively

         - Additional value under this scenario is evaluated on an incremental basis as it affects the range of values derived for the two cases

COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

    -    We analyzed comparable public companies which are comparable to HSC

    - There is only one other publicly traded "home shopping" company - Value Vision International ("Value Vision")

         - However, Value Vision is significantly smaller in size compared to HSC in terms of market capitalization, revenues and cash flows, and its current trading data does not generate meaningful multiples

    -   We also analyzed selected companies in the infomercial industry

         - Informercial companies require programming facilities, inventory management systems, customer management systems and other back-office operations similar to those of HSC

    - Based on trading analysis of selected informercial companies, we used a range of 7.0x - 8.0x 1997E EBITDA to arrive at an implied enterprise value range for HSC


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--------------------------------------------------------------------------------
Summary of Assumptions for Valuation of HSN (Cont'd)

    - We also analyzed trading multiples of QVC over a period of time from just before Mr. Diller was appointed Chairman and CEO in December 1992 to the first rumors of QVC's proposed merger with CBS in June 1994

        - Based on historical trading multiples of QVC, we used a range of 6.Ox - 8.0x 1997E EBITDA to arrive at an implied enterprise value range for HSC

COMPARABLE ACQUISITIONS ANALYSIS

    - The only acquisition comparable in size and scope to HSC in the home-shopping industry is Comcast/TCI's acquisition of 65.5% of QVC that they did not already own, which was agreed upon in August 1994

    - Based on a $46 purchase price per QVC share, Comcast/TCI paid approximately 10.9x 1994E EBITDA and 9.5x 1995E EBITDA for QVC

    - We used a multiple of 9.5x 1997E EBITDA to arrive at an implied enterprise value for HISC

VELA RESEARCH

- WE PERFORMED VALUATION ANALYSIS OF VELA RESEARCH BASED ON DISCOUNTED CASH FLOW ANALYSIS

    - There are few, if any, publicly-traded companies that are comparable to Vela Research, which specializes in developing niche equipment for the broadcasting and cable industries

    - Similarly, there are few acquisitions of companies which can be truly compared to Vela Research

    - As a result, our primary focus in valuing Vela Research was on discounted cash flow analysis



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                                      -85-
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Summary of Assumptions for Valuation of HSN (Cont'd)


    - We performed discounted cash flow valuation of Vela Research based on projections provided by HSN management

    - We used a discount rate range of 12.0% - 14.0% and a perpetuity growth rate range of terminal year free cash flow of 1.0% - 4.0% to arrive at an enterprise value range for Vela Research

    -   All present values are as of January 1, 1997


     INTERNET SHOPPING NETWORK

    - We performed valuation analysis of Internet Shopping Network based on discounted cash flow analysis

        - As in the case of Vela Research, there are no significant publicly traded companies, or acquisitions of companies for which public information is available that are truly comparable to Internet Shopping Network

        - As a result, our primary focus in valuing Internet Shopping Network was on discounted cash flow analysis

        - We performed discounted cash flow valuation of Internet Shopping Network based on projections provided by HSN management

        - We used a discount rate range of 15.0% - 17.0% and an exit multiple range of terminal year revenues of 2.0x - 4.0x to arrive at an enterprise value range for Internet Shopping Network

            * We calculated terminal values using multiples of revenues since Internet Shopping Network is expected to have negative EBITDA and free cash flow in 2001

        -   All present values are as of January 1, 1997


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Summary of Assumptions for Valuation of HSN (Cont'd)


   MAIL-ORDER/LIFEWAY PRODUCTS

- WE PERFORMED VALUATION ANALYSIS OF MAIL ORDER/LIFEWAY PRODUCTS BASED ON (i) DISCOUNTED CASH FLOW ANALYSIS, AND (ii) COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

    - We did not focus on comparable acquisitions since there have been very few acquisitions of companies in the mail order industry for which public information in available

DISCOUNTED CASH FLOW ANALYSIS

    - We performed discounted cash flow valuation of Mail Order/Lifeway Products based on projections provided by HSN management

    - We used a discount rate range of 12.0% - 13.0% and a perpetuity growth rate range of terminal year free cash flow of 1.0% - 4.0% to arrive at an enterprise value range for Mail Order/Lifeway Products

    -   All present values are as of January 1, 1997

COMPARABLE PUBLIC COMPANY TRADING ANALYSIS

    - We analyzed selected comparable publicly-traded companies in the mail order/catalog industry

    - Based on trading multiples for such companies, we used a range of 5.0x - 7.0x 1997E EBITDA to arrive at an implied enterprise value range for Mail Order/Lifeway Products


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                                      -87-
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PROJECT HOUSE                                                          BASE CASE
================================================================================
Summary of Projections for Home Shopping Club For Discounted Cash Flow Valuation (000's)(1)

                                 ---------------------------------------------------------------------------    --------
                                                       FISCAL YEAR ENDING DECEMBER 31,                          '96 -'01
                                 ---------------------------------------------------------------------------
INCOME STATEMENT PROJECTIONS     1996E         1997E        1998E        1999E         2000E         2001E        CAGR
----------------------------     -----         -----        -----        -----         -----         -----        ----
NET SALES                     $1,039,219    $1,117,709   $1,172,319    $1,228,667   $1,289,003    $1,353,454       5.4%

       % Growth                        -           7.6%         4.9%          4.8%         4.9%          5.0%

GROSS PROFIT                  $  349,799    $  387,845   $  409,139      $431,262     $453,729      $480,476       6.6%

       % Growth                        -          10.9%         5.5%          5.4%         5.2%          5.9%
       Gross Margin                 33.7%         34.7%        34.9%         35.1%        35.2%         35.5%

EBITDA                        $   67,713    $  100,616   $  129,333      $146,941     $170,251      $200,445      24.2%

       % Growth                        -          48.6%        28.5%         13.6%        15.9%         17.7%
       % Margin                       65%          9.0%        11.0%         12.0%        13.2%         14.8%

CAPEX                         $     8,791   $   16,000   $   16,000        $6,000       $8,000        $8,000      (1.9%)
       % of Net Sales                0.8%          1.4%         1.4%          0.5%         0.6%          0.6%



-------------------
(1) Projections from management provided information and WP&Co. estimates. Home Shopping Club includes Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corp., and Other Subsidiaries & Elimination.


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
PROJECT HOUSE                                                HSN MANAGEMENT CASE
================================================================================
Summary of Projections for Home Shopping Club For Discounted Cash Flow Valuation (000's)(1)


                                 -----------------------------------------------------------------------------       --------
                                                       FISCAL YEAR ENDING DECEMBER 31,                               '96 -'01
                                 -----------------------------------------------------------------------------
INCOME STATEMENT PROJECTIONS     1996E           1997E         1998E         1999E         2000E         2001E         CAGR
----------------------------     -----           -----         -----         -----         -----         -----         ----
NET SALES                      $1,039,219    $1,196,199    $1,313,088    $1,439,317    $1,580,679    $1,736,175        10.8%

      % Growth                          -          15.1%          9.8%          9.6%          9.8%          9.8%

GROSS PROFIT                   $  349,799    $  417,094    $  461,196    $  507,682    $  560,217    $  618,973        12.1%

      % Growth                          -          19.2%         10.6%         10.1%         10.3%         10.5%
      Gross Margin                   33.7%         34.9%         35.1%         35.3%         35.4%         35.7%
EBITDA                         $   67,713    $  126,398    $  164,280    $  196,903    $  229,201    $  265,901        31.5%

      % Growth                          -           867%         30.0%         19.9%         16.4%          160%
      % Margin                        6.5%         10.6%         12.5%         13.7%         14.5%         15.3%

CAPEX                          $    8,791    $   16,000    $   16,000    $    6,000    $    8,000        $8,000        (1.9%)

      % of Net Sales                  0.8%          1.3%          1.2%          0.4%          0.5%          0.5%

---------------------
(1) Projections from management provided information. Home Shopping Club includes Realty, Insurance, National Call Center, Fulfillment, Retail Outlets & Liquidation, HSN Credit Corp., and Other Subsidiaries & Elimination.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE                                                          BASE CASE
================================================================================
Impact of Non-Renewal of Broadcast Stations Affiliation Agreements (Figures in $000)(1)

                                                                   ---------------------------------------------------------------
                                                                                      FISCAL YEAR ENDING DECEMBER 31,
                                                                   ---------------------------------------------------------------
INCOME STATEMENT PROJECTIONS                                         1997E         1998E          1999E        2000E       2001E
----------------------------                                         -----         -----          -----        -----       -----
Reduction in Sales                                                 $(33,333)     $(69,924)     $(109,927)   $(115,325)   $(121,092)

Reduction in Cost of Sales                                         $ 22,086      $ 46,231      $  72,383    $  75,896    $  79,344
      % of Reduction in Sales                                         (66.3)%       (66.1)%        (65.8)%      (65.8)%      (65.5)%
      Core Margin Assumption                                           33.7 %        33.9 %         34.2 %       34.2 %       34.5 %

Reduction in Fees and Commissions Paid to Broadcasters
      SKTV Fees                                                    $ 14,113      $ 28,756      $  43,943    $  44,767    $  45,607
      Reduction in Commissions to SKTV                             $  1,427      $  3,404      $   5,957    $   6,868    $   7,842
      Reduction in Fees Paid to Other Broadcasters                 $  6,147      $ 12,293      $  18,440    $  18,440    $  18,440
                                                                   --------      --------      ----- ---    ---------    ---------
Total Reduction in Fees and Commissions Paid to Broadcasters       $ 21,687      $ 44,453      $  68,339    $  70,075    $  71,888

Reduction in Variable Costs                                        $  2,767      $  5,804      $   9,124    $   9,572    $  10,051
      % of Reduction in Sales                                          (8.3)%        (8.3)%         (8.3)%       (8.3)%       (8.3)%

Upfront Fees Paid to Cable MSOs                                    $(25,000)     $(25,000)     $       0    $       0    $       0

INCREMENTAL EBITDA (PRE-TAX CASH FLOW)                             $(11,794)     $  1,563      $  39,919    $  40,217    $  40,191

Provision for Income Taxes @ 38.0%                                 $ (4,482)     $    594      $  15,169    $  15,283    $  15,273
                                                                   --------      --------      ---------    ---------    ---------

----------------------------------------------------------------------------------------------------------------------------------
INCREMENTAL FREE CASH FLOW                                         $ (7,312)     $    969      $  24,750    $  24,935    $  24,918
==================================================================================================================================


-------------------------
(1) Based on discussions with HSN management and HSN Management Case projections.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE                                                HSN MANAGEMENT CASE
================================================================================
Impact of Non-Renewal of Broadcast Stations Affiliation Agreements (Figures in $000)(1)

                                                                ----------------------------------------------------------------
                                                                                    FISCAL YEAR ENDING DECEMBER 31,
                                                                ----------------------------------------------------------------
INCOME STATEMENT PROJECTIONS                                       1997E         1998E        1999E          2000E        2001E
----------------------------                                    ----------------------------------------------------------------
Reduction in Sales                                              $(33,333)     $(73,181)    $(120,324)     $(132,142)   $(145,141)

Reduction in Cost of Sales                                      $ 22,006      $ 48,134     $  78,845      $  86,383    $  94,541
      % of Reduction in Sales                                      (66.0)%       (65.8)%       (65.5)%        (65.4)%      (65.1)%
      Core Margin Assumption                                        34.0 %        34.2 %        34.5 %         34.6 %       34.9 %

Reduction in Fees and Commissions Paid to Broadcasters
      SKTV Fees                                                 $ 14,113      $ 28,756     $  43,943      $  44,767    $  45,607
      Reduction in Commissions to SKTV                          $  1,846      $  4,902     $   9,348      $  11,543    $  13,958
      Reduction in Fees Paid to Other Broadcasters              $  6,147      $ 12,293     $  18,440      $  18,440    $  18,440
                                                                --------      --------     ---------      ---------    ---------
Total Reduction in Fees and Commissions Paid to Broadcasters    $ 22,106      $ 45,951     $  71,731      $  74,750    $  78,004

Reduction in Variable Costs                                     $  2,767      $  6,074     $   9,987      $  10,968    $  12,047
      % of Reduction in Sales                                       (8.3)%        (8.3)%       (8.3)%          (8.3)%       (8.3)%

Upfront Fees Paid to Cable MSOs                                 $(25,000)     $(25,000)    $      0       $       0    $       0

INCREMENTAL EBITDA (PRE-TAX CASH FLOW)                          $(11,455)     $  1,977     $ 40,238       $  39,958    $  39,451

Provision for Income Taxes @ 38.0%                              $ (4,353)     $    751     $ 15,290       $  15,184    $  14,991
                                                                --------      --------     ---------      ---------    ---------

--------------------------------------------------------------------------------------------------------------------------------
INCREMENTAL FREE CASH FLOW                                      $ (7,102)     $  1,226     $ 24,947       $  24,774    $  24,460
================================================================================================================================

----------------------

(1) Based on discussions with HSN management and HSN Management Case projections.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================







                          MERGER CONSEQUENCES ANALYSIS






                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions and Analysis Overview


- WP&Co. PERFORMED AN ANALYSIS OF THE PROPOSED SKTV-HSN MERGER BASED ON THE FOLLOWING ASSUMPTIONS

    -   Merger analysis assumes transaction closes on January 1, 1997

    - HSN projections are based on Base Case projections for HSN developed by WP&Co.

        - Projections do not include any effect of non-renewal of HSN's broadcasting contracts with SKTV and other broadcasters

    - SKTV projections are pro forma for the pending Savoy Merger which is also assumed to close on January 1, 1997

        - SKTV projections are based on the HSN Case projections for SKTV developed by WP&Co using information provided by SKTV management

        - Savoy projections were developed by WP&Co. using information provided by Savoy management for Savoy's four television stations, film operations and McHale (post-production operations)

        - Pursuant to the amended terms of the Savoy Merger, each Savoy common share will be converted into 0.14 shares of SKTV Common Stock

        -   Goodwill for the Savoy Merger equals $(95.2) million amortized over
            20.0 years, or an amortization of $(4.8) million per year, based on estimated 1/1/97 Savoy book equity value of $219.8 million

        - Savoy's existing NOLs equal $130.5 million per Savoy management and a maximum of approximately $8.1 million (calculated as 6.5% of Savoy purchase equity value of $124.6 million) is utilized per year until the year 2010

            * The entire $8.1 million is used each year to shield SKTV/Savoy pro forma pre-tax income

        - Analysis assumes that Fox exercises its option to increase its stake in Savoy's television stations in Mobile, Honolulu and New Orleans to 50% for a total cash payment to Savoy of $23.8 million

            * Savoy's broadcasting segment cannot be consolidated for tax purposes and therefore Savoy's NOLs cannot shield pre-tax income from such segment

        - Transaction costs for the Savoy Merger are assumed to $5.0 million and are amortized over 10 years

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions and Analysis Overview (Cont'd)

        -   Tax rate is assumed to be 38.0%

        - Savoy's 12.0% GKH Convertible Notes are assumed to be repaid on March 31, 1997, per Savoy management provided information

        - Savoy's Broadcasting Facility (8.0% estimated interest rate per Savoy management provided information) is assumed to be repaid using free cash flow from Savoy's television stations

        - Savoy's 7% Convertible Subordinated Debentures (principal amount approximately $39.0 million, and a conversion price of $18.60 per Savoy share) are assumed to be outstanding and not converted into common shares

        -   SKTV free cash flow is assumed to repay SKTV's Secured Senior Term
            Loan

            * The interest rate on such debt is estimated to be 8.31% based on the weighted average interest rate on two tranches of such debt outstanding as of 12/31/95

        -   Interest income on cash balance accrues at 5.0%

    -   The SKTV-HSN Merger analysis assumes a Common Stock Exchange Ratio of
        0.45 and a Class B Exchange Ratio of 0.54 (1)

    - Liberty's 17.57 million HSN Common shares and Liberty's 738,265 HSN Class B shares (representing approximately 19.9% of the total primary shares and 17.6% of the total common equivalent shares) are assumed to continue to be held by Liberty and not converted into SKTV shares

    - Analysis assumes corporate overhead of $7.5 million in 1997 for the combined entities post the Savoy Merger and the SKTV-HSN Merger per SKTV/Savoy management provided information, and growing at 4.0% thereafter

    -   Goodwill for the SKTV-HSN Merger equals $1,077.4 million amortized over
        20.0 years, or an amortization of $53.9 million per year, based on estimated HSN's book equity value of $145.5 million as of 1/l/97, and 82.4% of such book equity value of $119.9 million

    -   Tax rate is assumed to be 38.0%
-------------------------
(1) Corrects typographical error.

                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE
================================================================================
Summary of Assumptions and Analysis Overview (Cont'd)


    -   The usability of Savoy's NOLs is as described above

    - HSN NOLs of $29.4 million as of 1/1/97 are used to partially shield HSN pre-tax income in 1997

    - Transaction costs for the SKTV-HSN Merger are assumed to be $5.0 million and are amortized over 10 years

    - HSN's 5.875% Convertible Subordinated Debentures (principal amount $100.0 million, and a conversion price of $12.00 per HSN common share) are assumed to be converted into 8.33 million HSN common shares immediately prior to the consumation of the SKTV-HSN Merger

    -   Interest income on cash balance accrues at 5.0%








                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE              0.4500 COMMON STOCK EXCHANGE RATIO AND 0.5400 CLASS B
                                                                  EXCHANGE RATIO
================================================================================
Summary of Preliminary Silver King - HSN Merger Consequences Analysis
(in millions, except per share values)

     HSN COMMON STOCK EXCHANGE RATIO                                   0.4500
     HSN Common Equivalent Shares                                       84.27(1)
     Common Equivalent Shares Purchased                                 66.70(2)
     HSN IMPLIED PURCHASE PRICE PER COMMON SHARE(3)                  $  13.33
     HSN CLASS B STOCK EXCHANGE RATIO                                  0.5400
     HSN Class B Shares Outstanding                                     20.00
     Class B Shares Purchased                                           19.26
     HSN IMPLIED PURCHASE PRICE PER CLASS B SHARE(3)                 $  16.00
     PURCHASE EQUITY VALUE                                           $1,197.3
        Plus: 1996E Total Net Debt (Includes Transaction Costs)      $    3.6
                                                                     --------
     Aggregate Purchase Price                                        $1,200.9
     IMPLIED TOTAL EQUITY VALUE BASED ON 100% PURCHASE               $1,443.3
        Plus: 1996E Total Net Debt (Includes Transaction Costs)      $    3.6
                                                                     --------
     IMPLIED TOTAL ENTERPRISE VALUE                                  $1,446.9
     AGGREGATE PURCHASE PRICE MULTIPLE OF 1997E HSN EBITDA               14.2x

                                                                            -------------------------------
                                                                                          HSN(4)
                                                                                    PRE-TRANSACTION
                                                                            -------------------------------
DILUTION ANALYSIS                                                             1997E      1998E       1999E
-----------------                                                           --------   --------    --------
Weighted Average Common Equivalent Shares(5)                                   104.3      104.3       104.3
PROPORTIONATE EBITDA/COMMON EQUIVALENT SHARE(6)                             $   0.98   $   1.27    $   1.45
PROPORTIONATE EBITDA/HSN COMMON EQUIVALENT SHARE(6)(7)                      $   0.98   $   1.27    $   1.45
  HSN Accretion
  HSIV % Accretion / (Dilution)
PROPORT. EBITDA - PROPORT. NET INTEREST / COMM. EQUIV. SHARE(6)             $   0.99   $   1.30    $   1.52
PROPORT. EBITDA - PROPORT NET INTEREST / HSN COMMON EQUIVALENT SHARE(6)(7)  $   0.99   $   1.30    $   1.52
  HSN Accretion (Dilution)
  HSN % Accretion / (Dilution)
Net Income                                                                  $   41.5   $   58.5    $   70.6
EARNINGS PER SHARE                                                          $   0.40   $   0.56    $   O.68
EARNINGS PER HSN COMMON EQUIVALENT SHARE(7)                                 $   0.40   $   0.56    $   O.68
  HSN Accretion / (Dilution)
  HSN % Accretion / (Dilution)

TOTAL REVENUES                                                              $1,202.1   $1,265.5    $1,332.5
TOTAL EBITDA(8)                                                             $  102.1   $  132.0    $  151.0
PROPORTIONATE EBITDA(6)(8)                                                  $  102.1   $  132.0    $  151.0
ANNUAL TRANSACTION GOODWILL(9)(10)                                              --         --          --
TOTAL NET DEBT                                                              $  (44.3)  $  (99.6)   $ (186.5)
PROPORTIONATE NET DEBT(6)                                                   $  (44.3)  $  (99.6)   $ (186.5)

CREDIT STATISTICS

Total Net Debt / Total EBITDA                                                    N.M.       N.M.        N.M.
Total EBITDA / Total Net Interest                                                N.M.       N.M.        N.M.
Book Capitalization                                                         $  142.7   $  145.8    $  129.5
NET DEBT / BOOK CAPITALIZATION                                                   N.M.       N.M.        N.M.

                                                                            ----------------------------
                                                                                       SKTV
                                                                                 POST-SAVOY MERGER
                                                                            ----------------------------
DILUTION ANALYSIS                                                            1997E      1998E     1999E
-----------------                                                           ------     -------    ------
Weighted Average Common Equivalent Shares(5)                                  14.8       14.8       14.8
PROPORTIONATE EBITDA/COMMON EQUIVALENT SHARE(6)                             $ 4.03     $ 4.08     $ 2.99
PROPORTIONATE EBITDA/HSN COMMON EQUIVALENT SHARE(6)(7)
  HSN Accretion
  HSIV % Accretion / (Dilution)
PROPORT. EBITDA - PROPORT. NET INTEREST / COMM. EQUIV. SHARE(6)             $ 3.29     $ 3.51     $ 2.59
PROPORT. EBITDA - PROPORT NET INTEREST / HSN COMMON EQUIVALENT SHARE(6)(7)
  HSN Accretion (Dilution)
  HSN % Accretion / (Dilution)
Net Income                                                                  $ 23.8     $ 25.4     $ 16.8
EARNINGS PER SHARE                                                          $ 1.61     $ 1.72     $ 1.13
EARNINGS PER HSN COMMON EQUIVALENT SHARE(7)
  HSN Accretion / (Dilution)
  HSN % Accretion / (Dilution)

TOTAL REVENUES                                                              $210.3     $229.0     $144.4
TOTAL EBITDA(8)                                                             $ 71.5     $ 75.2     $ 60.7
PROPORTIONATE EBITDA(6)(8)                                                  $ 59.5     $ 60.2     $ 44.2
ANNUAL TRANSACTION GOODWILL(9)(10)                                          $ (4.8)    $ (4.8)    $ (4.8)
TOTAL NET DEBT                                                              $161.6     $121.0     $ 86.6
PROPORTIONATE NET DEBT(6)                                                   $ 96.8     $ 59.9     $ 30.8

CREDIT STATISTICS

Total Net Debt / Total EBITDA                                                  2.3  x      1.6  x    1.4  x
Total EBITDA / Total Net Interest                                              4.5  x      5.6  x    5.7  x
Book Capitalization                                                         $315.9      $300.7    $283.0
NET DEBT / BOOK CAPITALIZATION                                                51.2 %      40.2 %    30.6 %

                                                                              ------------------------------------
                                                                                       SKTV POST SKTV-HSN
                                                                                    MERGER AND SAVOY MERGER
                                                                              ------------------------------------
DILUTION ANALYSIS                                                               1997E        1998E          1999E
-----------------                                                             --------      -------       --------
Weighted Average Common Equivalent Shares(5)                                      55.2         55.2           55.2
PROPORTIONATE EBITDA/COMMON EQUIVALENT SHARE(6)                               $   2.47      $  2.92       $   2.91
PROPORTIONATE EBITDA/HSN COMMON EQUIVALENT SHARE(6)(7)                        $   1.11      $  1.31       $   1.31
  HSN Accretion                                                               $   0.13      $  0.05       $  (0.14)
  HSIV % Accretion / (Dilution)                                                   13.4 %        3.9 %         (9.6)%
PROPORT. EBITDA - PROPORT. NET INTEREST / COMM. EQUIV. SHARE(6)               $   2.29      $  2.81       $   2.89
PROPORT. EBITDA - PROPORT NET INTEREST / HSN COMMON EQUIVALENT SHARE(6)(7)    $   1.03      $  1.27       $   1.30
  HSN Accretion (Dilution)                                                    $   O.04      $ (0.03)      $  (0.22)
  HSN % Accretion / (Dilution)                                                     3.6 %       (2.7)%         (14.2)%
Net Income                                                                    $   (1.3)     $   14.0       $   15.0
EARNINGS PER SHARE                                                            $  (0.02)     $   0.25       $   0.27
EARNINGS PER HSN COMMON EQUIVALENT SHARE(7)                                   $  (0.01)     $   0.11       $   0.12
  HSN Accretion / (Dilution)                                                  $  (0.41)     $  (0.45)      $  (0.55)
  HSN % Accretion / (Dilution)                                                  (102.6)%       (79.7)%        (81.9)%

TOTAL REVENUES                                                                $1,412.4      $1,494.6       $1,476.9
TOTAL EBITDA(8)                                                               $  166.1      $  199.4       $  203.6
PROPORTIONATE EBITDA(6)(8)                                                    $  136.2      $  161.2       $  160.6
ANNUAL TRANSACTION GOODWILL(9)(10)                                            $   49.1      $   49.1       $   49.1
TOTAL NET DEBT                                                                $  127.2      $   36.5       $  (79.2)
PROPORTIONATE NET DEBT(6)                                                     $   70.2      $   (7.1)      $ (1O2.3)

CREDIT STATISTICS

Total Net Debt / Total EBITDA                                                      0.8  x        0.2  x         N.M.
Total EBITDA / Total Net Interest                                                 11.1  x       19.1  x        46.4  x
Book Capitalization                                                           $1,453.8      $1,377.1       $1,276.3
NET DEBT / BOOK CAPITALIZATION                                                     8.8 %         2.7 %          N.M.

-----------------------------------------------
Note: All projections from management provided information and WP&,Co estimates.

(1) Includes 18.58 million HSN employee options exerciseable at an average exercise price of $8.76 on 12/31/95. Assumes HSN options are rolled over to SKTV options.

(2) Assumes SKTV does not acquire 17.57 million HSN common shares, and 0.74 million HSN Class B shares to be owned by Liberty.

(3) HSN purchase price per share is based on a SKTV share price of $29.63 at 8/22/96.

(4)   Based on Base Case projections.

(5) HSN pre-transaction common equivalent shares includes 18.58 million HSN Employee options exerciseable at an average exercise price of $8.76 on 12/31/95.

(6) Reflects a 50.0% interest in Savoy's Broadcasting segment and an 82.44% post-transaction ownership interest in HSN based on common equivalent shares and accreted shares.


(7) Calculated as SKTV pro format post-transaction values per share multiplied by the HSN Common Stock Exchange Ratio of 0.4500.

(8) SKTV includes corporate overhead of $7.50 million in 1997E, with a 4.0% growth each year thereafter.

(9) Assuming SKTV-HSN Merger closes on 1/1/97, goodwill equals $1,077.4 million amortized over 20.0 years, or $53.9 million per year, based on estimated 1/1/97 HSN proportionate equity basis of $119.9 million based on an 82.44% purchase.

(10) Assuming Savoy Merger closes on 1/1/97, goodwill equals ($95.2) million amortized over 20.0 years, or an amortization of ($4.8) million per year, based on estimated 1/1/97 Savoy equity basis of $219.8 million.


                                                       Wasserstein Perella & Co.
--------------------------------------------------------------------------------

PROJECT HOUSE              0.4500 COMMON STOCK EXCHANGE RATIO AND 0.5400 CLASS B
                                                                  EXCHANGE RATIO
================================================================================
Implied Value Per Share Post-Savoy and HSN Acquisitions Based on a Range of Valuation Multiples
(In millions, except per share values)

---------------------------------------------          ------------------------------------------------
           HSN PRE-TRANSACTION                                   SKTV PRO FORMA FOR SAVOY MERGER
---------------------------------------------          ------------------------------------------------
HSN Share Price (8/22/96)            $  11.13          SKTV Share Price (8/22/96)                $29.63
HSN Common Equiv. Shares Outst.         104.3          SKTV Common Equiv. Shares                   14.8
Equity Value                         $1,160.0          Pro Forma Equity Value                    $437.6
HSN Net Debt Outstanding (6/30/96)   $  101.1          SKTV PF Prop. Net Debt (6/30/96)(1)       $216.7
                                     --------                                                    ------
ENTERPRISE VALUE                     $1,261.1          ENTERPRISE VALUE                          $654.2
                                                         Less: Est.  Value for SKTV's
                                                         Minority Owned Stations                 $(50.0)
                                                                                                 ------
                                                         Adjusted Enterprise Value               $604.2
1997E EBITDA                         $  102.1          1997E Proportionate EBITDA(2)             $ 59.5
ENTERPRISE VALUE/1997E EBITDA            12.3x         ENTERPRISE VALUE / 1997E                    10.2 X
                                                         PROPORTIONATE EBITDA
---------------------------------------------          ------------------------------------------------


                    BLENDED 1997E TRADING MULTIPLE:(3) 11.4x
--------------------------------------------------------------------------------
                         SKTV PRO FORMA POST TRANSACTION
================================================================================

                                                     -----------------------------------------------------------------------------
                                                                                 MULTIPLE OF 1997E EBITDA
                                                     -----------------------------------------------------------------------------

                                                         8.0x          9.0x       10.0x        11.0x        12.0x        13.0x
                                                         ----          ----       -----        -----        -----        -----
1997E Proportionate EBITDA(4)(5)                     $  136.18     $  136.18   $  136.18    $  136.18    $  136.18    $  136.18

IMPLIED SKTV PF ENTERPRISE VALUE                     $1,089.43     $1,225.61   $1,361.79    $1,497.97    $1,634.15    $1,770.33
  Less: Proportionate Net Debt(6)                    $ (134.45)    $ (134.45)  $ (134.45)   $ (134.45)   $ (134.45)   $ (134.45)
  Plus: Est. Value of SKTV's Min. Owned Stations     $   50.00     $   50.00   $   50.00    $   50.00    $   50.00    $   50.00
                                                     ---------     ---------   ---------    ---------    ---------    ---------
IMPLIED SKTV PF EQUITY VALUE                         $1,004.99     $1,141.17   $1,277.34    $1,413.52    $1,549.70    $1,685.88


SKTV PF Common Equivalent Shares at 1/1/97               55.19       55.19         55.19        55.19        55.19        55.19

----------------------------------------------------------------------------------------------------------------------------------
IMPLIED VALUE PER SKTV SHARE                         $   18.21     $ 20 68     $   23.15    $   25.61     $  28.08    $   30.55
  SKTV Value Accretion / (Dilution)                      (38.5)%     (30.2)%       (21.9)%      (13.5)%      (5.20)%        3.1%
==================================================================================================================================

HSN Common Stock Exchange Ratio                         0.4500      0.4500        0.4500       0.4500       0.4500       0.4500

----------------------------------------------------------------------------------------------------------------------------------
IMPLIED VALUE PER HSN SHARE                         $    8.19     $  9.31     $   10.42    $   11.53     $  12.64    $   13.75
  HSN Value Accretion / (Dilution)                       (26.3)%     (16.4)%        (6.4)%        3.6%        13.6%        23.6%
==================================================================================================================================
                                                         ------------------------
                                                         MULTIPLE OF 1997E EBITDA
                                                         ------------------------
                                                                   14.0x
                                                                   -----
1997E Proportionate EBITDA(4)(5)                                 $  136.18

IMPLIED SKTV PF ENTERPRISE VALUE                                 $1,906.51
  Less: Proportionate Net Debt(6)                                $ (134.45)
  Plus: Est. Value of SKTV's Min. Owned Stations                 $   50.00
                                                                 ---------
IMPLIED SKTV PF EQUITY VALUE                                     $1,822.06


SKTV PF Common Equivalent Shares at 1/1/97                           55.19

--------------------------------------------------------------------------
IMPLIED VALUE PER SKTV SHARE                                     $   33.02
  SKTV Value Accretion / (Dilution)                                   11.4%
==========================================================================

HSN Common Stock Exchange Ratio                                     0.4500

--------------------------------------------------------------------------
IMPLIED VALUE PER HSN SHARE                                     $   14.86
  HSN Value Accretion / (Dilution)                                    33.6%
==========================================================================

------------------------------

(1) Reflects actual 6/30/96 net debt debt of $306.2 million, less a 50% interest in $131.5 million in Savoy's Broadcast Facility, plus $23.8 million in cash payment for FOX option assuming the exercise of its option to increase ownership in Savoy's stations to 50%.

(2)   Reflects a 50.0% interest in Savoy's Broadcasting segment.

(3) Calculated as the sum of the enterprise value of SKTV and 82.44% of the enterprise value of HSN divided by the sum of the EBITDA of SKTV and 82.44% of the EBITDA of HSN.

(4) Pro forma for full year 1997 assuming transaction closes on 1/1/97. Reflects a 50% interest in Savoy's Broadcasting segment and an 82.44% interest in HSN post transaction.

(5) SKTV pro forma post transaction proportionate EBITDA includes corporate overhead of $7.50 million in 1997E, with a 4.0% growth each year thereafter.

(6) Assumes transaction closes on 1/l/97. Based on net debt as of 1/1/97 assuming $201.4 million in SKTV net debt (including $5.0 million in transaction costs each for the Savoy Merger and the SKTV-HSN Merger), less 50% interest in Broadcast facility equivalent to $65.8 million, plus $1.4 million in HSN net cash assuming conversion of convertible debentures, less 17.56% interest in HSN net cash equivalent to $0.2 million. Wasserstein Perella Co.



                                                       Wasserstein Perella & Co.
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